AS FILED WITH THE SECURITIES
                           AND EXCHANGE COMMISSION ON
                                OCTOBER 8, 1997
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement            /_/ Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         LIBERTY TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

/ / No Fee Required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: N/A

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies: N/A

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid

   _____________________________________________________________________________

/X/ Fee paid previously with preliminary materials.
   _____________________________________________________________________________

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid: $2,998
   _____________________________________________________________________________

    2) Form, Schedule or Registration No.: Initial Schedule 14A
   _____________________________________________________________________________

    3) Filing party: Liberty Technologies, Inc.
   _____________________________________________________________________________

    4) Date filed: August 1, 1997
   _____________________________________________________________________________

                           LIBERTY TECHNOLOGIES, INC.
                                 555 North Lane
                                    Lee Park
                        Conshohocken, Pennsylvania 19428
                                 (610) 834-0330

                           NOTICE AND PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 30, 1997

To the Shareholders of Liberty Technologies, Inc.:

         NOTICE IS HEREBY GIVEN THAT a Special Meeting of Shareholders of Liberty Technologies, Inc. (the "Company") will be held at the Company's offices at 555 North Lane, Lee Park, Conshohocken, Pennsylvania 19428, on Thursday, October 30, 1997 at 10:00 a.m. local time (the "Meeting"), for consideration of and action upon the following matters:

         1. The approval of the sale of the Company's nondestructive testing and evaluation services business (the "NDE Business") and the adoption of the Asset Purchase Agreement (the "Acquisition Agreement") providing for the sale of the NDE Business; and

         2. The transaction of such other business as may properly come before the Meeting and any postponement or adjournment thereof, and matters incident to the conduct of the Meeting.

         The Board of Directors has fixed the close of business on October 3, 1997 as the record date for the determination of shareholders of the Company entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof.

         If the Meeting is adjourned for one or more periods aggregating at least 15 days because of an absence of the quorum with respect to the proposed sale of the NDE Business, then those shareholders entitled to vote who are present at the adjourned Meeting in person or by proxy shall nevertheless constitute a quorum for the purpose of acting upon such proposal. In the event that there are not sufficient votes to approve the proposed sale of the NDE Business, it is expected that the Meeting will be postponed or adjourned in order to permit further solicitation of proxies by the Company.



                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ James D. Rosener
                                          -----------------------------------

                                          JAMES D. ROSENER
                                          Secretary

Conshohocken, Pennsylvania
October 9, 1997



         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN YOUR PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. RETURNING THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON ON ALL MATTERS BROUGHT BEFORE THE MEETING, BUT WILL HELP ASSURE A QUORUM IF YOU DO NOT ATTEND.

                           LIBERTY TECHNOLOGIES, INC.
                                 555 North Lane
                                    Lee Park
                        Conshohocken, Pennsylvania 19428
                                 (610) 834-0330

                                 PROXY STATEMENT
                                ----------------

                         SPECIAL MEETING OF SHAREHOLDERS
                                October 30, 1997

                                ----------------

         The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Liberty Technologies, Inc. (the "Company") for use at the Special Meeting of Shareholders to be held on October 30, 1997 at 10:00 a.m., local time, and at any postponement or adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed proxy are first being mailed to shareholders of the Company on or about October 9, 1997.

         At the Meeting, the shareholders will be asked to consider and take action on the following matters:

                  1. The approval of the sale of the Company's nondestructive testing and evaluation services business (the "NDE Business") and the adoption of the Acquisition Agreement (as defined below) providing for the sale of the NDE Business (the "Sale of the NDE Business"). The Sale of the NDE Business is intended to be made pursuant to the terms of an Asset Purchase Agreement (as it may be amended or supplemented from time to time, the "Acquisition Agreement"), dated as of July 25, 1997, among the Company, Liberty Technical Services, Inc., an indirect wholly-owned subsidiary of the Company ("LTS"), LTH Delaware, Inc., a wholly-owned subsidiary of the Company ("LTH"), General Electric Company ("GE") and GE Inspection Services, Inc., a subsidiary of GE ("GE-IS"). The Sale of the NDE Business is expected to close promptly after the shareholders of the Company approve the transaction (the "Closing"). Because there may be purchase price adjustments and indemnification claims, as described below, there is no guaranteed minimum purchase price. The initial purchase price to be paid at Closing (the "Purchase Price") for the NDE Business is $12,101,000 in cash. In addition, $1,499,000 will be deposited in an escrow account to secure, in part, the Company's indemnification obligations. If the Closing had occurred as of August 31, 1997, the Purchase Price would have been reduced by approximately $400,000 as a result of the Working Capital Adjustment (as defined herein). The actual cash payment to the Company and the payment into escrow depends on the amount of liabilities to be assumed by GE-IS, which will not be determinable until the Closing. Should the actual amount of assumed liabilities be less than $1,390,000, the initial cash purchase price will be increased by up to $139,000 and the amount placed in escrow will be reduced by the same amount due to the computation of the escrow amount. However, the sum of the cash payment and the escrow deposit will be $13.6 million, subject to adjustment, as described below. The amounts in the escrow account will be reduced to the extent of any indemnification payments by the Company, and therefore the Company's receipt of the amount in escrow is contingent. The Escrow Funds are less than the maximum liability for indemnification for which the Company could be obligated to pay to GE-IS or GE should there be any requirement for the Company to indemnify GE or GE-IS. The Purchase Price will also include assumed liabilities consisting of accounts payable, accrued expenses and accrued taxes of the NDE Business, not to exceed $1,390,000 in the aggregate. There is no minimum amount of liabilities that GE-IS is required to assume. However, if the Closing had occurred as of August 31, 1997, the amount of liabilities assumed by GE-IS would have been $1.2 million. The actual amount of assumed liabilities may differ because they will be calculated as of the closing date. In the event of any material amendment or modification in the amount or type of consideration to be received or the assets to be sold by the Company under the Acquisition Agreement that is made prior to the Meeting, the Company will furnish shareholders with written notice of the material terms thereof. Prior to the Closing, the Company will seek shareholder approval for any material amendment or modification to the Acquisition Agreement that is made after the Meeting. The cash portion of the Purchase Price to be paid at Closing is subject to adjustment by a post-Closing working capital audit (the "Working Capital Adjustment") to be conducted by representatives of GE-IS and reviewed by the Company. The portion of the Purchase Price to be held in escrow, which will equal ten percent of (i) $13.6 million plus (ii) the amount of assumed liabilities (the "Escrow Funds"), will be deposited into an escrow account (the "Escrow Account") for one year (subject to extension for claims not then settled) at PNC Bank, National Association (the "Escrow Agent") and shall be paid to GE-IS to the extent necessary to satisfy the Company's indemnification obligations under the Acquisition Agreement and any amounts remaining after the indemnity period shall be paid to the Company. While the Company does not know of any basis for any material indemnification claims, other than a possible claim, estimated to be approximately $100,000, for certain environmental and safety remediation, the total amount of the Purchase Price, as adjusted by the Working Capital Adjustment, could be required to be repaid to GE-IS should the amount of such claims equal or exceed that amount. The "Working Capital Adjustment" is a post-Closing reduction of the Purchase Price if and to the extent the closing balance sheet prepared by representatives of GE-IS (subject to review by the Company) indicates that "working capital," which is an amount equal to (a) accounts receivable, inventory and prepaid expenses minus
(b) accounts payable and accrued expenses, is less than $2.1 million. For example, if the Closing had taken place as of August 31, 1997, there would have been a Working Capital Adjustment of $0.4 million because "working capital" was approximately $1.7 million. The actual Working Capital Adjustment may differ because it will be based on a balance sheet prepared as of the Closing date but after Closing. There is no maximum Working Capital Adjustment. All or a portion of the Purchase Price may have to be repaid to GE and GE-IS post-Closing by indemnification claims by GE-IS under the Acquisition Agreement. See "Acquisition Agreement - Survival and Indemnification, Escrow Agreement." The maximum amount of indemnification obligations of the Company is the amount of the Purchase Price, including the amount held in escrow. Claims for indemnification made by GE-IS during the escrow period, which are not disputed by the Company, are to be first satisfied out of the Escrow Funds. Any disputed claims for indemnification made by GE-IS will be settled by appropriate litigation. After the one-year escrow period (subject to extension for claims not then settled), any remaining amounts in the Escrow Account, if any, will be delivered by the Escrow Agent to the Company. Shareholders will not know the final Purchase Price until after Closing, as the Working Capital Adjustment and any indemnification claims will occur post-Closing. However, the Company knows that at the Closing the amount of the cash payment will be not less than $12,101,000 and the amount to be deposited into the Escrow Account will be not greater than $1,499,000. The amount of liabilities to be assumed by GE-IS and the amount of a Working Capital Adjustment, if any, will not be known until approximately 90 to 120 days after the Closing. The Company does not have the right under the Acquisition Agreement to terminate the transaction due to any adjustments to the Purchase Price. The Company does not anticipate that any material reductions in the Purchase Price will occur as a result of the Working Capital Adjustment or indemnification claims. The Company is not aware of any potential material indemnification claims, other than a possible claim for certain environmental and safety remediation based upon an environmental and safety audit of the NDE Business conducted by GE prior to the execution of the Acquisition Agreement. The Acquisition Agreement contains a provision for a Purchase Price adjustment based on a pre-Closing audit by GE of the fixed assets of the NDE Business (the "Fixed Asset Adjustment"). GE has informed the Company that it has completed its audit and there will be no Fixed Asset Adjustment to the Purchase Price. See "Acquisition Agreement - General." The shareholders will not know at the Meeting if any of the Purchase Price will have to be repaid after the Closing due to indemnification obligations. See "APPROVAL OF THE SALE OF THE NDE BUSINESS."

                  2. The transaction of such other business as may properly come before the Meeting and any adjournment thereof, and matters incident to the conduct of the Meeting.

         The proposed Sale of the NDE Business is a complex transaction. Shareholders are urged to read this Proxy Statement in its entirety.

         In the absence of contrary instructions, properly executed proxies, received and unrevoked, will be voted by the persons named in the proxy: (i) FOR the Sale of the NDE Business and adoption of the Acquisition Agreement and (ii) in accordance with their best judgment with respect to such other business as may properly come before the Meeting and matters incident to the conduct of the Meeting.

         The Board of Directors of the Company has unanimously approved the Sale of the NDE Business and the adoption of the Acquisition Agreement and recommends that the Company's shareholders vote to approve it.

         In arriving at its conclusion that the Sale of the NDE Business is fair to, and in the best interests of, the Company and its shareholders, the Board of Directors considered the opinion of Compass Capital Advisors ("Compass Capital"), its independent financial advisor, that, as of July 24, 1997, the consideration to be received by the Company from the Sale of the NDE Business pursuant to the Acquisition Agreement was fair to the shareholders from a financial point of view. A copy of Compass Capital's opinion is attached as Appendix A to this Proxy Statement and shareholders should read this opinion in its entirety.

         The Board of Directors knows of no business that will be presented at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote the proxy in accordance with their best judgment on the matter.

         Shareholders will be asked to authorize the Company to adjourn the Meeting should a quorum not be obtained at the Meeting or adjournment thereof. If such adjournment is required, the Company will not be required to give further notice thereof.

         A shareholder may revoke his or her proxy at any time by executing and returning another proxy of a later date, by written notice to the Company (attention: Daniel G. Clare, Vice President, Finance and Chief Financial Officer of the Company) at its address above prior to the Meeting, or by attending the Meeting and voting in person.

         If the Meeting is adjourned for one or more periods aggregating at least 15 days because of an absence of the quorum with respect to the proposed Sale of the NDE Business, then those shareholders entitled to vote who are present at the adjourned Meeting in person or by proxy shall nevertheless constitute a quorum for the purpose of acting upon the proposed Sale of the NDE Business. In the event that there are not sufficient votes to approve the Sale of the NDE Business, it is expected that the Meeting will be postponed or adjourned in order to permit further solicitation of proxies by the Company.

         The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof, October 9, 1997.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                        VOTING SECURITIES OF THE COMPANY

         Only holders of record of Common Stock at the close of business on October 3, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, 5,010,339 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Meeting. Under Pennsylvania law and the By-laws of the Company, the presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the Meeting shall constitute a quorum. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting. "Broker non-votes," abstentions and withheld authority votes all count for the purposes of determining a quorum.

         An affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the Meeting is required for approval of the Sale of the NDE Business.

         Certain directors and officers of the Company who have the power to vote approximately 12% of the outstanding shares of Common Stock have indicated that they intend to vote their shares in favor of the Sale of the NDE Business.

                             SOLICITATION OF PROXIES

         The Company has retained Georgeson & Company, Inc. (the "Proxy Agent") to assist in the solicitation of proxies. The Proxy Agent will receive a fee from the Company of approximately $8,000 for its services, plus reimbursement for its out-of-pocket expenses. All additional expenses of the solicitation of proxies for the Meeting, including printing and the cost of mailing, will be borne by the Company. In addition to solicitation by mail, and the services performed by the Proxy Agent, officers and regular employees of the Company may solicit proxies from shareholders by telephone, telegram, facsimile or in person. Such persons will receive no additional compensation for such services.

                       MARKET PRICES FOR THE COMMON STOCK

         The Common Stock is listed on the Nasdaq Stock Market ("Nasdaq") under the symbol "LIBT." On July 24, 1997, the trading day immediately preceding announcement of the execution of the Acquisition Agreement, the high and low prices of the Common Stock, as indicated on Nasdaq, were $3 5/8 and $3 1/4, respectively. For additional information relating to market prices of the Common Stock, see "Item 5. Market for Registrant's Common Equity and Related Shareholder Matters" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Form 10-K/A, attached hereto as Appendix B-1 and made a part hereof.

          PRINCIPAL SHAREHOLDERS AND HOLDINGS OF OFFICERS AND DIRECTORS

         The following table sets forth the number and percentage of shares of Common Stock which, according to information supplied to the Company, are beneficially owned by: (i) each person who is the beneficial owner of more than 5% of the Common Stock and (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers as a group. Under rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of Common Stock with respect to which such person has or shares voting power or investment power. A person is also deemed to be the beneficial owner of shares of Common Stock as of a given date with respect to which such person has the right to obtain voting or investment power within 60 days of such given date, such as upon the exercise of options or warrants. Unless otherwise indicated, the information in the following table is as of October 3, 1997.

                                                                      SHARES BENEFICIALLY OWNED
NAME AND ADDRESS OF                                                  ---------------------------
BENEFICIAL OWNER(1)                                                   NUMBER             PERCENT
--------------------                                                 -------             -------
Edison Venture Fund, L.P.(2)                                         407,972               8.1%
997 Lenox Drive #3
Lawrenceville, NJ  08648

Richard J. Defieux(2)                                                422,972               8.4%
Edison Venture Fund, L.P.
997 Lenox Drive #3
Lawrenceville, NJ  08648

Atalanta Selective Fund Number Six Limited Partnership(3)            380,200               7.6%
601 Fairview Blvd.
Incline Village, NV  89450


L. Mark Newman(4)                                                    380,200                 7.6%
601 Fairview Blvd.
Incline Village, NV  89450

The Kauffman Fund, Inc.(5)                                           350,000                 7.0%
140 East 45th Street, 43rd Floor
New York, NY  10017

Robert L. Leon(6)                                                    265,743                 5.3%

R. Nim Evatt(7)                                                      269,360                 5.4%

John A. Hinds(8)                                                     16,200                    *

Daniel G. Clare(9)                                                   16,250                    *

James D. Rosener(10)                                                 12,500                    *
1235 Westlakes Drive, Suite 400
Berwyn, PA  19312

All executive officers and directors                                1,003,025                20.0%
as a group (6 persons)(11)

---------------------------
* Represents less than 1% of the outstanding shares of Common Stock.

(1) The address of Messrs. Leon, Evatt, Hinds, and Clare is c/o Liberty Technologies, Inc., 555 North Lane, Conshohocken, PA 19428.

(2) As reported in a Schedule 13G dated February 12, 1997 and filed with the Securities and Exchange Commission. Mr. Defieux is a General Partner of Edison Partners, L.P., the general partner of Edison Venture Fund, L.P. Mr. Defieux, together with the other general partners of Edison Partners, L.P., shares voting and investment power with respect to the shares owned by Edison Venture Fund, L.P. Mr. Defieux does not own any outstanding shares of Common Stock in his individual capacity and disclaims beneficial ownership of the shares held by Edison Venture Fund, L.P. except as to his proportionate partnership interest therein. The number of shares also includes, with respect to Mr. Defieux, stock options granted by the Company which are currently exercisable or exercisable within 60 days of October 3, 1997 to purchase 15,000 shares of Common Stock.

(3) As reported in a Schedule 13D dated June 26, 1997 and filed with the Securities and Exchange Commission.

(4) As reported in a Schedule 13D dated June 26, 1997 and filed with the Securities and Exchange Commission. Mr. Newman owns an approximately 70% interest in, and is the General Partner of, Atalanta Selective Fund Number Six Limited Partnership. As General Partner, Mr. Newman has or shares voting and investment power with respect to the shares held by Atalanta Selective Fund Number Six Limited Partnership.

(5) As reported in a Schedule 13G dated December 31, 1996 and filed with the Securities and Exchange Commission.

(6) Includes stock options granted by the Company which are currently exercisable or exercisable within 60 days of October 3, 1997 to purchase 63,700 shares of Common Stock.

(7) Includes stock options granted by the Company which are currently exercisable or exercisable within 60 days of October 3, 1997 to purchase 265,500 shares of Common Stock.

(8) Includes stock options granted by the Company which are currently exercisable or exercisable within 60 days of October 3, 1997 to purchase 15,000 shares of Common Stock.

(9) Includes stock options granted by the Company which are currently exercisable or exercisable within 60 days of October 3, 1997 to purchase 16,250 shares of Common Stock.

(10) Includes stock options granted by the Company which are currently exercisable or exercisable within 60 days of October 3, 1997 to purchase 12,500 shares of Common Stock.

(11) Includes the shares held of record by Edison Venture Fund, L.P., which is represented on the Board of Directors by Mr. Defieux, and stock options granted by the Company which are currently exercisable or exercisable within 60 days of October 3, 1997 to purchase 387,950 shares of Common Stock.

                    APPROVAL OF THE SALE OF THE NDE BUSINESS

Introduction

         On July 25, 1997, the Company entered into the Acquisition Agreement with GE and GE-IS to sell substantially all of the assets of the NDE Business for an initial purchase price to be paid at Closing of at least $12,101,000, subject to downward adjustment based upon the post-Closing Working Capital Adjustment plus the assumption of up to $1,390,000 in liabilities of the NDE Business consisting of accounts payable, accrued expenses and accrued taxes. Because there may be purchase price adjustments and indemnification claims, as described below, there is no guaranteed minimum purchase price. The initial cash consideration to be paid at Closing plus $1,499,000, to be deposited in escrow to secure in part the Company's indemnification obligations ("Escrow Funds") and the assumed liabilities of up to $1,390,000, as any may be adjusted, shall be referred to in the aggregate as the "Purchase Price." If the Closing had occurred as of August 31, 1997, the Purchase Price would have been reduced by approximately $400,000 as a result of the Working Capital Adjustment. Should the actual amount of assumed liabilities be less than $1,390,000, the initial cash purchase price will be increased by up to $139,000 and the amount placed in escrow will be reduced by the same amount due to the computation of the Escrow Funds. However, the sum of the initial cash payment and the Escrow Funds will be $13.6 million, subject to adjustment, as described below. The Company has also agreed to indemnify GE and GE-IS for certain liabilities in an amount not to exceed the Purchase Price (including the amount of assumed liabilities), as amended by the Working Capital Adjustment. The Escrow Funds will be deposited into the Escrow Account for up to one year (subject to extension in the case of claims made but not then resolved) at PNC Bank, National Association (the "Escrow Agent") to secure, in part, the Company's indemnification obligations under the Acquisition Agreement. The amount in the escrow account will be reduced to the extent of any indemnification payments by the Company and, therefore, the Company's receipt of the amounts in escrow is contingent. The Escrow Funds are less than the maximum liability for indemnification for which the Company could be obligated to pay to GE-IS or GE should there be any requirement for the Company to indemnify GE or GE-IS. The obligations of the Company under the Acquisition Agreement with respect to the consummation of the Sale of the NDE Business are subject to the approval by the shareholders at the Meeting, as well as other conditions summarized below. The Company expects, on a preliminary basis, that the Sale of the NDE Business will result in a gain of approximately $3.6 million for financial accounting reporting purposes.

         The "Working Capital Adjustment" is a post-Closing reduction of the Purchase Price if and to the extent the closing balance sheet of the NDE Business prepared by representatives of GE-IS and subject to review by the Company (the "Closing Balance Sheet"), indicates that "working capital", which is an amount equal to (a) accounts receivable, inventory and prepaid expenses minus (b) accounts payable and accrued expenses (whether or not such accounts payable or accrued expenses exceed the maximum amount being assumed by GE-IS), is less than $2.1 million. For example, if the Closing had taken place as of August 31, 1997, there would have been a Working Capital Adjustment of $0.4 million. The actual Working Capital Adjustment may differ because it will be based on the Closing Balance Sheet, which will be prepared as of the Closing date but after Closing. There is no maximum Working Capital Adjustment and if accounts receivable and inventory unexpectedly decreased while accounts payable and accrued expenses increased, the Working Capital Adjustment would materially affect the amount of the Purchase Price retained by the Company. In the event the Company disputes the proposed Working Capital Adjustment, an independent accounting firm selected by the Company and GE-IS will resolve the dispute.

         The Purchase Price may also have to be repaid to GE-IS post-Closing on account of indemnification claims by GE-IS under the Acquisition Agreement. The maximum amount of indemnification obligations of the Company is the amount of the Purchase Price, as adjusted by the Working Capital Adjustment. The Company is not aware of any potential material indemnification claims, other than a possible claim for certain environmental and safety remediation based upon an environmental and safety audit of the NDE Business conducted by GE prior to the execution of the Acquisition Agreement. The Company anticipates that such claim for environmental and safety remediation will be approximately $100,000 in the aggregate. The Escrow Funds are to be held to secure, in part, indemnification obligations of the Company under the Acquisition Agreement. See "Acquisition Agreement - Survival and

Indemnification, Escrow Agreement." Claims for indemnification made by GE-IS during the one-year escrow period, which are not disputed by the Company, are to be first satisfied out of the Escrow Funds. Any disputed claims for indemnification made by GE-IS will be settled by appropriate litigation. After the one-year escrow period (subject to extension in the case of claims made but not then resolved), any remaining amounts in the Escrow Account, if any, will be delivered by the Escrow Agent to the Company.

         The Acquisition Agreement contains a provision for a Purchase Price adjustment based on a pre-Closing audit by GE of the fixed assets of the NDE Business. GE has informed the Company that it has completed its audit and there will be no Fixed Asset Adjustment to the Purchase Price. See "Acquisition Agreement - General."

         Shareholders will not know the final Purchase Price until after Closing, as the Working Capital Adjustment and indemnification claims will occur post-Closing. However, the Company knows that at Closing the amount of the cash payment will be at least $12,101,000 and the amount to be deposited into the Escrow Account will be not more than $1,499,000. The amount of liabilities to be assumed by GE-IS and the amount of a Working Capital Adjustment, if any, will not be known until approximately 90 to 120 days after the Closing. The Company does not have the right under the Acquisition Agreement to terminate the transaction due to any adjustments to the Purchase Price. The Company does not anticipate that any material reductions in the Purchase Price will occur as a result of the Working Capital Adjustment or indemnification claims.

The Company, GE and GE-IS

         Description of the Company. Liberty Technologies, Inc., a Pennsylvania corporation founded in 1984, develops, manufactures, markets and sells diagnostic, condition monitoring and nondestructive evaluation systems and provides related services to customers in the worldwide power, process and industrial markets. The Company has four business segments: (1) performance and condition monitoring products and services, (2) Liberty Technical Services, consisting of the NDE Business, (3) RADView(TM) imaging systems and (4) international business development. The businesses described in clauses (1), (3) and (4) in the preceding sentence, shall sometimes hereinafter be referred to collectively as the "Products Business." For a description of the Products Business which will be retained by the Company after the completion of the Sale of the NDE Business, see "Business of the Company After the Sale."

         The NDE Business provides comprehensive nondestructive services for customers in the power, chemical, paper, petroleum and construction industries. Nondestructive evaluation services include special applications of visual inspection, ultrasonic, radiographic, dye penetrant, eddy current, and magnetic particle technologies. Special services include process safety management support, plant inspection, computerized reporting, and training in nondestructive testing. For further information on the NDE Business please see
Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Form 10-K/A No. 3, attached hereto as Appendix B-1 and made a part hereof.

         On September 17, 1997, Arthur Andersen LLP, the Company's independent public accountants, modified its report to the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 1996 and issued in connection with the Company's annual report on Form 10-K for the year ended December 31, 1996, as amended by the Form 10-K/A No. 3, which is attached to this Proxy Statement as Appendix B-1 and made a part hereof, to provide a "going concern" qualification in the report. Arthur Andersen LLP has consented to the inclusion of its report, as amended, in the Company's Form 10-K/A. Arthur Andersen indicated in its report that the Company (i) has continued to incur losses in 1997, (ii) continues to experience limitations on its ability to borrow and (iii) is in violation of certain loan covenants that gives the lender the right to accelerate the due date of the loan. Arthur Andersen concluded that these factors create a substantial doubt about the Company's ability to continue as a "going concern" and an uncertainty as to the recoverability and classification of recorded asset amounts and the amounts and classification of liabilities. Such noncompliance was reported by the Company in its quarterly report on Form 10-Q for the period ended June 30, 1997, as amended by the Form 10-Q/A No. 2, which is attached to this Proxy Statement as Appendix B-2 and made a part hereof. The Company will use proceeds from the Sale of the NDE Business to repay its bank debt in full. See "Use of Proceeds".

         Description of GE. GE is one of the largest and most diversified industrial corporations in the world. GE's businesses include, but are not limited to, aircraft engines, appliances, power systems, plastics, financial services and broadcasting. In its fiscal year ended December 31, 1996, GE had revenues of approximately $79 billion. GE is incorporated in New York, its principal executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06431, and its telephone number is (203) 373-2211.

         Description of GE-IS. GE-IS is a newly-formed subsidiary of GE. GE-IS was formed to acquire the assets of the NDE Business, and operate the NDE Business. GE-IS is incorporated in Delaware, its principal executive offices are located at 1 River Road, Schenectady, New York 12345, and its telephone number is (518) 385-1407.

         Prior Relationships. The Company has periodically sold services and products to GE and its affiliates. Such sales have been on arm's-length terms, consistent with industry practice. In 1996, the Company and its affiliates sold approximately $15,000 of products and services to GE and its affiliates. There were no sales by the Company of its products and services to GE during the six month period ended June 30, 1997. In 1993, the Company and GE entered into a five-year License Agreement under which GE has the right to use certain technology relating to the Company's VOTES(Registered) system in boiling water reactors in various geographic regions. Under said License Agreement GE paid the Company an up-front licensing fee of $100,000. Subsequently, there have been no material amounts paid under the License Agreement.

         Reasons of GE and GE-IS for the Acquisition of the NDE Business. GE has advised the Company that GE is acquiring the NDE Business to further GE's interest in expanding its field service business in the industrial market.

Background of Sale of the NDE Business

         The Company acquired the NDE Business in March 1994, with the expectation that the acquired business, consisting primarily of field service operations, would develop into a captive marketing channel for the Company's condition monitoring products and dynamic testing services using those products. Prior to the acquisition of the NDE Business, the Company's business was concentrated, virtually exclusively, in the United States nuclear power market, providing condition monitoring products and services, principally on motor-operated valves. The NDE Business was concentrated, virtually exclusively, in providing traditional non-destructive testing and evaluation services in the process, power and paper plant, and petrochemical process facility markets.

         In 1994 through 1996, the Company devoted efforts to develop and provide an array of dynamic testing services using condition monitoring products for sale to the NDE Business' traditional markets. The Company believed that demand in these markets for condition monitoring products sold by the Company would develop after customers experienced the benefits from the provision of dynamic testing services. However, despite promising inroads in testing and promoting the Company's RADView(TM) product range, and while the NDE Business has continued to be profitable, the results of the Company's efforts to build a dynamic testing business or sell condition monitoring products through the NDE Business have been unsatisfactory.

         In November 1996, in connection with its press release announcing its results of operations for the nine months ended September 30, 1996, the Company announced it would commence a review of possible strategic alternatives for all of its businesses. In December 1996, as part of that review of strategic alternatives, the Board of Directors of the Company conducted a review of each of the Company's businesses (i) to assess strategic alternatives for each such business, (ii) to identify areas of business focus to preserve financial and human resource capital available to the Company, (iii) to evaluate each business area's opportunities and threats, and (iv) to assess the financial strength and liquidity needs of the Company. That review identified the need for greater focus by management on specific product business niches and, in particular, three market areas -- (1) sale of condition monitoring products and associated services,

(2) digital radiography using RADView and (3) international power and process industries through strategic alliances. The Board concluded that even though the NDE Business was an historically profitable business segment of the Company and the remaining businesses of the Company, in the aggregate after accounting for continuing corporate overhead, have been unprofitable (see "Pro Forma Financial Statements"), the NDE Business was not effective at serving as a marketing channel for the Company's Products Business, and that the Sale of the NDE Business would generate cash to repay existing bank debt and capital which could be used in the development of the Company's Products Business. Consequently, the Board directed management to pursue a strategic buyer for the NDE Business. Moreover, in light of an unsolicited approach in October 1996 by an industry competitor (a privately held company) who expressed interest in purchasing the NDE Business, the Board believed that, if adequate price and terms could be agreed, the sale of the NDE Business could be concluded quickly so as to satisfy the Company's cash requirements.

          The industry competitor had contacted the Company on an unsolicited basis and made an offer which involved a cash component (approximately 60%) and a deferred component and certain purchase price adjustments. The initial offer contained a contingency in respect of the cash portion of the purchase price that made the actual amount of the purchase price subject to significant downward adjustment if the net asset value of the NDE Business was less than $5 million. In addition, a substantial portion of the purchase price would have been paid by a note which would have been subordinated to bank debt. Based upon the purchase price formula that was discussed, the Company believes that the actual purchase price would have been in the range of $12 million to $13 million, not including any amounts, if any, which would have been required to have been repaid for indemnification claims. Six million dollars of the purchase price would have been paid by a note subordinated to bank debt and payable at the end of five years. While the face amount of the note would have been $6 million (with an annual interest rate of 8%), the present value of the note would have been only $4.5 million, because it would have contained an original issue discount of 6% per annum. Due to the complexity, risk and contingent nature of the purchase price, the Company was unable to agree upon the definitive price, terms and timing of a potential transaction with that potential buyer. Discussions with the potential buyer terminated in February 1997. GE also contacted the Company on an unsolicited basis and discussions then ensued. Given the timing of these discussions and the initial indications that favorable cash terms could be agreed upon with GE, which ultimately agreed to pay a cash purchase price of $13.6 million, subject to adjustment, the Company elected not to pursue alternative buyers or solicit the first potential buyer. This approach was pursued to preserve the confidentiality of the discussions so as not to risk an adverse impact on the NDE Business due to employee and customer uncertainty, as the time period of the discussions was just prior to and during the NDE Business's peak business cycle. The Company has not received any other indications of interest and is not aware whether another offer of equal or greater value could have been pursued.

         During the week of April 7, 1997, Jerry A. Miller, Manager, Services Marketing of GE Nuclear Energy, called R. Nim Evatt, the President, Chief Executive Officer and Chairman of the Company, to set up a meeting with Mr. Evatt for purposes that were not identified by Mr. Miller to Mr. Evatt at that time.

         On April 16, 1997, Mr. Miller of GE met with Mr. Evatt of the Company in Philadelphia. Mr. Miller indicated that GE was interested in buying the NDE Business. Mr. Evatt told Mr. Miller that the Company would not consider selling the NDE Business to GE unless GE was prepared to pay a multiple of six or seven times earnings before interest and taxes ("EBIT") for the NDE Business. No other terms were discussed.

         On April 22, 1997, GE and the Company entered into a Confidentiality Agreement regarding certain information that would be provided by the Company to GE during the course of GE's due diligence review and agreed to negotiate exclusively with GE through August 1, 1997.

         On April 25, 1997 in Philadelphia, at Mr. Miller's request, Mr. Miller, John W. Self, Manager, Inspection Services of GE Nuclear Energy, and Darren Huxol, Manager, Financial Planning & Analysis of GE Nuclear Energy, met with Mr. Evatt and Daniel G. Clare, Vice President, Finance and Chief Financial Officer of the Company. Mr. Evatt and Mr. Clare presented and discussed the financial statements for the NDE Business for the fiscal years 1995, 1996 and the estimated results for 1997. Mr. Evatt and Mr. Clare also presented information relating to the management team, the organization and the principal customers of the NDE Business.

          No discussions took place between the parties until the next meeting on May 22, 1997.

         On May 22, 1997, at Mr. Miller's request, Mr. Miller met with Mr. Evatt in Chicago. Mr. Miller reiterated GE's interest in purchasing the NDE Business. The parties then proceeded to begin negotiating a letter of intent prepared by GE for the purchase by GE of the NDE Business.

         On May 23, 1997, GE and the Company signed a letter of intent. The letter of intent set forth certain general terms of the proposed transaction: a cash purchase price of $14 million (with 10% deposited into escrow to secure indemnification obligations of the Company), and the types of representations and warranties, covenants and conditions to closing that would be set forth in a definitive agreement. The letter of intent left for future negotiation other material terms and conditions of the transaction, provided GE with the opportunity to perform its due diligence and provided that the parties would proceed to negotiate an acquisition agreement. The initial purchase price proposal by GE was $14.0 million and was based upon certain assumptions in the earnings before interest and taxes of the NDE Business, which were computed based on pro-forma adjustments for savings in certain corporate overhead allocations, legal and accounting costs and the reduction in operating expenses due to the elimination of the position of general manager of the NDE Business.

         On June 4, 1997, at the Philadelphia offices of Arthur Andersen LLP, the Company's independent accountants, Matthew Turnbull, Manager, Financial Planning & Analysis of GE Nuclear Services, and Paul Sisson of KPMG Peat Marwick LLP, the independent accountants of GE retained to review this transaction, reviewed audit workpapers with Mr. Clare of the Company.

         On June 12, 1997, a meeting was held at GE Nuclear Energy in San Jose, California to negotiate the asset purchase agreement. Present were James D. Rosener of Pepper, Hamilton & Scheetz, LLP, counsel to the Company, Mr. Clare and Mr. Evatt of the Company, an attorney from Morgan, Lewis & Bockius LLP, counsel to GE in this transaction, Harold J. Neems, Chief Counsel of GE Nuclear Energy, Mr. Miller and Mr. Turnbull of GE. The parties discussed material terms of the asset purchase agreement: limitation of liabilities assumed by GE, purchase price adjustments based on income, intellectual property to be transferred or licensed, employee matters and conditions to closing.

         No meetings between the parties took place between June 12, 1997 and July 11, 1997. During this period, the parties and their counsel further negotiated and revised the asset purchase agreement several times. GE and its counsel reviewed due diligence materials, including customer contracts, income tax returns, financial statements and employee benefit materials. GE conducted an environmental assessment of the NDE Business locations.

         On June 20, 1997, the Company retained Compass Capital to render an opinion as to the fairness of the consideration from a financial point of view to the shareholders of the Company.

         On July 11, 1997, at the Philadelphia offices of Pepper, Hamilton & Scheetz LLP, Mr. Rosener, Mr. Evatt, Mr. Clare and Daniel Damstra of Pepper, Hamilton & Scheetz LLP, met with Mr. Miller, Mr. Neems and an attorney from Morgan, Lewis & Bockius LLP to negotiate further the asset purchase agreement. The parties discussed the accounts receivable reserve, the assignment of customer contracts, employee benefits and 401(k) plan issues, accrued vacation and severance, and a dollar-for-dollar purchase price adjustment proposed by GE in the event that working capital and fixed assets were less than $4.0 million in the aggregate. GE and the Company reviewed the initial assumptions used in determining the $14.0 million purchase price and concluded that the pro-forma savings for legal, accounting and the general manager position could not be realized and downward adjustment was appropriate. After generalized discussions on the merits of GE's positions, a downward adjustment of $400,000 to $13.6 million was agreed to by the parties.

         On July 14, 1997, Mr. Miller, James Kerbey, Manager, Settlements Finance of GE Nuclear Energy , Mr. Self and Annie Garriga of the human resources department of GE Nuclear Energy, visited LTS's offices at Charleston, South Carolina with Mr. Clare and Mr. Evatt, and met with Messrs. Tremblay, Clevenger, Leonard, Saxon and Bishop, the Accounting Manager, the Marketing Manager and the three Regional Managers of LTS, respectively. The parties discussed the financial performance by region of LTS, customers of the NDE Business, and business prospects.

         On July 17, 1997, at the Philadelphia offices of Morgan, Lewis & Bockius LLP, Mr. Evatt, Mr. Rosener, Mr. Clare and Mr. Damstra met with Mr. Miller, Mr. Kerbey and an attorney from Morgan, Lewis & Bockius LLP to negotiate aspects of the asset purchase agreement. The parties discussed customer contract assignments and the mechanics for the purchase price adjustments. The parties agreed to reduce the purchase price on a dollar-for-dollar basis if (1) the book value of the verified fixed assets were less than $1.6 million and (2) working capital was less than $2.1 million. At this meeting, the cash purchase price was agreed to be $13.6 million.

         During the week of July 21, 1997, the parties had several conference calls to negotiate the provisions of the asset purchase agreement relating to the mechanics for the purchase price adjustments and assignments of customer contracts.

         The definitive terms of the Acquisition Agreement, including the Purchase Price and mechanics for the Fixed Asset and Working Capital Adjustments, were finalized and, thereafter, the Board of Directors held a meeting on July 24, 1997 where it discussed and reviewed the terms of the Acquisition Agreement, the financial and business impact of the Sale of the NDE Business (i.e., it would enable the Company to focus on its core Products Business and strengthen the Company's balance sheet (see "Pro Forma Financial Statements"), and the presentation and opinion of Compass Capital that the consideration to be received by the Company from the Sale of the NDE Business pursuant to the Acquisition Agreement was fair to the shareholders from a financial point of view. Compass Capital presented to the Board an analysis of the stock price performance of the Company's common stock, an analysis of the imputed breakup values in relation to market price of the Company's Common Stock, an analysis of the values of selected public companies and an analysis of the valuation ratios of publicly announced acquisitions. See "Opinion of Financial Advisor." After extensive discussion and consideration of the purchase price, the terms and conditions of the Acquisition Agreement, the need for cash to repay bank debt and capital to expand its condition monitoring product and RADView businesses, and the fairness opinion of Compass Capital, the Board unanimously approved the execution and performance of the Acquisition Agreement by the Company, and recommended that the Acquisition Agreement be presented to the shareholders for their approval.

         On July 24, 1997, Mr. Evatt and Mr. Miller concluded negotiations to finalize the procedures for handling the assignment of customer contracts and, that evening, GE and the Company executed the Acquisition Agreement, dated as of July 25, 1997. On July 25, 1997, the Company issued a press release announcing the Sale of the NDE Business. On July 28, 1997, the Company filed a Current Report on Form 8-K attaching the press release.

Use of Proceeds

         Upon consummation of the Sale of the NDE Business, the Company expects to receive net proceeds of approximately $10.1 million, after estimated expenses and transaction costs of $0.3 million, amounts held in escrow of approximately $1.5 million and payments for federal and state income taxes of approximately $2.2 million. The Company intends to use the proceeds from the Sale of the NDE Business (i) to repay its outstanding bank debt of approximately $7.1 million,
(ii) to invest in the Products Business and (iii) for general corporate purposes.

The Company's Reasons for the Sale of the NDE Business; Recommendation of the Board of Directors

         The Board of Directors has determined that the Sale of the NDE Business is fair to, and in the best interests of, the Company and its shareholders, and has approved the Acquisition Agreement. Accordingly, the Board recommends that the shareholders vote to adopt the Acquisition Agreement and approve the Sale of the NDE Business. In reaching its conclusion, the Board considered the following factors:

         1. the terms and conditions of the Acquisition Agreement (including the cash purchase price) which the Board viewed as favorable in that the Company would receive a large percentage of the purchase price in cash at Closing, and that while the Acquisition Agreement did not contain any right for the Company to terminate the Acquisition Agreement due to material decreases in the Purchase Price due to the Fixed Asset Adjustment, Working Capital Adjustment and indemnity provisions, the Board, based on the historical performance of the NDE Business, did not believe there would ultimately be any material reductions to the Purchase Price. Thus, the risk of any pre-closing material downward adjustment was minimal, and in the case of the Working Capital Adjustment, material downward adjustments would be, in large measure, due to the collection of cash from accounts receivable, which the Company would be entitled to retain. In the case of indemnification claims, upon advice of management, no material claims were believed to exist and any claims would not be known until after closing when the Company would not have been able to terminate the Acquisition Agreement. The Company and GE had considerable discussions concerning the ability of the Company to terminate the Acquisition Agreement in the event the Board determined, to comply with its fiduciary duties, such termination to be in the best interest of the shareholders. GE did not wish to permit the Company to terminate the Acquisition Agreement under any circumstances. After discussion regarding both the right to terminate in the event of the receipt of a superior offer or material pre-closing negative purchase price adjustments, the Company and GE agreed to a provision allowing the Board to accept a financially superior unsolicited offer if the Company paid GE: (x) all transaction expenses incurred by GE; and (y) a $1,000,000 break-up fee;

         2. the ability to focus in the future the Company's management time, attention and capital, on growing the Company's Products Business, notably, that the Sale of the NDE Business:

               (i) provides capital to commercialize the Company's digital radiography product RADView;
               (ii) provides capital to enhance and expand the sales of the Company's condition monitoring products in the worldwide industrial market;
               (iii) provides the opportunity for potential technology or market channel niche acquisitions to complement RADView and condition monitoring; and
               (iv) provides the opportunity for further international market development and strategic alliances.

         3. the opportunity to strengthen the Company's balance sheet by paying in full the current bank line-of-credit without resorting to issuance of equity, and its attendant attractiveness as an alliance partner due to improved balance sheet;

         4. GE's ability to conclude the transaction without financing contingency or risk;

         5. GE-IS's plan to hire substantially all full-time employees of the NDE Business;

         6. management's recommendation of the Sale of the NDE Business based upon their view that the Company needed capital on a timely basis to pay off its bank debt and to expand its Products Business, that given GE's strong financial position and access to sufficient cash, GE had the ability to close the transaction without a financing contingency, the trade off between (i) the possible disruption and adverse impact on the NDE Business of soliciting other proposals, and the negative affect on the

               Company if a transaction was not completed, and (ii) the likelihood that the sale to GE would occur without material adjustment in the Purchase Price, and that Compass Capital would opine that the Sale of the NDE Business pursuant to the Acquisition Agreement is fair to the shareholders of the Company from a financial point of view; and

         7. the opinion of Compass Capital presented to the Board of Directors on July 24, 1997, to the effect that the Sale of the NDE Business is fair to the shareholders of the Company from a financial point of view. See "Opinion of Financial Advisor" below and Compass Capital's written opinion attached as Appendix A. Based on Compass Capital's opinion of the value of the NDE Business of $12.475 million, adjustments to working capital and fixed assets which are less than $1,125,000 in the aggregate (the difference between the cash component of the Purchase Price (including the Escrow Funds) of $13.6 million and the Compass Capital value of $12.475 million) would not affect Compass Capital's fairness opinion, that is, the Sale of the NDE Business would continue to be fair from a financial point of view to the current shareholders of the Company. The impact on the fairness of the Purchase Price from indemnification claims depends in large part on the nature of the claims. As a general matter, there would be a reduction of the value of the NDE Business corresponding to the amount of any indemnification claim because the value of the business was determined based on the assumption that no such claim existed. Compass Capital has indicated that indemnity claims, together with any Working Capital and Fixed Asset adjustments, of $1,125,000 or less in the aggregate would not affect its fairness opinion. While the Board discussed the fact that the actual purchase price could fall below $12.475 million due to the Fixed Asset and Working Capital Adjustments, and that the Company would have no ability to terminate the Acquisition Agreement, the Board believed, based upon management's view, that such a result was remote and unlikely to occur. Thus, while it is possible that the Working Capital Adjustment could cause the Purchase Price to be reduced, because such reduction would be offset in large part by the receipt of cash from collections of such accounts receivable, the impact on the Company was not believed to be material. In its deliberations, after determining to sell the NDE Business the Board believed that any transaction would contain similar indemnification provisions to those in the Acquisition Agreement. Thus, such indemnification provisions were not a material factor in the Board's decision to pursue the Sale of the NDE Business to GE.

         The Board did not seek alternative transactions so as not to risk an adverse impact on the NDE Business due to employee and customer uncertainty, the timely need for capital, GE's ability to conclude the transaction without a financing contingency or risk and Compass Capital's opinion as to the fairness of the transaction.

         The foregoing discussion of the factors considered by the Board is not intended to be all inclusive. In view of the variety of factors considered in connection with its evaluation of the Sale of the NDE Business, the Board did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors. The Board did not assign relative weights to these factors. Rather, the Board viewed its decision and recommendation as being based on the totality of the information presented to and considered by it. The Board, however, did consider the cash purchase price and the need for cash to repay bank debt to be of paramount importance.

         The Board recommends that the shareholders vote FOR adoption of the Acquisition Agreement and the Sale of the NDE Business.

Opinion of Financial Advisor

         Compass Capital Advisors (previously defined as "Compass Capital") has delivered a written opinion to the Board on July 24, 1997 to the effect that the Sale of the NDE Business was fair from a financial point of view to the current shareholders of the Company. No limitations were imposed by the Board upon Compass Capital with respect to the investigations made, procedures followed or otherwise in connection with Compass Capital rendering its opinion.

         The full text of Compass Capital's opinion is attached as Appendix A to this Proxy Statement. Shareholders are urged to read the opinion in its entirety for the assumptions made, matters considered and limits of the review undertaken by Compass Capital. Compass Capital's opinion is directed only to the fairness of the consideration to be received by the Company and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote such shareholder's shares of the Company's common stock regarding approval and adoption of the Sale of the NDE Business. The summary of the opinion of Compass Capital set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

         In arriving at its opinion, Compass Capital:

         1) reviewed and relied upon a draft proxy statement dated July 2, 1997 which, inter alia, describes the Sale of the NDE Business;

         2) reviewed and relied upon a draft of the Acquisition Agreement containing the terms of the Acquisition Agreement;

         3) reviewed and relied upon the Company's filings with the Securities and Exchange Commission on Forms 10-K and 10-Q for the fiscal year ended December 31, 1996 and for the period ended March 31, 1997;

         4) reviewed and relied upon internally prepared pro forma balance sheets of the NDE Business as of May 31, 1997 and as reported for and as of December 31, 1994 through 1996; internally prepared results of operations of the NDE Business for the fiscal years ended December 31, 1994 through 1996; and projected results of operations for the fiscal year ended December 31, 1997;

         5)    reviewed recent press releases issued by the Company;

         6) reviewed price and volume information relating to trading in the Company's common stock;

         7) reviewed and analyzed market trading and financial information about certain publicly-traded companies which were deemed to be engaged in businesses reasonably comparable to that of the NDE Business;

         8) reviewed publicly available information with respect to announced acquisitions of businesses reasonably comparable to the NDE Business;

         9) discussed the business and prospects of the NDE Business with the Company's senior management;

         10)   prepared a discounted cash flow analysis;

         11) was advised by management that the Sale of the NDE Business is necessary to provide for capital needs of the Company for its remaining business and to make acquisitions;

         12) undertook such other reviews and analyses as it deemed appropriate; and

         13) reviewed all of the foregoing with the Board before forming its opinion.

         In connection with its review, Compass Capital did not independently verify any of the foregoing information and relied on all such information being completed and accurate in all material respects. In addition, Compass Capital did not make an independent evaluation or appraisal of the assets of the NDE Business, nor was it furnished with any such appraisals.

         In arriving at its opinion and delivering the opinion to the Board, Compass Capital performed a variety of financial analyses, including those summarized below. The summary set forth below includes summaries of all of the material financial analyses discussed by Compass Capital with the Board, but does not purport to be a complete description of the analyses performed by Compass Capital in arriving at its opinion. Arriving at a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. In performing its analysis, Compass Capital made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. Any estimates incorporated in the analyses by Compass Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities neither purport to be appraisals nor necessarily reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. No public company utilized as a comparison is identical to the NDE Business, and none of the acquisition transactions utilized as a comparison is identical to the Sale of the NDE Business. Accordingly, an analysis of publicly traded comparable companies and comparable acquisition transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

         The following is a summary of the material financial analyses performed by Compass Capital in connection with its fairness opinion:

         Methodologies. Compass Capital reviewed price and volume information with respect to trading on Nasdaq in the Company's stock; prepared a breakup analysis; analyzed publicly available information about trading in the stock of companies prospectively comparable to the NDE Business; analyzed publicly available information about acquisitions in the Company's industry; and prepared a discounted cash flow analysis.

         The foregoing are analyses that are customarily undertaken by investment bankers in forming an opinion as to the fairness of a transaction such as the Sale of the NDE Business. The analyses and conclusions reached by Compass Capital are described below:

         Market Price Analysis. The Company's stock is traded by eight registered market makers and the monthly volume reported by such firms averages about 250,000 shares per month in 1997. Analysis of trading activity following press releases issued by the Company indicates that the market has not reacted strongly to positive Company-issued information but has reacted negatively to the two most recent press releases, in April and May of this year. Because the Company most recently reported a loss on a consolidated basis, its stock is valued by the market at book value. Based on the foregoing, Compass Capital concluded that the market was efficient in evaluating the business and prospects of the Company on a consolidated basis.

         Compass Capital calculated the imputed breakup value of the Company's stock by aggregating the purchase price for the NDE Business with the book value of the remaining assets, based on the market's pricing of the Company's stock at consolidated book value. That analysis yielded an indicated price of $4.52 per share, which represents a premium of $1.64 per share or 57% of market value. In Compass Capital's experience, this is at the high end of the range of premiums to market value paid in the acquisition of public companies.

         Comparables Analysis. Compass Capital reviewed financial and market information with respect to eight public companies (Barringer Laboratories, Inc.; Ecos Group, Inc.; ETS International, Inc.; Hawks Industries, Inc.; ICO, Inc.; Liberty Technologies, Inc.; NDE Environmental Corp.; and Tuboscope Vetco International Corp.) which were prospectively comparable to the NDE Business, including the Company. Compass Capital deemed these companies to be comparable because they all provided testing services to industry, as does the NDE Business. Compass Capital noted that the NDE Business's historical revenue growth was lower than all but one of the comparables. The NDE Business's net margin, EBITDA margin, EBIT margin, return on assets, and return on equity were within the range of those ratios for the profitable comparables. The NDE Business's ratios and the profitable comparables' range of such ratios are:

                                         NDE Business           Comparables
                                         ------------           -----------

         Net Margin                          7.7%               5.5% -8.6%
         EBITDA Margin                       15.7%              1.4% -21.9%
         EBIT Margin                         12.9%              5.9% -16.7%
         Return on Assets                    20.9%              4.6% -27.5%
         Return on Equity                    28.3%              6.4% -145.2%.

Compass Capital noted that the purchase price for the NDE Business represented imputed price to revenues, price to net income, total capital to EBITDA, and price to equity multiples (0.8x, 10.0x, 4.9x, and 2.8x, respectively) that were within the range of the profitable comparables' ratios (price to revenues: 0.4x to 2.0x; price to net income: 6.9x to 23.3x; total capital to EBITDA: 4.4x to 11.3x; price to equity: 0.8x to 4.3x). The imputed total capital to EBIT multiple (6.0x) is just below the comparable multiple for the lowest of the profitable comparables (6.8x).

         Publicly Reported Acquisitions Analysis. Compass Capital was able to obtain publicly available information about ten publicly reported acquisitions since October 1994 of businesses prospectively comparable to the NDE Business. The ten businesses which Compass Capital deemed prospectively comparable (because they provided similar services to industry or their lines of business carried SIC codes that were the same as the SIC codes listed for the Company) were: Fluid Management, Inc.; Seragen, Inc.; KCM, Inc.; PRC Environmental; Century Contractors West; Quality Analytical Labs Inc.; Bryn Awel Corp.; NORM Environmental Services; Woodworth & Company, Inc. and ConTest, Inc. The published information with respect to such acquisitions was insufficient for Compass Capital to analyze those companies' debt levels, operating margins or growth prospects. Inasmuch as those three factors are crucial in valuing a company, Compass Capital considered the published acquisitions information to be not meaningful in analyzing the Sale of the NDE Business. Nevertheless, Compass Capital noted that all but one of the six listed acquisitions for which such information was available were completed at price/revenues multiples (0.1x to 1.0x) that were lower than the imputed price/revenues multiple (0.8x) of the purchase price for the NDE Business; two of the four acquisitions for which price/earnings ratios were available were completed at a lower multiple (5.0x and 5.2x) than the imputed price/earnings multiple (10.0x) of the purchase price for the NDE Business; and three of the six acquisitions for which positive price/equity ratios were available were completed at price/equity ratios (0.1x, 1.0x and 2.1x) that were lower than the imputed price/equity ratio (2.8x) of the purchase price for the NDE Business.

         Compass Capital did not calculate values for the NDE Business using these multiples, but merely compared these multiples to the imputed NDE Business purchase price multiples. It did not give any weight to this analysis in reaching its conclusion.

         Discounted Future Cash Flow Analysis. Compass Capital reviewed with management the NDE Business's 1997 projected operating statement and whether projections for additional years were available. Compass Capital was advised that the Company was unable to project results out beyond 1997, but did not foresee the factors affecting the NDE Business to be different for the foreseeable future. Compass Capital accordingly prepared an analysis on the assumption (which is solely that of Compass Capital) that the NDE Business would be able to increase its revenues at the inflation rate of 3%, which is a higher rate of increase than its three year historical average revenue growth of 1.1%. Compass Capital also assumed that the NDE Business would be able to hold expense increases to the inflation rate. Accordingly, the NDE Business would be operating at 1997's projected earnings level increased by 3% per year for the foreseeable future. With those assumptions and a built-up capitalization rate of 15%, the calculated value of the NDE Business is $12.475 million. Assuming a revenue growth rate of 4% (which is not the rate Compass Capital assumed in forming its opinion) generates an indicated value of $13.5 million. The imputed capitalization rate of Compass Capital's forecast cash flows at the NDE Business purchase price is 14.2%.

         Compass Capital informed the Company that Compass Capital assumed in its discounted future cash flow analysis that no additional working capital would be needed to operate the NDE Business going forward. The Asset Purchase Agreement provides for a decrease in the purchase price on a dollar for dollar basis if working capital at closing is less than $2.1 million. In the event that a price adjustment is needed, Compass Capital's analysis would require a dollar for dollar deduction for additional working capital from its calculation of 1997 and possibly later years' debt free cash flows, resulting in a decrease in the calculated equity value of the NDE Business of $12.475 million. Based on Compass Capital's opinion of the value of the NDE Business of $12.475 million, adjustments to working capital and fixed assets which are less than $1,125,000 in the aggregate (the difference between the cash component of the Purchase Price of $13.6 million and the Compass Capital value of $12.475 million) would not affect Compass Capital's fairness opinion, that is, the Sale of the NDE Business would continue to be fair from a financial point of view to the current shareholders of the Company. Compass Capital has informed the Company that it might not be able to provide its fairness opinion if the ultimate consideration retained by the Company is less than $12.475 million after reductions for the Working Capital Adjustment and for indemnification obligations.

         Conclusion. In Compass Capital's opinion, its Market Price Analysis and Comparables Analysis are important in reaching its conclusion and the Discounted Future Cash Flow Analysis was the most important analysis in reaching its conclusion. Compass Capital was unable to arrive at any conclusion based on the Publicly Reported Acquisitions Analysis.

         Based on the foregoing analyses, Compass Capital concluded that the Sale of the NDE Business was fair from a financial point of view to the current shareholders of the Company.

         Compass Capital, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, employee benefit plans and valuations for corporate, estate and other purposes. Compass Capital is not affiliated with the Company and, prior to being retained by the Company to render the foregoing opinion, had never been employed by the Company. The Company retained Compass Capital based upon its reputation. Compass Capital did not recommend or set a purchase price for the NDE Business. The Company, through its negotiation with GE, set the Purchase Price for the NDE Business.

         The Company has agreed to pay Compass Capital a fee of $25,000. The Company has also agreed to reimburse Compass Capital for its reasonable out-of-pocket expenses including all reasonable fees and disbursements of counsel, and to indemnify Compass Capital and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws. The fee is payable to Compass Capital without regard to the opinion rendered by Compass Capital and whether or not the Sale of the NDE Business is consummated.

Business of the Company after the Sale of the NDE Business

         This Proxy Statement contains certain statements of a forward-looking nature relating to future events or future financial performance of the Company. Prospective and current investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, prospective and current investors should specifically consider the various factors which could cause actual results to differ from those indicated by such forward-looking statements including, without limitation, the timely development, production and acceptance of new products; changes in product/service revenue mix; continued acceptance in the market place, competition and buying patterns of customers; and the absence of a significant order backlog. Further information on the factors that could effect the Company's financial results are included in the Company's filings with the Securities and Exchange Commission.

         Introduction. After the completion of the Sale of the NDE Business, the Company will continue to operate the Products Business which, in the aggregate and after accounting for continuing corporate overhead, has been unprofitable (see "Pro Forma Financial Statements"). For the fiscal years ended December 31, 1996 and 1995, respectively, the NDE Business had operating income of approximately $2.0 million and $1.7 million, respectively. The Company reported on a consolidated basis operating losses for the fiscal years ended December 31, 1996 and 1995 of approximately $2.3 million and $3.7 million, respectively. For the six months ended June 30, 1997, the NDE Business had operating income of approximately $0.8 million. The Company reported on a consolidated basis operating income of approximately $0.2 million. Consequently, without the NDE Business, the Company's operating losses would have been greater for those years and it would have had an operating loss for such six month period. See "Pro Forma Financial Statements". If the sale of the NDE Business is completed, based on the Company's expected level of operations and capital expenditure requirements, management believes that the Company's cash, internally generated funds and ability to conclude new financing arrangements will be sufficient to meet the Company's cash requirements at least through 1998.

         The Company's Products Business, as of the date of this Proxy Statement, consists of the following business segments: (i) performance and condition monitoring products and services, including dynamic testing services,
(ii) RADView(TM) imaging systems and (iii) international business development. The following is a summary of the Products Business and is qualified in its entirety by the more complete description of the products and services currently offered set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 attached hereto as Appendix B-1 and made a part hereof.

         Performance and Condition Monitoring Products and Services. The Company's performance and condition monitoring products are designed to provide customers with the tools to prevent unplanned downtime, improve asset utilization and increase plant safety and reliability. The Company's proprietary products gather and interpret operating data of valves, engines, compressors, motors, and certain motor-driven equipment. The products utilize sensors, instruments and proprietary software that capture and log data for trending and analysis. Dynamic testing services are provided using primarily the Company's condition monitoring products and systems. These services involve the condition monitoring of, and predictive and general maintenance and repair for, plant equipment, including without limitation, valves, compressors, engines, motors and certain motor-driven equipment. The service business provides a channel for the Company's products into new markets.

         RADView(TM) Imaging Systems. RADView(TM) imaging systems involves the production and sale of the Company's RADView(TM) Digital Radiography product line and related equipment. The Company believes that RADView(TM) offers improvements over conventional and industrial radiography, providing faster, more accurate, lower cost and safer methods for acquiring and analyzing radiographic information. During 1995, the Company released the first phase, the Film Digitizer and Workstation, which converts conventional film to digital format. The second phase, Filmless Radiography, which replaces conventional film with reusable phosphor screens, was released in 1996. The Imaging Systems Division focuses on marketing to customers in the power, process and aeronautics industries. For the fiscal year ended December 31, 1996, the Company had approximately $1.5 million in revenues from the sale of RADView products, which represented a significant increase in RADView sales revenues from the previous fiscal year, which were approximately $45,000.

         International Business Development. The Company has actively sought joint venture and strategic alliance opportunities abroad. In December 1995, the Company formed a joint venture, Liberty Maintenance Predictive S.A.S. ("Liberty M.P."), with French-owned Electricite de France ("EdF"), the largest utility in the world. Through June 1997, the joint venture has contributed approximately $3.5 million in revenues to the Company. Liberty M.P. provides predictive maintenance products and related services critical to the safe, reliable operation of electric power and industrial plants in the European Union. In 1996, the Company developed several business alliances for Europe, Scandinavia, the United Kingdom, and the Far East. The Company intends to continue to establish business alliances, joint ventures and partnerships in various locations around the world where appropriate to meet its business objectives.

         Strategic Alliances. The Company has entered into agreements with, and continues to seek, strategic partners for its Products Business to support product development and the sales and marketing of diagnostic systems and services. A more complete description of strategic alliances is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, attached hereto as Appendix B-1 and made a part hereof.

         Products and Services Currently Offered. By combining advanced diagnostic technologies with comprehensive software analysis, the Company's products and services are designed to assist plant operators in various industries in preventing unplanned downtime, improve asset utilization and increase plant safety. The Company's proprietary products monitor machinery condition and performance by gathering and interpreting operating data of valves, engines, compressors, motors, and certain motor-driven equipment. In addition to product sales, the Company provides sensors, accessories, hardware and software upgrades, and offers field services and training to its customers. The Company also performs specialized diagnostic and consulting services as part of customers' periodic predictive maintenance programs.

Acquisition Agreement

         The following summary of the Acquisition Agreement is subject to, and qualified in its entirety by, the complete text of the Acquisition Agreement which is attached to this Proxy Statement as Appendix C and made a part hereof. Any capitalized terms not defined in this section shall have the meaning assigned to such term in the Acquisition Agreement.


         General. Pursuant to the Acquisition Agreement, LTS ("Seller" and together with LTH and the Company, the "Selling Parties") will sell substantially all of the assets of the NDE Business (the "Purchased Assets") to GE-IS ("Buyer" and together with GE the "Buying Parties"). In addition, as of the Closing Buyer will assume certain liabilities of the NDE Business (the "Assumed Liabilities"), including accounts payable, certain accrued expenses and accrued taxes reflected on the balance sheet as of the Closing Date (the "Closing Balance Sheet"), not to exceed $1,390,000 in the aggregate. There is no minimum amount of liabilities that GE-IS is required to assume and, thus, if there were no Assumed Liabilities there would be no change to the cash portion of the Purchase Price or the Working Capital Adjustment or obligation to indemnify GE. If the Closing had occurred on August 31, 1997, the amount of the Assumed Liabilities would have been $1.2 million, consisting of $0.3 million in accounts payable, $0.9 million in accrued expenses, and $0.0 million in accrued taxes. Buyer will assume the Assumed Liabilities at Closing, based on a preliminary estimate of the Assumed Liabilities provided by Seller to Buyer immediately prior to Closing. Such preliminary estimate will be finalized following the Closing in connection with the preparation of the Closing Balance Sheet. Should the preliminary estimate of the Assumed Liabilities differ from the Closing Balance Sheet and require an adjustment, Buyer will be deemed to have assumed as of the Closing Date the adjusted amount of Assumed Liabilities up to $1,390,000. The Working Capital Adjustment, however, will take into account the total amount of accounts payable, accrued expenses and accrued taxes on the Closing Balance Sheet, even the amount in excess of the maximum amount of Assumed Liabilities.

         The Purchased Assets include: (i) real properties owned and leased;
(ii) equipment, machinery and other tangible personal property; (iii) contracts relating to the NDE Business; (iv) customer records, sales and marketing materials; (v) governmental permits; (vi) trade secrets; (vii) intellectual property; (viii) property, personnel and accounting records; (ix) inventory; (x) accounts receivable; (xi) prepaid expenses; (xii) software; (xiii) insurance contracts and policies and (xiv) other intangible assets.

         The following assets of Seller will not be sold to GE-IS (the "Excluded Assets"): (i) cash and cash equivalents; (ii) goodwill on the Seller's balance sheet; (iii) the consideration paid to Seller under the Acquisition Agreement;
(iv) corporate minute books and stock books; (v) intellectual property relating to the Company's products; (vi) any claims and rights relating to liabilities not assumed by Buyer; (vii) the assets relating to the dynamic testing services business, including the valves and mechanical component testing services business (including the business acquired from Boggs Technical Services) and
(viii) certain non-assumed customer contracts.

         At the Closing, the Company will enter into a license agreement with Buyer whereby the Company will license to Buyer on a royalty-free basis, the right to use RADView software programs in respect of the three RADView systems owned by Seller in connection with the NDE Business.

         The total purchase price (the "Purchase Price") consists of (a) $13,600,000 in cash (the "Cash Payment") of which the Company will receive at least $12,101,000 and not more than $1,499,000 will be deposited into escrow, plus (b) the assumption as of Closing by GE-IS of accounts payable, accrued expenses and accrued taxes that would be included on a closing balance sheet of the NDE Business, in an amount not to exceed $1,390,000 in the aggregate. The actual cash payment to the Company and the payment into escrow depends on the amount of liabilities to be assumed by GE-IS, which will not be determinable until the Closing. Should the actual amount of assumed liabilities be less than $1,390,000, the initial cash purchase price will be increased by up to $139,000 and the amount placed in escrow will be reduced by the same amount due to the computation of the Escrow Funds. However, the sum of the initial cash payment and the Escrow Funds will be $13.6 million, subject to adjustment, as described below. Because there may be purchase price adjustments and indemnification claims, as described below, there is no guaranteed minimum purchase price. At the Closing, Buyer will pay to Seller the Cash Payment less an amount equal to ten percent of the Purchase Price (the "Escrow Funds"). The Escrow Funds shall be deposited in a segregated account (the "Escrow Account") of PNC Bank, National Association (the "Escrow Agent"). The Escrow Account secures the indemnification obligations of the Selling Parties under the Acquisition Agreement during the one year escrow period (subject to extension in the case of claims made but not then resolved). The amount in the Escrow Account will be reduced to the extent of any indemnification payments by the Company, and therefore the Company's receipt of the amounts in escrow is contingent. The Escrow Funds are less than the maximum liability for indemnification for which the Company could be obligated to pay to GE-IS or GE should there be any requirement for the Company to indemnify GE or GE-IS.

         The Purchase Price will be subject to reduction by the Fixed Asset Adjustment and the Working Capital Adjustment. The Company has also agreed to indemnify GE and GE-IS for certain liabilities in an amount not to exceed the adjusted Purchase Price (including the amount of assumed liabilities).

          The Acquisition Agreement contains a provision for a pre-Closing Purchase Price adjustment based on a pre-Closing audit by GE-IS of the fixed assets set forth on the May 31, 1997 balance sheet of the NDE Business (the "Fixed Asset Adjustment"). If in the course of such audit fixed assets valued at less than $1.6 million could not be accounted for, the Purchase Price would have been reduced by the book value of the fixed assets not verified up to a maximum of $1.6 million. GE has informed the Company that this audit has been completed and no Fixed Asset Adjustment is required.

          The "Working Capital Adjustment" is a post-Closing reduction of the Purchase Price if and to the extent the closing balance sheet of the NDE Business prepared by KPMG Peat Marwick LLP, the accounting firm selected by GE, and subject to review by the Company indicates that "working capital", which is an amount equal to (a) accounts receivable, inventory and prepaid expenses minus
(b) accounts payable and accrued expenses, is less than $2.1 million. For example, if the Closing had taken place as of August 31, 1997, there would have been a Working Capital Adjustment of $0.4 million because "working capital" was approximately $1.7 million. The actual Working Capital Adjustment may differ because it will be based on a balance sheet prepared as of the Closing date but after Closing. There is no maximum Working Capital Adjustment. In the event the Company disputes the proposed Working Capital Adjustment, an independent accounting firm selected by the Company and GE-IS will resolve the dispute. The Working Capital Adjustment could require a downward adjustment in the Purchase Price even if such adjustment is due, in whole or in part, to the existence of accounts payable and accrued liabilities that are in excess of the aggregate amount of Assumed Liabilities. Thus, even though GE-IS would not assume such excess accounts payable and accrued liabilities, the Purchase Price would nevertheless be reduced thereby.

         Because the Working Capital Adjustment is based on a formula of accounts receivable, inventory and prepaid expenses minus accounts payable and accrued expenses, the Working Capital Adjustment theoretically could exceed each of (i) $2.1 million, (ii) the Cash Payment, or (iii) the Cash Payment plus the Assumed Liabilities. Based on historical financial experience of the NDE Business, however, the Company believes it is highly unlikely that the Working Capital Adjustment will exceed an immaterial amount.

         The Working Capital Adjustment will be made not later than 90 days after the Closing Date unless the Company disputes the amount of the adjustment, in which case the Working Capital Adjustment will ultimately be determined during the 30 day period after such 90 day period. The Company intends to pay any Working Capital Adjustment from the Company's operating cash flow. The Escrow Funds may not be used to satisfy any Working Capital Adjustment, as the Escrow Funds are solely to be used to satisfy any indemnification obligations of the Company.

          The Purchase Price may also be reduced post-Closing by indemnification claims by GE-IS under the Acquisition Agreement. The maximum amount of indemnification obligations of the Company is the amount of the Purchase Price, as adjusted by the Fixed Asset and Working Capital adjustments. The Company is not aware of any potential material indemnification claims, other than a possible claim for various environmental and safety remediation based upon an environmental and safety audit of the NDE Business conducted by GE prior to the execution of the Acquisition Agreement. The Company anticipates that such claim for environmental and safety remediation will be approximately $100,000 in the aggregate. The Escrow Funds, which will equal ten percent of (i) $13.6 million plus (ii) the amount of assumed liabilities, are to be held to secure indemnification obligations of the Company under the Acquisition Agreement. Claims for indemnification made by GE-IS during the one-year escrow period, which are not disputed by the Company, are to be first satisfied out of the Escrow Funds. Any disputed claims for indemnification made by GE-IS will be settled by appropriate litigation. After the one-year escrow period (subject to extension in the case of claims made but not then resolved), any remaining amounts in the Escrow Account, if any, will be delivered by the Escrow Agent to the Company.

         Shareholders will not know the final Purchase Price until after Closing, as the Working Capital Adjustment and indemnification claims will be determined post-Closing. The Company does not have the right under the Acquisition Agreement to terminate the transaction due to any adjustments to the Purchase Price. The Company does not anticipate that any material reductions in the Purchase Price will occur as a result of the Working Capital Adjustment or indemnification claims.

         Closing. At the Closing, the Selling Parties will deliver the following documents: (i) the Escrow Agreement; (ii) special warranty deeds; (iii) a general bill of sale, assignment and assumption; (iv) assignments of trademarks;
(v) the RADView License Agreement; (vi) certificates of title to motor vehicles;
(vii) third party consents and assignments, including the consent of the Company's bank; and (viii) such additional instruments of conveyance and transfer as the Buyer Parties reasonably request. At the Closing, the Buying Parties will deliver the following documents: (i) the Escrow Agreement; (ii) the Closing Payment to Seller, which may be made, in part, directly to the Company's bank to repay the Company's line of credit; (iii) the Escrow Funds to the Escrow Agent and (iv) the RADView License Agreement.

         Representations and Warranties. In the Acquisition Agreement, the Selling Parties make customary representations and warranties to the Buying Parties as to: (i) corporate status; (ii) authorization; (iii) consents and approvals; (iv) businesses and subsidiaries; (v) financial statements; (vi) accounts receivable; (vii) inventory; (viii) the absence of certain changes in the NDE Business; (ix) the absence of undisclosed liabilities; (x) title to assets; absence of liens and encumbrances; (xi) contracts; (xii) the absence of litigation; (xiii) compliance with laws; (xiv) real property; (xv) intellectual property; (xvi) insurance coverage; (xvii) licenses and permits; (xviii) taxes;
(xix) previous sales and warranties; (xx) employees; (xxi) employee benefit matters; (xxii) the absence of environmental liabilities; (xxiii) customers and suppliers; (xxiv) books and records; (xxv) condition of assets; (xxvi) finders fees; (xxvii) accuracy of information; (xxviii) affiliate transactions; and
(xxix) solvency.

         The Buying Parties also make customary representations and warranties to the Selling Parties as to: (i) corporate status; (ii) authorization; (iii) consents and approvals; (iv) finders fees; and (v) accuracy of information.

         Covenants. The Acquisition Agreement provides that the Selling Parties comply with certain covenants during the period between execution of the Acquisition Agreement on July 25, 1997 and the Closing Date (the "Pre-Closing Period"), and following the closing. During the Pre-Closing Period the Company must: (i) generally cause the NDE Business to be conducted in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact the NDE Business, and to preserve relationships with customers, suppliers and others having business dealings with Seller in connection with the NDE Business; (ii) afford the Buying Parties access to its books and records; (iii) obtain certain consents to the assignment of customer contracts or enter into an alternative arrangement, including a subcontract to GE-IS or a third party to satisfy or terminate the Seller's obligations under such contracts; (iv) hold confidential all documents and information related to the NDE Business; (v) obtain general liability insurance coverage in respect of the NDE Business naming the Buying Parties as additional insureds for a period of two years after the Closing Date and (vi) cure any defects to title in respect of the real property included in the Purchased Assets. The Acquisition Agreement also prohibits the Company from soliciting or encouraging proposals from third parties to purchase the NDE Business or engage in negotiations with third parties concerning the sale of all or a material portion of the NDE Business, except to the extent required by fiduciary duties applicable to the Board.

         Non-Competition. The Acquisition Agreement provides that for a five-year period beginning on the Closing Date no Selling Party will directly or indirectly, unless acting in accordance with the written consent of the Buying Parties, engage in, own, manage, operate, finance or participate in the ownership, management, operation or financing of or permit its name to be used by or in connection with any business or enterprise engaged in the provision of nondestructive testing and evaluation services in the United States, except for
(i) the sale of the Company's current and future products and the performance of demonstrations in connection with such sales and (ii) the operation by the Company of its dynamic testing services business.

         Employee Related Matters. The Acquisition Agreement provides that Buyer will offer employment, commencing on the Closing Date, to substantially all individuals who were actively employed full-time by Seller in the conduct of the Business on the Closing Date (each, an "Employee"), at base salaries not less than the base salaries provided to such Employees by Seller on the Closing Date.

         The Acquisition Agreement provides that Buyer shall provide to each Employee hired by Buyer such benefits as Buyer deems appropriate in its sole discretion.

         Under the Acquisition Agreement, the Company will amend its 401(k) Plan effective as of the Closing Date (i) to fully vest all Employees who are hired by Buyer in their account balances thereunder; (ii) to provide that in the event of a sale of substantially all of the assets used in a trade or business, a participant will be eligible to receive a distribution of his or her plan account in connection with that disposition of assets in accordance with Internal Revenue Code Section 401(k)(10) and regulations thereunder, and the Company will permit Employees who are hired by Buyer and are eligible for a distribution to receive an immediate distribution of their account balances in its 401(k) Plan and (iii) to permit, in accordance with current administrative practice, all Employees who are hired by Buyer and who have loans under the Company's 401(k) Plan that are outstanding as of the Closing Date to continue repayment of such loans pursuant to their terms under the Company's 401(k) Plan after the Closing Date. The Acquisition Agreement further provides that Buyer will establish or provide on terms it deems appropriate a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code for eligible Employees who are hired by Buyer.

         Under the Acquisition Agreement, the Selling Parties will, jointly and severally, be responsible for any and all liabilities arising out of or relating to (i) employment of the Employees and former employees of the Selling Parties,
(ii) the termination by a Selling Party of the employment of any such Employee or former employee, and (iii) the provision of any employee benefits to any such Employee or former employee (and their beneficiaries and eligible dependents) attributable to their employment with, or their participation in any Benefit Plans or any other benefit arrangement of any kind whatsoever maintained or contributed to by, a Selling Party or any of their Affiliates. The Employees of the Seller who are hired by the Buyer will continue to be considered employed by the Seller for the purpose of being entitled to vest in options to purchase the Company's Common Stock under the Company's 1992 Stock Option Plan.

         The Acquisition Agreement provides that Seller shall provide any required notice under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss.2101 et seq. (the "Warn Act"), and any similar statute with respect to any

"plant closing" or "mass layoff" (as defined in the Warn Act) or similar event as a result of any discharges by a Selling Party of any Employees not hired by Buyer. In addition, the Acquisition Agreement provides that (i) the Selling Parties, jointly and severally, shall indemnify the Buying Parties against any liabilities incurred by a Buyer Indemnified Party (including reasonable attorneys' fees) in connection with application of the Warn Act as a result of any discharges by a Selling Party of Employees who are not hired by Buyer and
(ii) the Buying Parties, jointly and severally, shall indemnify the Selling Parties against any liabilities incurred by a Seller Indemnified Party (including reasonable attorneys' fees) in connection with application of the Warn Act as a result of any discharges after the Closing Date by a Buying Party of Employees hired by Buyer.

         Proxy Statement. The Acquisition Agreement provides that as soon as reasonably practicable after the date of the Acquisition Agreement, the Company will prepare and file with the Securities and Exchange Commission a preliminary proxy statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the purpose of soliciting shareholder approval of the Sale of the NDE Business. The Company will use commercially reasonable efforts to respond to comments by, and to cause the Proxy Statement to be approved by, the Securities and Exchange Commission.

         Under the Acquisition Agreement the Board of Directors of the Company, subject to its fiduciary duties under applicable law as advised by counsel (i)
(x) shall recommend to its shareholders the approval of the Sale of the NDE Business and (y) will not withdraw such approval, (ii) will use reasonable efforts to cause the directors and those executive officers of the Company who file reports under Section 16(a) of the Exchange Act to vote their shares of the Company held by them and entitled to vote in respect of the Sale of the NDE Business in favor of the Sale of the NDE Business, and (iii) will use their reasonable efforts to obtain such shareholders' approval of the Sale of the NDE Business at the Meeting or any adjournment thereof.

         Regulatory Compliance. The Acquisition Agreement provides that if the Purchase Price equals or exceeds $15 million, the Sale of the NDE Business will be subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

          Conditions to Closing. The obligation of the Buying Parties to consummate the Sale of the NDE Business are subject to the satisfaction or waiver of the following conditions: (i) the accuracy of the representations and warranties of the Selling Parties contained in the Acquisition Agreement on and as of the Closing Date; (ii) the performance and compliance by the Selling Parties with all agreements, covenants and other conditions required to be performed or complied with by them prior to the Closing Date; (iii) receipt by the Buying Parties of a certificate executed by an officer of each Selling Party as to the matters set forth in (i) and (ii) above; (iv) receipt by the Buying Parties of a secretary's certificate of each Selling Party certifying the articles (or certificate) of incorporation, by-laws, authorizing resolutions and incumbency and specimen signature of each representative of such Selling Party executing the Acquisition Agreement; (v) receipt by the Buying Parties of good standing certificates of each Selling Party; (vi) the absence of any judgment, decree, injunction, order or ruling (a "Court Order") issued or entered by any court or governmental authority that would be violated by the consummation of the Sale of the NDE Business or may have a material adverse effect on the NDE Business; (vii) the absence of certain litigation; (viii) the receipt by the Buying Parties of post-signing financial statements of the Selling Parties; (ix) the receipt by the Buying Parties of a satisfactory environmental report; (x) the receipt by the Buying Parties of certain third party consents to the Sale of the NDE Business, excluding consents from customers under the customer contracts; (xi) the receipt by the Buying Parties of a legal opinion of counsel to the Selling Parties, in substance and form reasonably satisfactory to the Buying Parties as to the authorization, validity and enforceability of the Acquisition Agreement, and as to such other matters to be agreed upon by the parties; (xii) the receipt of title insurance policies in form satisfactory to the Buying Parties; (xiii) the receipt by each Selling Party of requisite shareholder approval of the Sale of the NDE Business; (xiv) the receipt by the Selling Parties of a fairness opinion from Compass Capital; (xv) the absence of any material adverse affect on the NDE Business; (xvi) the termination or expiration of the waiting period under the HSR Act, if applicable; (xvii) the receipt by Selling Parties of a release and consent from the Company's bank; and (xviii) the execution and delivery by the Selling Parties of all transaction documents, including the Escrow Agreement.

         Additionally, the obligation of the Selling Parties to consummate the Sale of the NDE Business are subject to the satisfaction or waiver of the following conditions: (i) the accuracy of the representations and warranties of the Buying Parties contained in the Acquisition Agreement on and as of the Closing Date; (ii) the performance and compliance by the Buying Parties with all agreements, conditions and covenants required to be performed by them prior to the Closing Date; (iii) the absence of any Court Order issued or entered by any court or governmental authority that would be violated by the consummation of the Sale of the NDE Business; (iv) the receipt by the Company of requisite shareholder approval for the Sale of the NDE Business; (v) the receipt by the Selling Parties, of a legal opinion of counsel to the Buying Parties, in substance and form reasonably satisfactory to the Selling Parties as to the authorization, validity and enforceability of the Acquisition Agreement, and as to such other matters to be agreed upon by the parties; (vi) the receipt by the Selling Parties of a fairness opinion from Compass Capital; (vii) the termination or expiration of the waiting period under the HSR Act, if applicable and (viii) the execution and delivery of Buying Parties of all transaction documents, including the Escrow Agreement.

         Survival and Indemnification, Escrow Agreement. The representations and warranties of the parties set forth in the Acquisition Agreement will survive two years from the Closing Date, except those regarding title to the Purchased Assets, real property, litigation, compliance with laws and environmental matters, which survive indefinitely. The representations and warranties relating to taxes will survive the Closing and remain in effect until 60 days after the expiration of the applicable statute of limitations.

         The Selling Parties will indemnify the Buying Parties and their Affiliates for any damage, loss, liability or expense (including reasonable investigation and attorneys' fees) incurred or suffered by the Buying Parties arising out of any of the following events: (i) any misrepresentation or breach of warranty by any Selling Party of any representation or warranty contained in the Acquisition Agreement (see "Acquisition Agreement - Representations and Warranties") or any failure to comply with covenants contained in the Acquisition Agreement by the Selling Parties (see "Acquisition Agreement - Covenants"); (ii) any defective or improperly designed products or services sold by the Selling Parties; (iii) any tax liabilities incurred by any Buying Party relating to operations of the NDE Business prior to the sale of the NDE Business; (iv) customer contracts not assumed by Buyer; (v) the pre-Closing operation of the NDE Business; and (vi)(a) the storage, disposal or release into the environment by any person of hazardous substances at the real property owned or leased by Seller (the "Real Property"), (b) the disposal of hazardous substances from the Real Property onto other property, (c) the migrating, leaking or flowing of hazardous substances from the Real Property prior to Closing and requiring investigation, removal or remediation under environmental law, (d) the noncompliance with environmental laws in connection with the NDE Business occurring prior to Closing and (e) any presence of hazardous substances that requires abatement or correction or is subject to civil or criminal liability under environmental law, or has created a public nuisance. Specific indemnification amounts will not be determined until claims have arisen and have been resolved. Under the Acquisition Agreement, either the Selling Parties or the Buying Parties, as applicable, may make a claim for indemnification by providing written notice to the other parties. If the party from whom indemnification is sought does not contest the amount or validity of the claim it is settled for the amount of the claim. If the party from whom indemnification is sought contests the claim, then the validity and amount of the claim will be settled by appropriate litigation. The maximum aggregate indemnification obligation of the Company is the amount of the Purchase Price (consisting of the Cash Payment of $13.6 million, plus the amount of Assumed Liabilities), as adjusted by the Fixed Asset and Working Capital adjustments. The Escrow Funds secure, for the one-year escrow period (subject to extension in the case of claims made but not then resolved), any claim for indemnification by the Buying Parties.

         The Selling Parties indemnification obligations are secured by the Escrow Funds. The Parties have entered into an Escrow Agreement with the Escrow Agent governing the disposition of the Escrow Funds. The Escrow Agreement provides that promptly after the first anniversary of the Closing Date the Escrow Agent will release to the Seller the remaining Escrow Funds excluding amounts in respect of unresolved claims which will remain in the Escrow Account. The fees and expenses of the Escrow Agent will be shared by the Buying Parties and the Selling Parties. The Buying Parties and the Selling Parties will, jointly and severally, indemnify the Escrow Agent for any liabilities arising out of the performance of its obligations as Escrow Agent under the Escrow Agreement.

         The Buying Parties will indemnify the Selling Parties and their Affiliates for any damage, loss, liability or expense (including reasonable investigation and attorneys' fees) incurred or suffered by the Selling Parties arising out of any misrepresentation or breach of warranty or any failure to comply with covenants contained in the Acquisition Agreement by the Buying Parties. The Buying Parties are also required to indemnify the Selling Parties for losses arising after the Closing from the Assumed Liabilities.

         Termination Provisions. The Acquisition Agreement may be terminated at any time prior to the Closing: (i) by the mutual written consent of the Company and GE; (ii) by either the Selling Parties or the Buying Parties if the Closing has not taken place on or before November 1, 1997; provided, however, that no Party then in breach of any obligations under the Acquisition Agreement shall have the right to terminate; (iii) by either the Selling Parties or the Buying Parties if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order that permanently restrains, enjoins or otherwise prohibits the Sale of the NDE Business, and such Court Order shall have become final and nonappealable; (iv) by the Buying Parties if any of the Selling Parties shall have breached, or failed to comply with, any of its obligations under the Acquisition Agreement or any representation or warranty made by the Selling Parties shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a material adverse effect on the NDE Business or Purchased Assets; (v) by the Buying Parties in the event the Buying Parties are not satisfied with their environmental assessment of the real properties included in the NDE Business; (vi) by the Selling Parties if any of the Buying Parties shall have breached, or failed to comply with, any of its obligations under the Acquisition Agreement or any representation or warranty made by the Buying Parties shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof;
(vii) by the Buying Parties if their review of the real properties included in the Purchased Assets reveals a material adverse effect on the use and operation of the real property which is not cured by the Selling Parties and (viii) by the Selling Parties if a Selling Party receives and accepts an Acquisition Proposal from any Person if, and only to the extent that, (a) in response to a written bona fide, unsolicited Acquisition Proposal, the Board of Directors of the Company determines in good faith after consultation with its financial advisors that such Acquisition Proposal is superior than the Sale of the NDE Business to the shareholders of the Company, taking into account the ability of the person making such Acquisition Proposal to finance the transactions contemplated by such Acquisition Proposal and such person's ability to obtain any regulatory and third party approvals for the transactions contemplated by such Acquisition Proposal, and (b) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of the Company to comply with its fiduciary duties to shareholders under applicable law.

         Effect of Termination; Break-Up Fee. The Acquisition Agreement further provides that if the Acquisition Agreement is terminated by the Selling Parties or the Buying Parties as permitted thereunder and not as a result of a breach of a representation or warranty or the failure of any Party to perform its obligations thereunder, such termination shall be without liability of any Party. If a Party terminates the Acquisition Agreement as a result of a breach of a representation or warranty by the other Party or the failure of the other Party to perform its obligations thereunder, the nonbreaching Party will be entitled to reimbursement from the breaching Party for all expenses incurred by the nonbreaching Party in connection with the Acquisition Agreement as the exclusive remedy for any such breach or nonperformance. If the Acquisition Agreement is terminated and the Sale of the NDE Business is not consummated as the result of (i) the Company's failure to obtain shareholder approval of the Sale of the NDE Business, which failure results from the withdrawal by the Board of Directors of the Company of its recommendation of approval for the Sale of the NDE Business, or (ii) termination by the Selling Parties pursuant to a superior Acquisition Proposal, the Buying Parties will be entitled to reimbursement from the Selling Parties, jointly and severally, for the total amount of (x) all expenses incurred by the Buying Parties in connection with the Acquisition Agreement and (y) $1,000,000.

         Expenses. The Acquisition Agreement provides that except as otherwise provided in the Acquisition Agreement, and whether or not the transactions thereunder shall be consummated, the Buying Parties and the Selling Parties will each pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of the Acquisition Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under the Acquisition Agreement.

Interests of Certain Persons in the Sale of the NDE Business

         James D. Rosener, a member of the Board of Directors and shareholder, is a partner in the law firm of Pepper, Hamilton & Scheetz LLP which provides legal services to the Company, including legal services relating to the Sale of the NDE Business.

Shareholder Approval

         The Company is a Pennsylvania corporation and, under Pennsylvania law, a sale of all or substantially all of the Company's assets requires shareholder approval by the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the Meeting. The Sale of the NDE Business may constitute the sale of all or substantially all of the Company's assets under applicable Pennsylvania law. The Board of Directors of the Company has authorized the submission of the Sale of the NDE Business to the Company's shareholders and has resolved that the Sale of the NDE Business will be concluded only if the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, voting in person or by proxy at the Meeting, approves the Sale of the NDE Business. "Broker non-votes," abstentions and withheld authority votes all count for the purposes of determining a quorum. In the event of any material amendment or modification in the amount or type of consideration to be received or the assets to be sold by the Company under the Acquisition Agreement that is made prior to the Meeting, the Company will furnish shareholders with written notice of the material terms thereof. Prior to the Closing, the Company will seek shareholder approval for any material amendment or modification to the Acquisition Agreement that is made after the Meeting.

Rights of Dissenting Shareholders

         Dissenters' rights of appraisal will not be available under Pennsylvania law in connection with the Sale of the NDE Business.

Accounting Treatment

         The Sale of the NDE Business will be considered a taxable sale of assets by the Company. The Company believes that it will realize a gain on the Sale of the NDE Business of approximately $3.6 million for financial accounting reporting purposes.

Federal Income Tax Consequences

         General. The following discussion is a general summary of the federal income tax consequences that will result from the Sale of the NDE Business. This summary does not discuss state or local taxation, or all aspects of federal taxation that may be relevant to the Sale of the NDE Business and is not intended as tax advice.

         Consequences to the Company. The sale will be a taxable disposition for federal income tax purposes. It is expected that a gain will be realized for federal income tax purposes. It is further expected that the Sale of the NDE Business will result in a federal income tax payment of approximately $1.7 million.

         Consequences to Shareholders. The Sale of the NDE Business will not result in any independent federal income tax consequences to the shareholders of the Company.

Regulatory Compliance

         No federal or state regulatory approvals will be required to consummate the Sale of the NDE Business.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables set forth certain selected financial data for the Company. The historical data for the five years ended December 31, 1996 are derived from the Company's audited consolidated financial statements. The historical financial data for the six months ended June 30, 1997 and 1996 are derived from unaudited financial statements and are not necessarily indicative of the results of the remainder of the year or any future period. These tables should be read in conjunction with the financial statements and other information included in this document (see Appendix B-1 and Appendix B-2, each of which is attached hereto and made a part hereof) and the pro forma financial statements included elsewhere herein (see PRO FORMA FINANCIAL STATEMENTS). All amounts are in thousands, except earnings per share.


Historical Statement of Operations Data: (1)

                                                   Six Months Ended
                                                        June 30,                               Year Ended December 31
                                                 ----------------------    ---------------------------------------------------------
                                                   1997         1996         1996         1995        1994         1993       1992
                                                 --------     --------     --------     --------     -------     --------   --------
Revenues
    Product ..................................   $  7,563     $  5,944     $  12,456    $ 12,474    $  9,049     $ 12,397   $ 12,685
    Service ..................................     13,122       12,408        23,125      26,645      18,682        6,161      1,037
                                                 --------     --------     ---------    --------    --------     --------   --------
                                                   20,685       18,352        35,581      39,119      27,731       18,558     13,722
                                                 --------     --------     ---------    --------    --------     --------   --------
Income (loss) before extraordinary item and
   change in accounting principle ............        (20)         (22)       (2,572)     (2,642)       (104)       2,409      1,214

Extraordinary item and accounting change .....         --           --            --         --          --           100         34
                                                 --------     --------     ---------    --------    --------     --------   --------
Net income (loss) ............................   $    (20)    $    (22)    $  (2,572)   $ (2,642)   $   (104)    $  2,509   $  1,248
                                                 --------     --------     ---------    --------    --------     --------   --------

Net income (loss) per share:
   Before extraordinary item and accounting
      change .................................   $    .00     $    .00     $    (.52)   $   (.53)   $   (.02)    $   0.52   $   0.34
   Extraordinary item/accounting change ......        --           --            --          --          --          0.02       0.01
                                                 --------     --------     ---------    --------    --------     --------   --------
                                                 $    .00     $    .00     $    (.52)   $   (.53)   $   (.02)    $   0.54   $   0.35
                                                 ========     ========     =========    ========    ========     ========   ========

Pro Forma Statement of Operations Data: (2)

                                                Six Months     Year Ended
                                               Ended June 30,  December 31,
                                                   1997           1996
                                                 --------       --------
Revenues
    Product ..................................   $  7,563       $ 12,456
    Service ..................................      4,390          5,090
                                                 --------       --------
                                                   11,953         17,546
                                                 --------       --------

Net loss .....................................   $   (572)      $ (4,313)
                                                 --------        --------
Net loss per share: ..........................   $   (.11)      $   (.87)
                                                 ========        ========


                                                      June 30, 1997                                December 31,
                                                ------------------------    --------------------------------------------------------
                                                 Pro Forma    Historical      1996       1995         1994       1993         1992
                                                ------------  ----------    --------   --------     --------   --------     --------

Total assets .................................   $  20,737     $ 26,072     $ 25,017    $ 23,803    $ 24,403    $ 19,875    $ 7,160

Long-term debt ...............................         197          197          217         259         315         188        327

Working capital ..............................      11,785        3,353        2,828       5,773       6,967      15,226      3,046

Shareholders' equity (deficit) ...............      17,517       13,957       13,973      16,410      18,954      17,502       (153)

Book value per share .........................   $    3.50     $   2.79      $  2.81     $  3.32     $  3.90     $  3.77    $ (0.04)

------------------------

(1) See Note 2 to the  Consolidated  Financial  Statements in the Company's
    Form 10-K for the year ended December 31, 1996 for information regarding the acquisitions of Beta Monitors and Controls, Ltd. on August 12, 1994, Industrial NDT Company, Inc. on March 28, 1994 and Boggs Technical Services, Inc. in 1993.
(2) The unaudited pro forma statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 and the balance sheet as of June 30, 1997 are presented to give the effect of the Sale of the NDE Business.

                         PRO FORMA FINANCIAL STATEMENTS

         The following unaudited Pro Forma Balance Sheet as of June 30, 1997, and the Pro Forma Statements of Operations for the period ended June 30, 1997 and the year ended December 31, 1996, are presented to give effect to the Sale of the NDE Business.

         Historical financial data used to prepare the pro forma financial statements were derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by the Form 10-K/A No. 3, which is attached to this Proxy Statement as Appendix B-1 and made a part hereof, and the unaudited consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the periods ended June 30, 1997, as amended by the Form 10-Q/A No. 2, and March 31, 1997, respectively, which are attached to this Proxy Statement as Appendix B-2 and made a part hereof. These pro forma financial statements should be read in conjunction with such historical financial statements.

         The pro forma adjustments reflected herein are based on available information and certain assumptions that the Company's management believes are reasonable. Pro forma adjustments made in the Pro Forma Balance Sheet assume that the Sale of the NDE Business was consummated on June 30, 1997, and do not reflect the impact of the NDE Business' operating results or changes in balance sheet amounts subsequent to June 30, 1997. The pro forma adjustments to the Pro Forma Statements of Operations assume that the Sale of the NDE Business was consummated on January 1, 1996.

         The Pro Forma Balance Sheet and Pro Forma Statements of Operations are based on assumptions and approximations and, therefore, do not reflect in precise numerical terms the impact of the transaction on the historical financial statements. In addition, such pro forma financial statements should not be used as a basis for forecasting the future operations of the Company.

                   LIBERTY TECHNOLOGIES INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                           (IN THOUSANDS, UNAUDITED)

                                                        Less NDE net      Plus other
                                        Historical      assets sold       adjustments       Pro Forma
                                        ----------      ------------      -----------       ---------
Assets:
  Cash and cash equivalents ..........   $   506          $   --           $2,472 (A)        $ 2,978
  Accounts receivable, net ...........     9,455           4,145               --              5,310
  Inventories ........................     3,746              93               --              3,653
  Deferred income taxes ..............       327              --               --                327
  Prepaid income taxes ...............       263              --               --                263
  Escrow receivable ..................        --              --            1,400              1,400
  Prepaid expenses and other .........       974              98               --                876
                                         -------          ------           ------            -------
    Total current assets .............    15,271           4,336            3,872             14,807
                                         -------          ------           ------            -------
  Property and equipment, net ........     4,261           2,083               --              2,178
  Goodwill, net ......................     4,800              --           (2,622)(B)          2,178
  Deferred income taxes, net .........       367              --             (166)(C)            201
  Minority Interest ..................        50                                                  50
  Other assets .......................     1,323              --               --              1,323
                                         -------          ------           ------            -------
                                         $26,072           6,419            1,084            $20,737
                                         =======          ======           ======            =======
Liabilities and Shareholders' Equity:
  Line of credit ....................   $ 7,145              --           (7,145)(D)             --
  Current maturities of long term
    debt..............................        58              --               --                 58
  Book overdraft .....................       247              --               --                247
  Accounts payable ...................     2,901             798               --              2,103
  Accrued compensation and benefits ..     1,118             822               --                296
  Unearned revenue ...................        50              --               --                 50
  Income taxes payable ...............        --              46               --                (46)
  Other accrued expenses .............       399              85               --                314
                                         -------          ------           ------            -------
    Total current liabilities ........    11,918           1,751           (7,145)             3,022
                                         -------          ------           ------            -------
  Long Term Debt .....................       197              --               --                197
                                         -------          ------           ------            -------
  Minority interest ..................        --              --               --                 --
                                         -------          ------           ------            -------
  Capital stock ......................        50              --               --                 50
  Additional paid-in capital .........    17,222              --               --             17,222
  Accumulated deficit ................    (3,198)             --            3,560 (E)            362
  Treasury Stock .....................       (94)             --               --                (94)
  Cumulative translation adjustment ..       (23)             --               --                (23)
                                         -------          ------           ------            -------
    Total shareholders' equity .......    13,957              --            3,560             17,517
                                         -------          ------           ------            -------
                                         $26,072                                             $20,737
                                         =======                                             =======

         The accompanying notes are an integral part of this statement.

                   LIBERTY TECHNOLOGIES INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                  (UNAUDITED)

                                                                          Plus other
                                            Historical       Less NDE     adjustments      Pro Forma
                                            ----------       --------     -----------      ---------
Revenues:
  Product ................................   $ 7,563          $   --          $ --          $ 7,563
  Service ................................    13,122           8,732            --            4,390
                                             -------          ------          ----          -------
                                              20,685           8,732            --           11,953
                                             -------          ------          ----          -------
Cost of Revenues:
  Product ................................     2,815               0            --            2,815
  Service ................................     8,450           5,591            --            2,859
                                             -------          ------          ----          -------
                                              11,265           5,591            --            5,674
                                             -------          ------          ----          -------
  Gross profit ...........................     9,420           3,141            --            6,279
                                             -------          ------          ----          -------
Operating Expenses:
  Engineering and product development ....     2,285               0            --            2,285
  Selling, general and administrative ....     6,962           2,292            --            4,670
                                             -------          ------          ----          -------
                                               9,247           2,292            --            6,955
                                             -------          ------          ----          -------
  Operating income (loss) ................       173             849            --             (677)
Interest income (expense), net ...........      (298)             20           318(F)            --
                                             -------          ------          ----          -------
  Income (loss) before taxes and
    minority interest ....................      (125)            869           318             (677)
Income tax ...............................        --              --            --               --
                                             -------          ------          ----          -------
  Income (loss) before minority interest..      (125)            869           318             (677)
Minority interest loss of joint venture...       105              --            --              105
                                             -------          ------          ----          -------
Net income (loss) ........................   $   (20)         $  869           318          $  (572)
                                             =======          ======          ====          =======
Net loss per share .......................   $  0.00                                        $ (0.11)
                                             =======                                        =======
Shares used in computing loss per share ..     5,000                                          5,000
                                             =======                                        =======

         The accompanying notes are an integral part of this statement.

                   LIBERTY TECHNOLOGIES INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                  (UNAUDITED)

                                                                          Plus other
                                            Historical       Less NDE     adjustments      Pro Forma
                                            ----------       --------     -----------      ---------
Revenues:
  Product ................................   $12,456         $    --          $ --          $12,456
  Service ................................    23,125          18,035            --            5,091
                                             -------         -------          ----          -------
                                              35,581          18,035            --           17,546
                                             -------         -------          ----          -------
Cost of Revenues:
  Product ................................     4,243              --            --            4,243
  Service ................................    15,255          11,014            --            4,241
                                             -------         -------          ----          -------
                                              19,498          11,014            --            8,484
                                             -------         -------          ----          -------
  Gross profit ...........................    16,083           7,021            --            9,062
                                             -------         -------          ----          -------
Operating Expenses:
  Engineering and product development ....     4,656              --            --            4,656
  Selling, general and administrative ....    13,736           4,997            --            8,739
                                             -------         -------          ----          -------
                                              18,392           4,997            --           13,396
                                             -------         -------          ----          -------
  Operating income (loss) ................    (2,309)          2,024             0           (4,333)
Interest income (expense), net ...........      (226)            (23)          203(F)            --
                                             -------         -------          ----          -------
  Net income (loss) before tax ...........    (2,535)          2,001           203           (4,333)
Income tax ...............................        87              57            --               30
                                             -------         -------          ----          -------
  Income (loss) before minority interest..    (2,622)          1,944           203           (4,363)
Minority interest loss of joint venture...        50              --            --               50
                                             -------         -------          ----          -------
Net income (loss) ........................   $(2,572)        $ 1,944          $203          $(4,313)
                                             =======         =======          ====          =======
Net loss per share .......................   $ (0.52)                                       $ (0.87)
                                             =======                                        =======
Shares used in computing loss per share ..     4,970                                          4,970
                                             =======                                        =======

         The accompanying notes are an integral part of this statement.

                       LIBERTY TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   HISTORICAL:
         The historical balances represent the financial position as of June 30, 1997 and the results of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 as reported in the historical consolidated financial statements of Liberty Technologies, Inc. (the Company), included elsewhere in this Proxy Solicitation by reference to Liberty Technologies, Inc. Form 10-K for the year ended December 31, 1996 and Form 10-Q for the quarter ended June 30, 1997.

2.    SALE OF THE ASSETS OF THE NON-DESTRUCTIVE EVALUATION SERVICES BUSINESS:

         The Company has sold, subject to shareholder approval, substantially all of the net assets of its NDE business. The Company acquired the Non-Destructive Evaluation Services Business (NDE Business) on March 28, 1994. The sale will be accounted for as a taxable sale of assets.

         The amount to be deposited in the escrow account at the date of sale is calculated at 10% of the purchase price plus the liabilities assumed by the Buyer. The Buyer may make claims against the escrow account for (1) breach of representations or warranties made by the Company, (2) default by the Company in respect to the agreement of sale, (3) certain product and service warranties,
(4) certain taxes, (5) liabilities arising from the performance of customer contracts that have not been assumed, (6) excess operating liabilities paid for by the Buyer that relate to operations of the business prior to the closing date and (7) certain environmental liabilities. The unused escrow will be returned to the Company one year after the closing date. For accounting purposes, the full amount of the escrow will be reserved at the time of closing. The Company will periodically review the need for the reserve and adjust it accordingly.

         The following pro forma adjustments for the Sale of the NDE Business are reflected as of June 30, 1997 in the case of the pro forma consolidated balance sheet, or as of January 1, 1997 or January 1, 1996, respectively, in the case of the pro forma consolidated statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996:

         (A) Net cash proceeds to be received in connection with the Sale of the NDE Business, including transaction costs, is estimated at $2,472,000 and is calculated as follows:


                   Gross proceeds from sale                             $ 13,600,000
                   Less - Amounts held in escrow                          (1,500,000)
                           Estimated State and Federal tax payments       (2,183,000)
                           Estimated expenses related to sale               (300,000)
                                                                        ------------
                   Net proceeds                                            9,617,000
                   Less - Line of credit payments                         (7,145,000)
                                                                        ------------
                   Net increase in cash                                 $  2,472,000
                                                                        ============


         (B) Write off of net goodwill related to acquisition of Industrial NDT Company.

         (C) Deferred taxes used to offset federal taxes related to sale.

         (D) Proceeds used to pay down line of credit.

         (E) Net change in retained earnings is calculated as follows:

                    Gross proceeds from sale                            $ 13,600,000
                    Less - Estimated expenses related to sale               (300,000)
                                                                        ------------
                    Proceeds net of expenses                              13,300,000
                    Less - NDE net assets sold                            (7,291,000)
                            Contingency reserve held in escrow              (100,000)
                            Estimated State and Federal taxes             (2,349,000)
                                                                        ------------
                    Net book gain on sale of NDE net assets             $  3,560,000
                                                                        ============


         (F) Elimination of interest expense contributed by borrowings under the bank line of credit.

                             INDEPENDENT ACCOUNTANTS

         Arthur Andersen LLP have been the Company's auditors since 1992. Representatives of Arthur Andersen LLP will attend the Meeting where they will be available to respond to appropriate shareholder questions and have the opportunity to make a statement if they so desire.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals submitted for presentation at the next Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive offices in Conshohocken, Pennsylvania on or before December 29, 1997.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and in accordance thereof files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or obtained by mail from the Public Reference Section of the Commission, at prescribed rates. Additionally, such reports, proxy statements and other information are publicly available through the Commission's site on the World Wide Web, located at http://www.sec.gov.


                                 OTHER BUSINESS

         The Company knows of no other matter to be presented at the Meeting. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy with respect to such matters in accordance with their best judgment.


                                         BY ORDER OF THE BOARD OF DIRECTORS,

                                         /s/ James D. Rosener
                                         ------------------------------------

                                         JAMES D. ROSENER
                                         Secretary

Conshohocken, Pennsylvania
October 9, 1997

                                                                      Appendix A


                            COMPASS CAPITAL ADVISORS
                       259 Radnor-Chester Road, Suite 220
                              Radnor, PA 19087-5289
                               Phone: 610-293-0210
                                Fax: 610-293-0211



                                                              July 24, 1997


Board of Directors
Liberty Technologies, Inc.
555 North Lane
Conshohocken, PA  19428

Members of the Board:

     You have asked CCA to render its opinion as to the fairness from a financial point of view to the current shareholders of Liberty Technologies, Inc. (the "Company") on the sale of the assets of the Company's Liberty Technical Services business segment (the "Business") to General Electric Company for a cash consideration of $13.6 million (the "Transaction").

     Compass Capital Advisors ("CCA"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, employee benefit plans, and valuations for corporate, estate, and other purposes. Neither CCA nor any of its officers or employees has any interest in the Company or in the assets which are the subject of this opinion, and all of such persons are otherwise independent with respect to the Transaction.

     In arriving at its opinion, CCA:

     1) reviewed and relied upon a draft proxy statement dated July 2, 1997 which, inter alia, describes the Transaction;

     2) reviewed and relied upon the Company's filings with the Securities and Exchange Commission on Forms 10-K and 10-Q for the fiscal year ended December 31, 1996 and for the period ended March 31, 1997;

Board of Directors
July 24, 1997
Page 2


     3) reviewed and relied upon internally prepared pro forma balance sheets of the Business as of May 31, 1997 and as reported for as of December 31, 1994 through 1996; internally prepared results of operations of the Business for the fiscal years ended December 31, 1994 through 1996; and projected results of operations for the fiscal year ended December 31, 1997;

     4) reviewed press releases issued by the Company between August, 1996 and the date hereof;

     5) reviewed price and volume information relating to trading in the Company's common stock between June 1996 and July 12, 1997;

     6) reviewed and analyzed market trading and financial information about certain publicly-traded companies which we deemed to be engaged in businesses reasonably comparable to that of the Business;

     7) reviewed publicly available information with respect to announced acquisitions of businesses reasonably comparable to the Business;

     8) discussed the business and prospects of the Business with the Company's senior management;

     9)   prepared a discounted cash flow analysis;

     10) was advised by management that the Transaction is necessary to provide for capital needs of the Company for its remaining business and to make acquisitions;

     11)  undertook such other reviews and analyses as it deemed appropriate;
          and

     12) reviewed all of the foregoing with the Board of Directors before forming its opinion.

     In arriving at its opinion, CCA has not independently verified any of the information it reviewed and its opinion is given in reliance on the accuracy and completeness of the information furnished to CCA. CCA has not made an independent evaluation or appraisal of the assets of the Business, nor has CCA been furnished with any independent appraisals thereof. Should any of the information provided to CCA be inaccurate or incomplete in any material respect, its opinion may change.

Board of Directors
July 24, 1997
Page 3


     This opinion does not address the relative merits of the Transaction and any other transactions or business strategies that may have been discussed by the Company's Board of Directors as alternatives to the Transaction or the decision of the Board of Directors to proceed with the Transaction. CCA's opinion has been prepared for the use of the Company's Board of Directors in its consideration of the Transaction and may not be reproduced, summarized, described, or referred to or given to any person or otherwise made public without CCA's prior written consent, except for inclusion in full in any filings or disclosures made by the Company under applicable securities laws.

     Based upon and subject to the foregoing, it is CCA's opinion that, as of the date hereof, the Transaction is fair, from a financial point of view, to the current shareholders of the Company.

                                             COMPASS CAPITAL ADVISORS



                                             By:  /s/ Gabriel F. Nagy
                                                  -----------------------------
                                                      Gabriel F. Nagy
                                                      Principal

                                                                    APPENDIX B-1

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                           FORM 10-K/A Amendment No. 3



(Mark One)

[X] Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 [Fee Required] for the fiscal year ended December 31, 1996

                                       or

[ ] Transition Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 [No Fee Required] for the transition period from ______ to _____________


                         Commission file number 1-11729



                           LIBERTY TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Pennsylvania                                23-2295708
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

       555 North Lane, Lee Park                            19428
      Conshohocken, Pennsylvania                         (Zip Code)
(Address of principal executive offices)

                                 (610) 834-0330
                         (Registrant's telephone number,
                              including area code)
        Securities registered pursuant to Section 12(b) of the Act: None
           Securities registered pursuant to Section 12(g) of the Act:
                     Common Stock, par value $0.01 per share

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. YES __X__      NO _____

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

     As of April 7, 1997, the aggregate market value of voting stock held by non-affiliates of the registrant based on the last sales price as reported by the NASDAQ National Market was $14,997,348 (4,999,116 shares outstanding at a closing price of $3.00 per share).

     As of April 7, 1997, the registrant had 4,999,116 shares of Common Stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE:

     The registrant's Proxy Statement for the Annual Meeting of Shareholders on June 10, 1997 is incorporated by reference in Part III of this Form 10-K to the extent stated herein.

================================================================================



                               Page 1 of 455 Pages
                            Exhibit Index at Page 54

                               INDEX TO FORM 10-K
                           LIBERTY TECHNOLOGIES, INC.

                                                                         Page
                                                                      References

PART I

ITEM 1.   BUSINESS ......................................................     3

ITEM 2.   PROPERTIES.....................................................    17

ITEM 3.   LEGAL PROCEEDINGS..............................................    17

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS............    17

PART II
ITEM 5.   MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
          SHAREHOLDER MATTERS............................................    18

ITEM 6.   SELECTED CONSOLIDATED FINANCIAL DATA...........................    19

ITEM 7.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
          AND RESULTS OF OPERATIONS......................................    20

ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA....................    26

ITEM 9.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE............................    26


PART III
ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.............    27

ITEM 11.  EXECUTIVE COMPENSATION.........................................    28

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.    31

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................    31

PART IV
ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND
          REPORTS ON FORM 8-K............................................    32

                                     PART I

ITEM 1. BUSINESS

     Liberty Technologies, Inc. ("Liberty" or the "Company"), founded in 1984, develops, manufactures, markets and sells diagnostic, condition monitoring and nondestructive evaluation systems and provides related services to customers in the worldwide power, process and industrial markets. Liberty's products and services are designed to reduce operating and maintenance costs and increase efficiency, reliability and safety of plant operation. The Company has established certain strategic technical and commercial alliances to advance its business objectives. The Company believes that its focused long-term strategies, and substantial portfolio of products, services and technology provide the foundation from which it may achieve its goals and objectives.

     Liberty has four key business segments to support its mission: (1) performance and condition monitoring products, (2) Liberty Technical Services,
(3) RADView(TM) imaging systems and (4) international business development.

     Liberty's performance and condition monitoring products provide customers with the tools to prevent unplanned downtime, improve asset utilization and increase plant safety. Liberty's proprietary products gather and interpret operating data of valves, turbines, engines, compressors, motors, and certain motor-driven equipment. The products utilize sensors, instruments and proprietary software that capture and log data for trending and analysis.

     Liberty Technical Services provides comprehensive nondestructive and dynamic testing services for customers in the power, chemical, paper, petroleum and construction industries. Dynamic testing services are provided for many plant components, including valves, compressors, turbines, engines, motors and motor-driven equipment. Nondestructive evaluation services include special applications of visual inspection, ultrasonic, radiographic, dye penetrant, eddy current, and magnetic particle technologies. Special services include process safety management support, plant inspection, computerized reporting, and training in nondestructive testing.

     RADView imaging systems concentrates exclusively on the production and sale of the Company's RADView Digital Radiography product line. The Company believes that RADView represents the future of industrial radiography and that its technology offers significant advancements beyond the scope of conventional industrial radiography, enabling faster, more accurate, lower cost and safer methods for acquiring and analyzing radiographic information. During 1995, Liberty released the first phase, the Film Digitizer and Workstation, which converts existing radiographic film to a digital format. The second phase, Filmless Radiography, which replaces conventional film with reusable phosphor screens, was released in 1996. The Imaging Systems Division focuses on marketing to customers in the power, process and aerospace industries.

     In December 1995, the Company formed a joint venture company, Liberty Maintenance Predictive, S.A.S. ("Liberty M.P."), with French-owned Electricite de France ("EdF"), the largest utility in the world. Liberty M.P. provides predictive maintenance products and related services critical to the safe, reliable operation of electric power and industrial plants in the European Union. In 1996, Liberty developed several business alliances for Europe, Scandinavia, the United Kingdom, and the Far East. Liberty intends to continue to establish business alliances, joint ventures and partnerships in various locations around the world where appropriate to meet its business objectives.

Market Overview

     The Company believes that increased demands for improved productivity, reliability, safety and environmental compliance in various process industries will continue to lead to a growing market for diagnostic products and services specifically designed for predictive maintenance. The Company also believes that the international nuclear power and process markets will develop using the Company's diagnostic products.

     Increasing regulatory requirements, operation and maintenance costs, and global competition have led to intensified efforts by companies to improve the productivity, reliability and safety of their production facilities. Unplanned production shutdowns can have particularly severe economic consequences in process industries, which are characterized by continuous facility operation. In addition, concern about environmental damage and worker health is increasing attention to the safety of industrial plants where dangerous accidents can occur if critical or safety-related equipment fails to perform according to design.

     Maintenance practices have evolved from reactive to preventive and more recently, to predictive maintenance. Previously, repairs or refurbishments were reactive, typically in response to plant equipment failure. This approach gave way to preventive maintenance where components were serviced on a scheduled basis. While this approach offered some improvements, it often resulted in the rebuilding of good components while problem components remained. New management practices focus on monitoring the condition of equipment through inspection and predictive maintenance in order to minimize downtime, reduce maintenance costs and improve asset utilization. An important element of these efforts is the diagnostic testing of critical production and safety-related equipment such as valves, turbines, motors, engines, motor-driven systems, and compressors. These practices require more accurate and cost-effective technologies, systems and procedures, such as those offered by the Company to predict, detect and avoid problems with critical equipment before failures lead to costly plant outages or hazardous situations.

     Concern for reliability and safety in the U.S. nuclear power industry prohibits capacity expansion and therefore requires utilities to make significant capital investments to maintain existing plants. In addition, U.S. regulatory requirements have increased over time, particularly with respect to safety-related equipment, where diagnostic testing is used to verify equipment operability. Presently, international requirements for the testing of safety-related equipment are generally less stringent than in the United States. The Company believes, however, that increasing corporate, government and public pressure to maintain high levels of reliability and safety in the approximately 300 nuclear power plants located outside the United States will lead to increased diagnostic testing for these plants as well. The Company believes that similar concerns in various other process industries are leading operators to commit resources to ensure the reliable and safe operation of their facilities, and that the purchase and use of diagnostic testing systems will be driven by increased awareness of the cost effectiveness of predictive maintenance practices.

     The demands for productivity, reliability, and compliance have expanded the market for non-destructive testing evaluation equipment and services (NDE). In turn, the NDE industry is demanding more advanced and efficient equipment. One emerging trend is the replacement of film-based radiography with filmless radiography. Filmless radiography utilizes non-hazardous, reusable phosphor screens to more efficiently capture and store images in a digital format which allows images to be transmitted for viewing around the world while eliminating hazardous waste disposal issues. The trend towards filmless radiography is expected to accelerate as industries continue to move to paperless documentation systems. Target areas where radiography is practiced are the aerospace, power, process, defense, automotive, electrical and electronics, forging and casting industries.

     The trend towards outsourcing in many industries creates demand for subcontracting much of the NDE work to service companies. These service companies, such as Liberty Technical Services, have the specialized knowledge and access to labor which enables them to efficiently perform this work. Inspections of fixed assets in process plants are performed on a routine basis to prevent equipment failure and to ensure compliance with safety and environmental regulations.

Strategy

     Liberty provides cost-effective, technologically advanced diagnostic, condition monitoring and nondestructive evaluation products and services for industries worldwide. The Company has three concurrent strategies to support its mission:

o    Develop value-added products and services
o    Expand Liberty's presence world-wide
o    Emphasize solutions-oriented customer service.

     Develop value-added products and services. Liberty develops software intensive products and diagnostic services in response to existing and to rapidly growing needs for diagnostic, condition monitoring and nondestructive evaluation in the power and process industries. Technologies being sold and developed are protected by over 60 Company-owned or licensed U.S. and foreign patents. The Company intends to continue devoting substantial resources to engineering and product development in order to enhance its proprietary technological capabilities. The Company continually strives to improve the functionality, cost effectiveness, and ease of use of its diagnostic systems.


     Expand Liberty's presence worldwide. The Company seeks to expand its presence internationally by establishing joint ventures and marketing alliances in the North American, European and Asian markets. The Company also intends to establish sales, marketing and production facilities outside the United States to the extent deemed warranted to achieve the Company's business objectives. The Company's efforts to sell its products and services internationally is based on its belief that growing concern for reliability and safety will lead to increased interest in predictive maintenance and adoption of diagnostic testing standards by power and process plant operators.

     Emphasize solutions-oriented customer service. Liberty Technical Services provides asset management for our clients utilizing M-Health(TM), PRISM(R), RADView, and other nondestructive and condition monitoring testing technologies. As Liberty develops new products, it works closely with customers who provide valuable feedback by sharing ideas, developing and testing prototypes and analyzing performance. The Company augments the resulting products with training, consulting, application, and implementation services. Liberty believes that product reputation and customer relationships play a significant role in vendor selection. It also believes that market acceptance of new products and product extensions is enhanced by close cooperation and engineering relationships between the Company and its customers.

Acquisitions

     As part of the Company's strategic direction to extend its marketing reach to industries worldwide, the Company has made, and will continue to seek, when consistent with its business objectives, acquisitions that will position the Company for sustainable, long-term growth. The acquisitions outlined below have enlarged the Company's product and service portfolio and significantly improved access to various industries for its full range of products and services.

     In August 1994, the Company acquired Beta Monitors & Controls Ltd. (Beta), a Canadian-based company, whose proprietary systems analyze the mechanical condition, performance, and vibration characteristics of engines, compressors, motors, turbines, and industrial processes. Beta's systems include sensors and probes, signal processors and proprietary software that capture and log data for trending and analysis. The Company's acquisition of Beta created marketing opportunities in the hydrocarbon and other process industries where Beta has long-standing customer relationships.

     In March 1994, the Company acquired Charleston, SC based Industrial NDT Company, a supplier of nondestructive testing services in the industrial market. This acquisition's services utilize visual inspection, ultrasonic, radiographic, dye penetrant and magnetic particle technologies to inspect equipment, such as pressure vessels, above-ground storage tanks, pipelines, boilers and weldments. Special services include process safety management, plant inspection, computerized reporting, and training in nondestructive testing.

     In February 1993, the Company expanded its direct services and training capabilities through its acquisition of Boggs Technical Services, Inc., a supplier of valve testing, repair, diagnostic services and personnel training.


     A description of the consideration paid by the Company in connection with the above acquisitions is provided under the Notes to Consolidated Financial Statements portion of this Form 10-K document. Refer to Note 2. Acquisitions, page F-11.


Strategic Alliances

     The Company has entered into agreements with, and continues to seek, strategic partners to support product development and the sales and marketing of diagnostic systems and services. The following describes the Company's current strategic alliances:


     Kodak. In December 1996, Liberty MP signed a non-exclusive agreement with Kodak to represent RADView into the French market. Kodak receives a commission on net sales of RADView products which it sells.

     Sentinel/Amersham. In June 1996, Liberty entered into a non-exclusive agreement with Sentinel, the non-destructive test equipment business of Amersham International, to represent RADView digital and filmless radiography in the United Kingdom, German, and Benelux markets. Sentinel/Amersham receives a commission on net sales of RADView products which it sells.

     Groner Offshore I&M AS; Groner STK, Carl Bro. In May, 1996 Liberty signed an agreement with these three leading inspection and condition monitoring companies to offer the complete range of Liberty's diagnostic products and services to the Scandinavian market. Liberty pays a commission on net sales of Liberty products to the Scandinavian market. Liberty receives a royalty on any services sold that utilize Liberty products.

     Electricite de France. In December 1995, Liberty and EdF formed a joint venture company, Liberty M.P. to expand the Company's presence in the European power and process markets. Liberty M.P., with headquarters near Paris, France, provides predictive maintenance products and related services critical to the safe, reliable operation of electric power and industrial plants in the European Union. Liberty M.P. utilizes technologies developed by both Liberty Technologies and EdF. EdF is the largest utility in the world. In 1993 Liberty and EdF signed a joint development agreement with respect to the commercialization of the Company's STARS(R) Acoustic Blade Monitor, for monitoring blades in large, low-pressure turbines. Through December 31, 1996, the Company had invested $116,000 for a 51% ownership interest in Liberty M.P. For the year ended December 31, 1996, Liberty M.P. had revenues of $2,423,000 and a net loss of $101,940. There were no material operating activities through December 31, 1995.

     Framatome S.A. In March 1995, the Company entered into a 5-year non-exclusive license which allows Framatome S.A. to provide VOTES services in Spain. In January 1996, the two companies entered into a 5-year non-exclusive license which allows Framatome S.A. to sell the Company's VOTES product and provide related services to Electricite de France. Liberty receives a royalty on VOTES services provided by Framatome S.A.

     Asea Brown Boveri. In June 1994, the Company entered into a five-year exclusive license agreement with Asea Brown Boveri (ABB) Combustion Engineering Nuclear Operations which allows the Company to provide ABB's AirCEt(TM) Air Operated Valve diagnostic system and AirCEt related services to power and process customers worldwide. Concurrently, the Company granted ABB a non-exclusive license to provide Liberty's Valve Operation Test and Evaluation System (VOTES(R)) products and services in Russia and the Ukraine. Both companies pay a commission or receive a royalty on respective sales of their company's products or services.

     Quantex Corporation. In June 1994, Liberty entered into a ten-year exclusive worldwide licensing agreement (with a 10-year option) with Quantex Corporation of Rockville, Maryland that allows Liberty to manufacture, use and sell electron radiographic imaging technology developed by Quantex in non-bone and tissue applications. This technology, protected by 38 patents, replaces conventional film radiography with electron transfer methods to be used for nondestructive testing in the industrial field. The Company paid Quantex $625,000, of which $500,000 was for the rights to the Quantex technology and $125,000 of which was an advance against future royalties. Until Liberty has paid Quantex $2,500,000, Liberty will pay royalties of 5% on net sales of products and 2% on net sales of services utilizing Quantex technology. Thereafter, until Liberty has paid Quantex $5,000,000 the royalty will be 2% of net sales of products or services. Thereafter, the royalty will be 1% of net sales of products or services. There is a minimum annual royalty of $50,000 commencing in June 1997.

     Framatome Technologies, Inc. Since August 1988, Framatome Technologies, Inc. (formerly Babcock and Wilcox Nuclear Services, a subsidiary of Framatome S.A.) has been granted the right to provide training and field service support for VOTES in the United States and Canadian nuclear power industries. Liberty receives a royalty on services provided by Framatome Technologies, Inc.

Products and Services Currently Offered

     By combining advanced diagnostic technologies with comprehensive software analysis, Liberty's products and services assist plant operators in various industries in preventing unplanned downtime, improve asset utilization and increase plant safety. Liberty's proprietary products monitor machinery condition and performance by gathering and interpreting operating data of valves, turbines, engines, compressors, motors, and motor-driven equipment. The Company's computed radiography products and services improve upon cost and safety as compared to conventional radiography.

     In addition to product sales, the Company provides sensors, accessories, hardware and software upgrades, and offers field services and training to its customers. The Company also performs specialized diagnostic and consulting services as part of customers' periodic predictive maintenance programs. The following table outlines the products and services currently offered by the
Company:


     Products                                   Initially Sold                       Applications
     --------                                   --------------                       ------------
AirCEt(TM)                                           1994            Data acquisition system for air operated valves
BETA-LINK(TM)                                        1995            Gathers and transmits data using radio telemetry
                                                                     simplifying data collection
BETA-TRAP(TM)                                        1982            Evaluates peak firing pressures and consistency
                                                                     among combustion engine cylinders
DATA-TRAP(R)                                         1983            Vibration-based condition monitoring and analysis
                                                                     for all classes of rotating equipment
DIESEL-TRAP(TM)                                      1994            Analysis and condition monitoring for diesel engines
FOUDRE                                               1996            Acoustic valve leak detection instrument
M-HEALTH(TM)                                         1988            Plant-wide machinery data collection and analysis
                                                                     system for condition monitoring and predictive
                                                                     maintenance
Motor Nalysis Software                               1996            Database management and analysis software for motor
                                                                     instruments
Motor Performance Analyzer                           1996            Instrument automatically detects early stage
                                                                     problems in electric motors
Motor Power Monitor(R)                               1993            Detects early-stage problems in motors and
                                                                     motor-driven equipment
Packing 'nForcer(R)                                  1993            Measurement of valve stem packing force
PERFORM(TM)                                          1995            Compressor operating efficiency optimization system
PRISM(TM)dms                                         1994            Comprehensive mechanical integrity support software
                                                                     system
Quarter Turn(TM)                                     1993            Quarter turn valve diagnostic system


QuickCheck II(R)                                     1995            Check valve testing system


RADView(TM) Film Digitizer and Workstation           1995            Converts existing radiographic film records to a
                                                                     digital format and offers improved records
                                                                     management and image analysis
RADView(TM) Filmless Radiography                     1996            Industrial Radiography system uses reusable phosphor
                                                                     screens instead of radiographic films
RECIP-TRAP(R)                                        1985            Analyzes performance and health of reciprocating
                                                                     compressors and engines
RECIP-TRAP 9240                                      1997            Multi-channel real time analyzer for engines and
                                                                     compressors
RECIP-TRAP/Online(TM)                                1995            Monitors reciprocating machinery on line, multiple
                                                                     machines, networks data
Rt Win                                               1996            Microsoft Windows based analysis software for
                                                                     Recip-Trap and Recip-Trap 9240
Valve Vision                                         1996            Control valve testing instrument
VOTES(R) 100E                                        1996            Compact version of Votes for motor operated


VOTES(R) For Windows                                 1995            Advanced valve analysis software product
VOTES (R) Systems, Sensors and                       1998            Motor operated valve diagnostic testing
Accessories

                                                                     valve diagnostics

VOTES(R) for Windows                                 1995            Advanced valve analysis software product
VOTES(R) Systems, Sensors and Accessories            1988            Motor operated valve diagnostic testing

     Services
     --------

Customer Service and Applications                    1979(1)         Sales, service and calibration of the Company's
Engineering                                                          products plus customer training and other technical
                                                                     services.
Liberty Technical Services                           1968(2)         Nondestructive Testing Services include visual
                                                                     inspection, ultrasonic, radiographic, dye penetrant,
                                                                     magnetic particle technologies and special services.
Liberty Technical Services                           1993            Dynamic testing includes diagnostics of critical
                                                                     plant equipment in power and process facilities

----------
(1) Customer Service and Applications Engineering Services supplied originally by Beta, acquired by the Company in August 1994.

(2) Nondestructive Testing Services provided originally by INDT, acquired by Liberty in March 1994.


Products

     AirCEt(TM). The AirCEt system provides the ability to track, quantify and evaluate up to sixteen air operated valve functional inputs measured over real time. AirCEt is non-intrusive and can be used with any type air operated or hydraulically operated valve. The system enables set-up, bench marking and troubleshooting. This product is sold under an exclusive world-wide license from Asea Brown Boveri (ABB).

     BETA-LINK(TM). Many proprietary products developed by the Company monitor the condition of reciprocating and rotating engines and compressors. The BETA-LINK simplifies data collection and eliminates the need to use a flywheel marker data cable. It uses radio telemetry to transmit the signal from the flywheel to a receiver attached to the engine analyzer.

     BETA-TRAP(TM). BETA-TRAP is a portable instrument used to evaluate peak firing pressures and combustion across combustion engine cylinders. BETA-TRAP accommodates four engines, each with up to 20 cylinders. The system handles any internal combustion engine with indicator pressure valves. It records date and time from an internal clock and continuously samples pressures. BETA-TRAP displays statistics based on numerous peak firing pressures.

     DATA-TRAP(R). DATA-TRAP is a portable vibration-based condition monitoring instrument that can be used for all classes of rotating equipment. Features include a user-friendly design with eight push buttons and menu-driven software. Automatic anomaly detection is enabled through fixed alarms, percentage changes, statistical analysis and changes in spectrum components.

     DIESEL-TRAP(TM). DIESEL-TRAP is a portable instrument that uses computerized analysis, including baseline and trending, to determine diesel engine performance, analyze power cylinder output, timing of injection and combustion and deviations among cylinders. Pressure and vibration data are displayed simultaneously on the computer screen with an animated piston to see how the graphs relate to actual piston motion.

     Foudre. Foudre is a portable, non-intrusive diagnostic instrument for the detection of leaks in all types of valves. The system utilizes acoustics, vibration sensors, and signal processing to test the valve while in use. Foudre technology is licensed from Electricite de France.

     M-HEALTH(TM). M-HEALTH collects plant-wide machinery data and converts it into meaningful information for engineering, maintenance, operations and managerial purposes. Graphing and reporting functions enable efficiency calculations, normalized trending and future events. The system extracts essential data from control systems either on-line or with Liberty's portable MICRO-TRAP(TM) data collector for timely detection of degraded conditions.

     MotorNalysis(TM). MotorNalysis supports the Motor Performance Analyzer
(MPA) and Motor Performance Tracker (scheduled for release in 1997) products. It provides tools for waveform analysis and motor comparisons. Features include data management capabilities and communications features to enable remote monitoring.

     Motor Performance Analyzer(TM) (MPA). MPA is a portable diagnostic instrument that provides information on the health and operating efficiencies of induction poly-phase motors as they operate. MPA has integrated auto-analysis software to present diagnostic information in easy to understand reports to minimize user training.

     Motor Power Monitor(R). Motor Power Monitor is a portable diagnostic instrument designed to reliably detect early-stage mechanical and electrical problems in both motors and motor-driven machines while the equipment is operating. It provides accurate current and voltage measurements and computes motor power and other key variables for multi-phase electric motors. Motor Power Monitor will acquire data either at the motor or at the motor control center where several motors in a plant are controlled. The system provides accurate data useful for real-time motor health diagnostics and trending. The Company believes Motor Power Monitor technology also has broad applications for testing multi-phase motors in industrial process facilities.

     Packing 'nForcer(R). Packing 'nForcer is a portable diagnostic system using Liberty's patented C-clamp sensor technology that measures packing friction force on all types of rising stem valves. Ensuring that packing friction force is in the proper range is the only way to verify that packing bolts are sufficiently tightened to prevent leaks, yet not overly tightened to impair operability or damage the packing. The C-clamp, which temporarily and quickly attaches to the valve stem, has significant competitive advantages over installing labor intensive semi-permanent stem sensors. The Company believes that currently, there is no competing product on the market that can directly measure packing friction forces. This is particularly important in the industries where fugitive emissions are a major environmental issue.

     PERFORM(TM). PERFORM generates parameters and loading curves that accurately represent the performance capabilities of compressors. Analysis of test results produce empirical equations for horsepower and flow capacity. This enables calculations of actual performance over the entire operating range of the unit. The equations are used in control systems, for system models, and to predict operation with mechanical changes such as cylinder boring. Accurate performance curves permit effective use of the available horsepower on each unit and provide a simple method to compare different operating characteristics between units.

     PRISM(TM)dms. The "Process Related Integrity Systems Management" program is a facility-wide equipment management system which helps all types of plants meet OSHA 1910 process safety management requirements. The PRISMdms software streamlines maintenance practices and provides necessary OSHA documentation.

     Quarter Turn(TM). Quarter Turn is an extension of VOTES that measures torque and performs diagnostics on butterfly valves. The system provides data acquisition, signal conditioning, data processing and report generation.

     QuickCheck II(R). QuickCheck II is a fully integrated, portable, software intensive instrument that uses the Company's proprietary technologies to non-intrusively test all common types of check valves. A typical nuclear power plant utilizes approximately 150 safety-related check valves, which use an internal hinge-mounted disk or lift piston to prevent reverse flows in a pipe. QuickCheck II reduces the need for the costly and time consuming valve disassembly to identify needed repairs. The system uses externally mounted accelerometers to detect structure-borne acoustic signals to diagnose metal impacts and rubs, cavitation, disk flutter and back leakage. Additionally, the unit's magnetic subsystem generates and senses a magnetic field within the check valve that is used to determine the position and motion of the disk. QuickCheck II and its technology are covered by three of the Company's U.S. patents.

     RADView(TM) Film Digitizer, Workstation and Software. The RADView Film Digitizer converts existing film records to a digital format which reduces records management costs, prevents information loss, and provides rapid and easy electronic access to NDT records. Digital images are optimized and viewed on a high resolution monitor, permanently archived on optical disks, and can be electronically transmitted for remote viewing and analysis. Analysis software enables dimensional and optical density measurements and features advanced information management capabilities through a SQL database.

     RADView(TM) Filmless Radiography. Industrial radiography is utilized to investigate the internal integrity of welds, castings, pipes, valves, and electronic components. The Company believes that filmless radiography represents the future of industrial radiography and that its technology offers significant advancements beyond the scope of conventional industrial radiography. RADView reduces exposure times and errors; eliminates film waste and expense; eliminates use of hazardous chemicals; manages, transmits and archives images electronically; obtains optical density and dimensional information; and digitally optimizes images to extract more information. This technology is protected by 38 U.S. patents under license by the Company.

     RECIP-TRAP(R) 9220 and 9240. RECIP-TRAP analyzes the mechanical condition, and the operating performance, vibration, IR temperature, pressure and other characteristics of reciprocating compressors and engines. Portable instrumentation and custom software facilitate data collection, diagnostics, trending and historical comparisons. Machinery problems are identified through programmed alarms, percentage changes and statistical analysis. The RECIP-TRAP 9240 was released in March 1997 and provides the capability to collect data simultaneously from multiple channels. The RECIP-TRAP 9220 allows single channel data collection.

     RECIP-TRAP/Online(TM). RECIP-TRAP/Online(TM) continuously monitors reciprocating machinery providing information to optimize availability, increase plant safety and improve maintenance practices. Highly reliable sensors, hardware, and software monitor compressor and engine cylinder pressure, vibration and temperature. Multiple engines and compressors are monitored in one system. Data is passed over a LAN to the central analysis workstation or to the customer's man-machine interface or control system. Data is also accessed over modems and Internet connections for remote site monitoring.

     RT Win. The RT Win Windows-based software is a companion product to the Recip-Trap and Diesel-Trap. The SQL software enables customers to monitor to monitor the performance and condition of reciprocating machinery across multiple plant locations.

     ValveVision(TM). ValveVision is a hand-held device that utilizes a Liberty patented C-clamp sensor to measure the condition of control valves. The unit interfaces via a PCMC/A interface and companion Windows-based software to connect to any notebook personal computer.

     VOTES(R) Systems, Sensors and Accessories. Liberty's Valve Operation Test and Evaluation System (VOTES) is the predominant system in the worldwide nuclear power industry for testing motor-operated valves. VOTES is a fully integrated diagnostic system that provides a comprehensive profile of a plant's motor operated valves, including the condition of the valve's motor, gearing, control, settings, stem, packing, bearings and other components. VOTES contributes to a plant's predictive maintenance program by helping to optimize valve operability, reduce maintenance costs and reduce personnel exposure to hazardous environments. VOTES for Windows analysis software evaluates tests acquired with the VOTES system using a Microsoft Windows(TM) platform offering many advanced diagnostic and data management tools.

     VOTES(R) 100e. The VOTES(R) 100e is an enhancement to the Company's VOTES(R) 100 system.

Services

     Liberty provides nondestructive evaluation services and dynamic testing for critical plant equipment for facilities that rely on outsourcing. The service business provides a channel for Liberty's products into new markets.

     Liberty Technical Services. Testing services are provided for many plant components including valves, pumps, fans, compressors, turbines, engines, motors and motor-driven equipment. Nondestructive evaluation services include visual inspection, ultrasonic, radiographic, dye penetrant, and magnetic particle technologies. Special services include process safety management, plant inspection, computerized reporting and training in nondestructive testing.

     Customer Service and Applications Engineering. Liberty has a full staff of field applications engineers, service technicians, training instructors, and electrical and mechanical design engineers to assist in the sales, service and calibration of the Company's products. Field services, training courses, and calibration and repair services ensure maintenance activities and tests are completed promptly and cost-effectively. Applications and customer service engineers and technicians also respond to customer questions relating to field testing and to calibrate and repair hardware. The Company also offers on-going engineering and technical support and regular software upgrades through annual maintenance contracts. This program allows for customer participation in development programs and includes priority status for customer services, equipment rental and technical consultation.

Products Under Development

     The Company's product development efforts focus on further enhancing the performance and capabilities of its current products as well as on commercializing its technologies for targeted applications in new markets. Liberty maintains close contact with customers thereby providing valuable feedback on product design and ideas for new products and applications to the Company's research and development programs. The Company designs and develops products in Conshohocken, PA and in Calgary, Alberta. The following products are in various stages of development with no assurance that they will be commercialized:

     Easy Torque-Thrust Sensor (ETT) - The Easy Torque Thrust Sensor takes the art out of strain gauging. ETT is quick and simple to install and is adaptable for various stem diameters.

     Motor Performance Tracker(TM) (MPT). MPT is a control panel-mounted electric motor performance and health monitor. It provides continuous data on a motor's rotor, stator, power source, motor shaft speed, torque efficiency, and other operating parameters. MPT performs its tests while the motor is in normal operation. There have been two patents awarded and several others pending on this product.

     Motor Power Monitor (MPM) DC Capabilities - Additional capabilities of measuring DC currents and voltages will be added to the current MPM system. This application is needed in boiling water reactors (BWRs) in which many of the motor operated valves are DC controlled.

     PRISM(TM)dms Version 3.0 - This version of the software which supports the mechanical integrity compliance program offered by Liberty Technical Services will incorporate features suggested by our clients. New features of this version include internal code calculations for evaluating system components, along with "smart graphics" which allow the user a visual method of information retrieval.

     RADView(TM) Filmless Radiography - The U.S. Air Force awarded Liberty a $1.2 million contract to utilize Liberty's experience in industrial filmless radiography, signal processing, and other areas of expertise, to develop and produce an enhanced version of RADView to meet Air Force requirements. This effort will result in improved resolution, larger image formats, and implementation of systems at several air bases.

     SAMIR/VOTES(R). A joint development project, SAMIR/VOTES will combine in one product the capabilities of Liberty's VOTES and MPM and Electricite de France's SAMIR. Both are portable motor operated valve diagnostic systems. Upgrade packages will be available for existing VOTES users.

Advanced Research Projects

     In the last five years, Liberty invested an average of 16% of revenues on research and development, a portion of which is devoted to advanced research projects. The Company is investing in knowledge-based diagnostic systems, unique sensors, wavelet transform, algorithm development, data compression, information displays, wireless communications and phosphor imaging technology. As a market leader in certain sensor technologies, the Company intends to maintain its leadership position by continuing development in this area. This research is addressing probe limitations related to environmental conditions and adding intelligent capabilities to the sensors.

Engineering and Product Development

     The Company believes that its future success will depend in large part on its ability to enhance and broaden its existing product lines and to develop new products. Each potential project is screened through four fundamental stages prior to commercialization: (i) market assessment, product requirements and planning; (ii) design; (iii) proto-typing and development; and (iv) testing and validation. Throughout the development process the Product Manager with a multi-disciplinary team of technical and business personnel oversees each major project.

     Expenditures for engineering and product development in fiscal 1996, 1995 and 1994 were approximately $4.7 million, $4.6 million (of which $1.7 million was capitalized software development costs) and $4.8 million (of which $1.7 million was capitalized software development costs), or approximately 13%, 12% and 17% of total revenues, respectively. No software development costs were capitalized in 1996. The decline in engineering and product development costs as a percentage of total revenues from 1994 to 1995 reflected the increase in service revenues. Of such amounts, approximately $4.6 million, $4.5 million and $4.7 million, respectively, were funded by the Company from internally generated sources and approximately $0.2million, $0.1 million and $0.1 million, respectively, were funded by customers of the Company or third parties.

     The dollars spent for engineering and product development expenditures primarily reflects the Company's focus on development of new products and extension of existing product applications. In this regard, although engineering and product development expenditures were relatively flat from 1994 to 1995 to 1996, expenditures on condition monitoring decreased from $4.7 million to $3.8 million to $3.5 million, respectively. During this same period, expenditures on RADView increased from $0.1 million to $0.8 million to $1.2 million, respectively. Investments in 1997 and beyond will vary depending on product development plans.

Sales and Marketing

     The Company sells its systems and services through a direct sales force located in the United States, Canada, and Europe. The Company's principal office is in Conshohocken, Pennsylvania. Other offices including sales and service are located in Calgary, Alberta; Florence, WI; Savannah, GA; Houston, TX; Jacksonville, FL; Kingsport, TN; Mobile, AL; North Augusta, SC; North Charleston, SC; Olathe, KS; Richmond, VA; Shreveport, LA; and Cheshire, England. LMP is located outside Paris, France. In addition, the Company has entered into third party distribution agreements with distributors in various locations around the world to expand its international sales.

     The Company markets its systems and services through trade shows, on-going customer communications programs, promotional material, direct mail, public relations and advertising. Several times a year, the Company sponsors user-group meetings, to which current and prospective customers are invited. These meetings, which focus on the applications of the Company's systems, are an important element of the Company's marketing efforts. In addition, the Company's customer service and applications engineering groups are important elements in providing support to customers and gathering information on current product performance and future product development.

Customers

     Current customers for the Company's products are companies in the domestic and international power and process industries. In 1996, the Company's foreign operations and export sales approximated $4.6 million or 13% of total revenues. In 1995 and 1994, foreign operations and export sales accounted for less than 10% of total revenues. In 1996, 1995 and 1994, no customer accounted for 10% or more of total revenues. Because of the Company's typical pattern of revenues, its growth and the increase in its customer base, the Company does not believe that the loss of any particular customer would have a material adverse effect on the Company's business. However, due to the variability in the size and timing of orders for both products and services from the Company's customers, the Company's operating results may vary significantly from quarter to quarter.

Backlog

     The Company typically fills orders for commercial products within 30 to 45 days, although certain product orders require more time to complete, depending on customer schedules for planned facility maintenance and product availability. Customers usually purchase products on an as-needed basis, and thus, the Company generally has less than two months' revenues in product backlog. Due to the variable nature of service contracts, the Company generally carries about three month's revenues in service backlog. The Company does not believe that backlog is a meaningful indicator of future revenues.

Patents and Intellectual Property

     The Company relies primarily on a combination of patent, copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other intellectual property protection methods to protect its products and proprietary technologies. The Company believes that their patents and intellectual property provide Liberty with a competitive advantage. The loss of any single item, however, would not have a significant impact on the Company. The Company currently owns 24 U.S. patents (one expires in 1998, 23 expire between 2007 and 2015) and 27 foreign patents (expire between 2008 and 2012) and in addition has assigned four U.S. and one foreign patent to EPRI in return for exclusive worldwide marketing and licensing rights for STARS ABM. The RADView technology is protected by 38 U.S. patents (expire between 2006 and 2009) under license from Quantex Corporation. In addition, the Company currently has eight U.S. and 23 foreign patent applications pending. The Company's software is protected under copyright laws.

     Although the Company continues to implement measures to protect its intellectual property and intends to defend its proprietary rights, policing unauthorized use of the Company's technology or products, including instances where the Company believes infringement has occurred, is difficult and often not economically justifiable. There can be no assurance that the Company's efforts to protect its intellectual property will be successful.

Manufacturing and Quality Assurance

     All Liberty products currently are manufactured in the Conshohocken, PA facility. The Company also intends to establish production facilities outside the United States to the extent deemed warranted to achieve the Company's business objectives.

     The Company's manufacturing operation consists primarily of final assembly and testing of materials, electronic components and subsystems produced by the Company or purchased from suppliers. Sensors, calibrators and RADView phosphor screens are manufactured from basic components and raw materials. The Company has established comprehensive quality assurance programs in all areas, including procurement, manufacturing, engineering, design and development of both hardware and software. Raw materials, parts, subassemblies and fully configured finished products undergo rigorous functional and quality assurance testing. Because of the critical safety-related applications in which the Company's products are used, customers and industry sponsored monitoring groups regularly inspect and audit the Company's operations as part of the vendor certification programs required by federal law and by individual customers' quality assurance programs.

     The Company has multiple sources of supply for most critical components used in its products. As part of its Total Quality Management program, the Company seeks to build a close working relationship with a small number of component vendors for particular products, which in certain circumstances may cause the Company to utilize a single source of supply. In situations where the Company relies on a single source of supply, the Company believes that an adequate quantity of components will be available to meet its needs for the foreseeable future.

Competition

     The Company believes that cost effectiveness of diagnostic testing systems is an important competitive factor in the market for diagnostic products and services for the process industries. In addition, other competitive factors include product performance, accuracy, reliability and ease of use. Overall, the market for process industry equipment diagnostics is highly fragmented, with many firms providing systems or services to monitor a single physical variable, such as equipment vibration, heat emission or metal wear. A small number of firms offer monitoring or diagnostic capabilities for several physical variables, and certain firms control a substantial share of particular specialty markets such as vibration monitoring. Firms engaged in the overall industrial diagnostics market may be viewed as potential competitors of the Company.

     Liberty believes that competition in the diagnostic testing market for the power and process industries is based on product performance, accuracy, reliability, ease of use, and integration into existing systems. The Company believes that its systems are the most effective diagnostic systems for motor operated valves and check valves currently in use in the nuclear power industry and for reciprocating engines and compressors in the petrochemical industries. In addition, the Company believes its industrial electric motor diagnostic products will be differentiated through its extensive on-line monitoring and diagnostic capabilities. Certain of the Company's current competitors, some of which are affiliated with multinational technology companies, have access to substantially greater financial, research and development, sales and marketing, and production resources than the Company.

     Liberty believes its digital radiography solution for the industrial market is unique. Major competitors are large radiographic film product manufacturers. However, Liberty believes the RADView product line will be competitive based on pricing and performance characteristics.

Employees

     As of December 31, 1996, the Company employed approximately 379 persons of whom 28 were engaged in sales and marketing, 46 in engineering and product development, 25 in manufacturing and quality assurance, 234 in technical service and support and 46 in finance and administration. None of the Company's employees are subject to a collective bargaining agreement. The Company believes that its employee relations are good.

ITEM 2. PROPERTIES

     Liberty leases approximately 40,000 square feet for its principal administrative, marketing, manufacturing and product development and support facility in Conshohocken, Pennsylvania, under an agreement which expires in December 2000. The Company also leases a 20,000 square foot facility in Houston, Texas for sales, product support, and service under an agreement which expires in February 2001. In addition, approximately 6,600 square feet is leased for product development and sales functions in Calgary, Alberta under an agreement which expires in May 2001. Other locations for sales and service operations are leased in St. Joseph, Michigan; Florence, Wisconsin; Olathe, Kansas; Richmond, Virginia; Savannah, Georgia; Jacksonville, Florida; and Mobile, Alabama. under agreements expiring at various times through 1999. Liberty M.P. leases office space near Paris, France.

     Owned facilities include the 14,286 square foot headquarters for Liberty Technical Services in North Charleston, South Carolina located on 1.7 acres. Also owned are service operations offices in North Augusta, South Carolina located on 1.5 acres and Shreveport, Louisiana located on 1.4 acres. The Company believes that its facilities are adequate for the foreseeable future and that suitable additional or alternative space will be available on commercially reasonable terms when needed in the future.


ITEM 3. LEGAL PROCEEDINGS

     The Company is not a party to any material pending legal proceedings, nor, to the Company's knowledge, is any material legal proceeding threatened.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matters were submitted to a vote of the Company's shareholders during its fourth quarter of 1996.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
        SHAREHOLDER MATTERS

     Since the Company's initial public offering commenced on March 31, 1993, the Common Stock has been traded on the Nasdaq National Market under the trading symbol "LIBT". The following table sets forth the high and low closing sale prices for the Common Stock as reported by Nasdaq for the periods indicated. These prices do not include retail mark-ups, mark-downs or commissions.

                                             High      Low
               1995
               ----
               First Quarter                 5 3/4     3 1/2
               Second Quarter                6 1/2     5
               Third Quarter                 6 3/4     4 1/2
               Fourth Quarter                5 1/2     3 3/4
               1996
               ----
               First Quarter                 6 1/8     4 3/8
               Second Quarter                8 5/8     5 1/2
               Third Quarter                 6 1/4     3 3/16
               Fourth Quarter                4 1/4     2 1/2

     On April 7, 1997, the closing sale price for the Company's Common Stock was $3.00 per share. As of that date, there were 203 record holders of the Common Stock, and the Company estimates that there were approximately 1,500 beneficial holders of the Common Stock.

     The Company currently intends to retain any future earnings to fund operations and the continued development of its business and, therefore, does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Future cash dividends, if any, will be determined by the Company's Board of Directors, and will be based upon the Company's earnings, capital requirements, financial condition and other factors deemed relevant by the Board of Directors.

     The Company did not sell any equity securities during the year ended December 31, 1996 that were not registered under the Securities Act.

Item 6.    Selected Consolidated Financial Data

The selected historical consolidated financial data presented below have been derived from the Company's consolidated financial statements for each of the years indicated. The data set forth below is qualified by reference to and should be read in conjunction with the consolidated financial statements and management's discussion and analysis of financial condition and results of operations included as items 7 and 8, respectively, in this Annual Report on Form 10-K.

Statement of Operations Data:                                                  Year Ended December 31
                                                                         (In thousands, except per share data)
                                                            1996           1995              1994(1)           1993(1)       1992
                                                          --------       --------          --------          --------      --------
Revenues
    Product                                               $ 12,456       $ 12,474          $  9,049          $ 12,397      $ 12,685
    Service                                                 23,125         26,645            18,682             6,161         1,037
                                                          --------       --------          --------          --------      --------
                                                            35,581         39,119            27,731            18,558        13,722
                                                          --------       --------          --------          --------      --------
Cost of revenues
    Product                                                  4,243          5,364             3,335             3,380         3,890
    Service                                                 15,255         17,266            12,247             3,862           311
                                                          --------       --------          --------          --------      --------
                                                            19,498         22,630            15,582             7,242         4,201
                                                          --------       --------          --------          --------      --------
    Gross profit
      Product                                                8,213          7,110             5,714             9,017         8,795
      Service                                                7,870          9,379             6,435             2,299           726
                                                          --------       --------          --------          --------      --------
                                                            16,083         16,489            12,149            11,316         9,521
                                                          --------       --------          --------          --------      --------

Operating expenses
    Engineering and product development                      4,656          2,868             3,122             3,393         3,649
    Selling, general and administrative                     13,736         12,883             9,233             4,577         3,347
    Non-recurring charge                                      --            4,428(2)           --                --             509
                                                          --------       --------          --------          --------      --------
                                                            18,392         20,179            12,355             7,970         7,505
                                                          --------       --------          --------          --------      --------
         Operating income (loss)                            (2,309)        (3,690)             (206)            3,346         2,016
Interest income (expense), net                                (226)           (61)              139               169             9
Other                                                         --             --                 (41)             --            --
                                                          --------       --------          --------          --------      --------
         Income (loss) before income taxes,
           extraordinary item, change in
           accounting principle and
           minority interest                                (2,535)        (3,751)             (108)            3,515         2,025
Income taxes (benefit)                                          87         (1,109)               (4)            1,106           811
                                                          --------       --------          --------          --------      --------
         Income (loss) before extraordinary
           item, change in accounting
           principle and minority interest                  (2,622)        (2,642)             (104)            2,409         1,214
Minority interest in loss of joint venture                     (50)          --                --                --            --
                                                          --------       --------          --------          --------      --------
         Income (loss) before extraordinary
           item and change in accounting
           principle                                        (2,572)        (2,642)             (104)            2,409         1,214
Extraordinary item and accounting change                      --             --                --                 100            34
                                                          --------       --------          --------          --------      --------
Net income (loss)                                         $ (2,572)      $ (2,642)         $   (104)         $  2,509      $  1,248
                                                          ========       ========          ========          ========      ========
Net income (loss) per share(3):
    Before extraordinary item and
       accounting change                                  $   (.52)      $   (.53)         $   (.02)         $   0.52      $   0.34
    Extraordinary item/accounting change                      --             --                --                0.02          0.01
                                                          --------       --------          --------          --------      --------
                                                          $   (.52)      $   (.53)         $   (.02)         $   0.54      $   0.35
                                                          ========       ========          ========          ========      ========
Shares used in computing net income (loss)
   per share                                                 4,970          4,943             4,859             4,637         3,588
                                                          ========       ========          ========          ========      ========
Balance Sheet Data:
    Cash and investments                                  $    324       $    356          $  1,083          $  9,175      $  1,973
    Working capital                                          2,828          5,773             6,967            15,226         3,046
    Total assets                                            25,017         23,803            24,403            19,875         7,160
    Long-term debt                                             217            259               315               188           327
    Total debt                                               6,008          2,551               566               371           575
    Redeemable convertible preferred stock                    --             --                --                --           4,321
    Shareholders' equity (deficit)                          13,973         16,410            18,954            17,502          (153)


(1) See Note 2 to the Notes to the consolidated financial statements for information on acquisitions in 1994 and 1993.

(2) In 1995, the Company recorded non-recurring charges related to the write-off of capitalized software development costs and a corporate restructuring. See Notes 1 and 3 to Notes to the consolidated financial statements.

(3) In 1996, 1995 and 1994, net loss per share was computed on the basis described in Note 1 of Notes to Consolidated Financial Statements. For all prior periods, net income per share was calculated by dividing net income by the weighted average number of shares outstanding for the respective periods, adjusted for the dilutive effect of common stock equivalents.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

1996 Compared to 1995

     Total Revenues. Total revenues decreased from $39.1 million in 1995 to $35.6 million in 1996, or 9%. Service revenues decreased from $26.6 million in 1995 to $23.1 million in 1996, or 13%, primarily as a result of lower nuclear service revenues as customers continued to reduce their maintenance outages. The decline was offset by a 7% increase in industrial service revenues. Royalties and license fees remained relatively flat while outside funding sources increased approximately $100,000.

     Product revenues remained flat at $12.5 million in both 1995 and 1996. Condition monitoring product sales into the domestic nuclear and industrial markets decreased $2.5 million, offset by an increase of $1.0 million in international condition monitoring sales and an increase of $1.5 million in RADView(TM) sales.

     Cost of Revenues. Cost of revenues decreased from $22.6 in 1995 to $19.5 in 1996, or 14%. As a percentage of total revenues, cost of revenues decreased from 58% in 1995 to 55% in 1996.

     Cost of service revenues increased from 65% in 1995 to 66% in 1996. Cost of product revenues decreased from 43% in 1995 to 34% in 1996, primarily as a result of the elimination of the amortization of capitalized software from costs of sales in 1996 and the consolidation of manufacturing operations in the beginning of 1996.

     In accordance with SFAS No. 86, the Company capitalized software development costs through 1995. Amortization related to these costs was $0.7 million in 1995. The Company wrote-off the balance of capitalized software development costs at the end of 1995 and has no such amortization in 1996.

     Gross Profit. Gross profit decreased from $16.5 million in 1995 to $16.1 million in 1996, or 2%. As a percentage of total revenues, gross profit increased from 42% in 1995 to 45% in 1996. The Company expects that the gross profit percentage will vary from period to period depending primarily on the mix of products and services sold.

     Engineering and Product Development Expenses. Engineering and product development expenses increased from $2.9 million in 1995 to $4.7 million in 1996, or 62%, primarily as a result of software development costs which did not meet the criteria for capitalization. During 1995 the Company capitalized software development expenditures of $1.7 million. As discussed above, at the end of 1995 the Company wrote off the balance of capitalized software and has not capitalized any additional software development costs in 1996.

     Excluding the impact of software development costs capitalized during 1995, total engineering and product development costs including capitalized software development expenditures remained relatively flat, increasing from $4.6 million to $4.7 million, or 2%, from 1995 to 1996. As a percentage of total revenues, engineering and product development expenses, including capitalized expenditures, increased from 12% in 1995 to 13% in 1996, reflecting the lower revenues in 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased from $12.9 million in 1995 to $13.7 million in 1996, or 6%, and increased as a percentage of total revenues from 33% in 1995 to 39% in 1996. The increase in expenditures resulted primarily from the addition of $0.7 million in Liberty M.P. operating expenses, which became operational at the beginning of 1996. The increase as a percentage of revenues is a result of the decrease in revenues.

     Non-recurring Charges. The Company incurred restructuring charges of $.8 million during 1995 as a result of the consolidation of its two product divisions, including manufacturing, into a single products business unit, and its two service subsidiaries into a single service division as of December 31, 1995. There were no such charges in 1996.

     The Company wrote off $3.7 million of capitalized software costs during 1995. This writeoff of the software development costs was due to the rapidly changing technology environment in which the Company operates and its impact on product life cycles. Therefore, as the Company continues to develop and enhance the software components of its products, the future amounts of capitalized software are expected to be minimal.

     Interest Expense, net. Net interest expense was $0.1 million in 1995 and $0.2 million in 1996. The increase was a result of increased short-term bank financing to fund working capital during 1996.

     Income Taxes (Benefit). The Company had an income tax benefit of $1.1 million for 1995 and expense of $0.1 million for 1996. The net tax benefit in 1995 is a result of the federal income tax benefit from the consolidated losses being greater than the state income tax expense which resulted from taxable income from certain of the Company's subsidiaries. The net tax expense in 1996 represents state income taxes and foreign taxes from certain of the Company's subsidiaries. The federal income tax benefit for 1996 ($0.9 million) was offset by a valuation allowance of the same amount.

     The Company's effective tax benefit of 29% for 1995 and tax expense of 3% for 1996 are not representative of the expected income tax rates to be incurred in future years because of the effect of losses incurred during 1996 and 1995 and because of the valuation allowance recorded in 1996. See Note 11 of Notes to Consolidated Financial Statements.

     Net Loss. Net loss for both 1995 and 1996 was $2.6 million, or $0.53 and $0.52 loss per share in 1995 and 1996, respectively. The net loss in 1995 reflects the effect of the non-recurring charges, as discussed above. The net loss in 1996 reflects lower gross profit and operating income and the valuation allowance of $0.9 million recorded on the deferred tax asset. The number of shares used in calculating earnings per share increased to 4,970,000 in 1996 from 4,943,000 in 1995 due to the issuance of shares in connection with the exercise of stock options under the Company's 1988 and 1992 Stock Option Plans and the sale of stock through the Company's Employee Stock Purchase Plan.

1995 Compared to 1994

     Total Revenues. Total revenues increased from $27.7 million in 1994 to $39.1 million in 1995, or 41%. Service revenues increased from $18.7 million in 1994 to $26.6 million in 1995, or 42%, primarily as a result of the Company's acquisition of INDT in March 1994 and internal growth. Liberty nuclear service revenues, royalties and license fees remained relatively flat.

     Product revenues increased from $9.0 million in 1994 to $12.5 million in 1995, or 39%, as a result of the full year impact of the acquisition of Beta Monitors and Controls, Ltd. on August 12, 1994, which had $1.8 million of revenue during the remainder of 1994 and $6.1 million for the full year 1995. In addition, international nuclear sales increased from $.2 million in 1994 to $1.5 million in 1995, largely attributable to sales to Electricite de France. These gains were offset by $1.7 million lower domestic nuclear sales.

     Cost of Revenues. Cost of revenues increased from $15.6 million in 1994 to $22.6 million in 1995, or 45%. As a percentage of total revenues, cost of revenues increased from 56% in 1994 to 58% in 1995 due to the significant increase in the volume of service revenues, which have a lower margin. Cost of product revenues increased as a percentage of product sales from 37% in 1994 to 43% in 1995 as a result of product mix.

     Gross Profit. Gross profit increased from $12.1 million in 1994 to $16.5 million in 1995, or 36%. As a percentage of total revenues, gross profit decreased from 44% in 1994 to 42% in 1995. The Company expects that the gross profit percentage will vary from year to year depending primarily on the mix of products and services sold.

     Engineering and Product Development Expenses. Engineering and product development expenses decreased from $3.1 million in 1994 to $2.9 million in 1995, or 6%. The Company capitalized software development expenditures of $1.7 million during 1994 and 1995. Amortization of capitalized software development costs totaled $.2 million in 1994 and $.8 million in 1995. These expenditures were capitalized in accordance with Statement of Financial Accounting Standards
(SFAS) No. 86. Total engineering and product development costs, including capitalized software development expenditures, remained relatively flat, declining from $4.8 million to $4.6 million, or 4%, from 1994 to 1995. As a percentage of total revenues, engineering and product development expenses, including capitalized expenditures, decreased from 17% in 1994 to 12% in 1995, reflecting the increase in service revenues as a percentage of total revenues.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased from $9.2 million in 1994 to $12.9 million in 1995 and remained unchanged as a percentage of total revenues at approximately 33%. The increase in expenditures is due primarily to the acquisitions of INDT and Beta.

     Non-recurring Charges. The Company incurred restructuring charges of $.8 million during 1995 as a result of the consolidation of its two product divisions, including manufacturing, into a single products business unit, and its two service subsidiaries into a single service division as of December 31, 1995.

     The Company wrote off $3.7 million of capitalized software costs during 1995. This writeoff of the software development costs was due to the rapidly changing technology environment in which the Company operates and its impact on product life cycles. Therefore, as the Company continues to develop and enhance the software components of its products, the future amounts of capitalized software are expected to be minimal.

     Interest Income (Expense), net. Net interest expense for 1995 was $(.1) million, compared to net interest income of $.1 million in 1994. This change is as a result of the sale of short-term investments in 1994 to acquire INDT, Beta, and various technology licenses and of increased short-term bank financing during 1995 to fund working capital.

     Income Tax Benefit. The Company had an income tax benefit of $1.1 million for 1995 compared to a nominal benefit for 1994. These net tax benefits are a result of the federal income tax benefit from the consolidated losses being greater than the state income tax expense which resulted from taxable income from certain of the Company's subsidiaries. The Company's effective tax benefit of 29% for 1995 and 3% for 1994 are not representative of the expected income tax rates to be incurred in future years because of the effect of losses incurred during 1994 and 1995. See Note 10 of Notes to Consolidated Financial Statements.

     Net Income (Loss). Net loss increased from a loss of $.1 million, or $.02 loss per share, in 1994 to a loss of $2.6 million, or $.53 loss per share, in 1995. The increase in the net loss in 1995 resulted from the $.8 million restructuring charge and the $3.7 million write-off of capitalized software, and was partially offset by improved operating results before such charges and a larger income tax benefit. The number of shares used in calculating earnings per share increased to 4,943,000 in 1995 from 4,859,000 in 1994 due to the issuance of shares in connection with the purchase of INDT in March 1994, the exercise of stock options under the Company's 1988 and 1992 Stock Option Plans and the sale of stock through the Company's Employee Stock Purchase Plan.

Liquidity and Capital Resources

     For the past three years, the Company has financed its working capital requirements and capital expenditures and acquisitions through operations, bank debt and the proceeds of its initial public offering.

1996 Compared to 1995

     The Company had cash of $0.3 million and $0.4 million at both December 31, 1996 and 1995, respectively.

     Net cash used by operations in 1996 was $2.0 million compared to cash provided by operating activities of $0.9 million in 1995. The decrease is primarily a result of a higher net loss as adjusted for deprecation and amortization, deferred income taxes and the write-off of capitalized software; a buildup of inventory levels in the second half of 1996 in preparation for the release of new products; and lower accrued expenses. These changes were offset by lower accounts receivable in 1996.

     Net cash used by investing activities in 1996 was $2.2 million compared to $3.7 million in 1995. The 1995 activity included a final payment for the acquisition of INDT and the capitalization of software development costs. Investment in fixed assets increased from $1.5 million in 1995 to $1.8 million in 1996.

     Net cash provided by financing activities in 1996 was $4.1 million compared to $2.1 million in 1995. The cash provided in 1996 and 1995 was due primarily to the additional borrowings against the Company's bank line of credit.

1995 Compared to 1994

     The Company had cash of $0.4 million and $1.1 million at December 31, 1995 and 1994, respectively.

     Net cash provided by operations was $.9 million in 1995 compared to $2.9 million in 1994. The decrease is due primarily to higher accounts receivable resulting from strong fourth quarter sales, offset by an increase in accounts payable and accrued expenses. This decrease was further offset by an increase in non-cash operating charges, primarily the writeoff of capitalized software.

     Net cash used by investing activities in 1995 was $3.7 million compared to $1.7 million in 1994. The 1994 activity included the liquidation of short-term investments used to pay for the acquisitions of INDT and Beta, and by a payment for the licensing of phosphor radiography technology. Investment in fixed assets and capitalized software remained flat from 1994 to 1995.

     Net cash provided by financing activities in 1995 was $2.1 million compared to net cash used by financing activities of $1.5 million in 1994. The cash provided in 1995 was due primarily to the additional borrowings against the Company's bank line of credit, contrasted with the use of cash in 1994 for the repayment of certain debt assumed in connection with the acquisition of INDT ($1.1 million) and the purchase of treasury stock.

Liquidity

     During 1996 the Company increased its maximum availability on its revolving credit facility with a commercial bank from $5,000,000 to $7,500,000. The balance outstanding was $5.7 million and $2.2 million at December 31, 1996 and 1995, respectively, and the balance of the facility was available. The line is collateralized by substantially all of the Company's accounts receivable and inventory. The credit facility may be used for working capital or acquisitions. Borrowings under this facility bear interest at a rate equal to the lower of the bank's prime rate less 0.5% or the Eurodollar rate plus 1.25%. The average interest rate was 6.87% and 6.75% at December 31, 1996 and 1995, respectively. The line requires that the Company maintain compliance with certain financial covenants. The Company was not in compliance with certain of these covenants at December 31, 1996. The bank had waived non-compliance through May 1, 1997.

     The Company has amended the credit facility effective April 3, 1997. The amended facility provides availability of $9,000,000 through June 30, 1997; $7,500,000 through September 30, 1997; $6,500,000 through December 31, 1997; and
$5,500,000 through March 31, 1998. After June 30, 1997, borrowings under the line are limited to 85% of eligible receivables and 25% of eligible inventory, as defined. Beginning after October 1, 1997, the borrowing base will be limited solely to 85% of eligible receivables, as defined. The interest rate on the facility varies from the Eurodollar rate plus 1.50% to the bank's prime rate plus 1.00% and is payable at the maturity of each draw against the facility. The line of credit expires on March 31, 1998.

         The Company's primary source of financing in 1996 and 1997 has been borrowings under its line of credit. Since the original filing of this report, the Company has failed to perform certain covenants contained in its line of credit, resulting in it being in default thereunder, an event which was reported in the original filing of its Form 10-Q for the quarter ended June 30, 1997. To date, the Company has been permitted by its lenders to continue to borrow moneys from time to time under the credit facility, up to the maximum $7,500,000, notwithstanding the existing default. However, no assurance can be given that the lenders will continue to permit such additional borrowings in the future or will not accelerate all outstanding amounts under the line of credit. As a result of such default, Arthur Andersen LLP, the Company's independent auditors, modified its report to the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 1996, which revised report is filed with Form 10-K/A.

     The modified opinion of Arthur Andersen, LLP indicates that the Company (i) incurred losses during the last three fiscal years and has continued to incur losses in 1997 (ii) continues to experience limitations on its ability to borrow and (iii) is in violation of certain loan covenants that give the lenders the right to accelerate the due date of the loan. These factors create a substantial doubt about the Company's ability to continue as a going concern and an uncertainty as to the recoverability and classification of recorded asset amounts and the amounts and classification of liabilities.


         On July 25, 1997, the Company entered into an agreement with General Electric Company (GE) to sell substantially all of the assets of the Company's nondestructive testing and evaluation services business (the NDE Business) for $13.6 million in cash, subject to downward adjustment based upon the closing balance sheet. An amount equal to 10% of the purchase price must be held in an escrow account for a period of one year from the closing date. The Company intends to use the proceeds from the sale of the NDE Business to repay its bank debt, to invest in the products business and for other corporate purposes. The sale of the NDE Business is subject to the approval of the Company's shareholders, among other things. There can be no assurance that the Company will consummate the sale of the NDE Business. If the sale of the NDE Business is not completed, the Company would need to pursue alternative financing such as a private placement. Management is unable to estimate the amount and timing of funding required, if any, from these alternative sources.


         The Company believes that its current cash and short-term investment resources, cash provided by the anticipated sale of the NDE Business and availability under its current and anticipated line of credit, will be sufficient to fund the Company's operations, debt and lease obligations, and expected capital expenditures for the next twenty-four months and to the best belief of management on a longer term basis. Additional financing may be required for the Company to consummate any material business acquisitions.

Inflation

     Inflation has not had a significant impact on the Company.

Special Note Regarding Forward Looking Statements

     Statements in this annual report on Form 10-K, including those concerning the Company's expectations of future sales; gross profit; net income; engineering and product development expenditures; selling, general and administrative expenses; product introductions and cash requirements include certain forward-looking statements. As such, actual results may vary materially from such expectations.

     In evaluating such statements, prospective and current investors should specifically consider the various factors which could cause actual results to differ from those indicated by such forward-looking statements including, without limitation, the timely development, production and acceptance of new products; changes in product/service revenue mix; continued acceptance in the marketplace, competition and buying patterns of customers; and absence of significant order backlog.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The information required by this Item is set forth on pages F-1 through F-19 hereto and is incorporated by reference herein.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information required by Item 10 relating to directors of the Company is presented under the caption "Nomination and Election of Directors" of the Company's definitive Proxy Statement for the 1997 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission not later than April 29, 1997 and is hereby incorporated by reference herein.

     The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     The following sets forth information concerning the individuals who serve, as of April 14, 1997, as executive officers of the Company:

      Name                     Age            Position
      ----                     ---            --------

R. Nim Evatt                    55       President; Chief Executive Officer and
                                         Chairman of the Board

Daniel G. Clare                 38       Vice President, Finance; Chief
                                         Financial Officer; Treasurer

     Mr. Evatt joined the Company as Executive Vice President and Chief Operating Officer in April 1991. Mr. Evatt was elected President and Chief Executive Officer and a Director in October 1991 and Chairman of the Board in April 1992. From 1988 to 1990, Mr. Evatt was President of ICC Technologies, Inc., which develops, manufactures and markets co-generation and desiccant cooling systems. From 1986 to 1988, he was President of CE Environmental, Inc., an environmental services company, and from 1984 to 1986, he was Vice President of Marketing at Combustion Engineering, Inc., an engineering and manufacturing company. Mr. Evatt held a variety of technical, sales and marketing positions at General Electric Company from 1968 to 1984, including General Manager of the Europe/Africa/Middle East Services Department from 1982 to 1984.

     Mr. Clare joined the Company as Vice President, Finance, Chief Financial Officer and Treasurer in March 1995. Previously, Mr. Clare held various financial management positions in Martin Marietta/General Electric (GE) Aerospace. Previously he held positions throughout GE, including the Plastics Group, GE Capital Corporation, the Corporate Audit Staff and the Power Delivery Division.
                                       27

ITEM 11. EXECUTIVE COMPENSATION

       The following table sets forth the compensation paid by the Company to its officers for the years ended December 31, 1996, 1995 and 1994:

                           Summary Compensation Table

                                         Annual Compensation(1)                  Long-Term Compensation
                                         ----------------------                  ----------------------

Name and                                                  Other Annual                       All other
Principal                            Salary     Bonus    Compensation(1)       Options/   Compensation(2)
Position                       Year    ($)        ($)         ($)               SARs (#)        ($)
--------                       ----  -------    -------  ---------------       ----------  ---------------

R. Nim Evatt                   1996  194,500      -              -               25,000        2,375
Chief Executive                1995  180,153      -              -               55,000        2,310
Officer; President             1994  164,988      -              -                  -          2,310

Daniel G. Clare                1996  131,176      -              -               15,000        1,767
Chief Financial Officer;       1995   90,600      -              -               25,000          486
Vice President

-------------

 (1) Would include perquisites and other personal benefits paid for by the Company, such as automobile payments, long-term disability and life insurance premiums and relocation expenses. The value of such personal benefits for each of the named executive officers was less than the minimum required to be reported, the lesser of $50,000 or 10% of annual salary and bonus.

(2) Represents allocations to accounts of executive officers under the Company's Retirement Savings Plan, which is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Employees of the Company who have completed at least one-half year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis in accordance with certain limitations set forth in the 401(k) Plan or defined in the Code. The Company matches 25% of each employee's pre-tax contributions, up to a maximum matching contribution of 1.5% of such participant's annual compensation. The pre-tax contributions by participants and the earnings thereon are at all times fully vested. The Company's contribution vests to the employee at a rate of 50% for each year of service with the Company. A participant's vested benefit under the 401(k) Plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2.

       The following table presents information concerning stock options granted to the named executive officers in 1996:


                            Option/SAR Grants in 1996

                                                                                        Potential Realizable
                                                                                      Value at Assumed Annual
                               Individual Grants                                           Rates of Stock
                                                                                      Appreciation for Option
                                                                                                Term
---------------------------------------------------------------------------------    ---------------------------

                     Number of          % of Total
                     Securities         Options/
                     Underlying         SARs Granted        Exercise or
                     Options/SARs       to Employees        Base Price      Expiration
Name                 Granted   (#)      in Fiscal Year      ($/Sh)          Date                5% ($)       10% ($)
----                 -------------      --------------      ------------    ----------          ------       -------
R. Nim Evatt         25,000     (1)     11.9%               $4.875           2/01/06            $76,775      $193,775

Daniel G. Clare      10,000     (2)      4.8%               $3.250           9/25/06            $20,475      $ 51,680

                      5,000     (1)      2.4%               $4.875           2/01/06            $15,355      $ 38,755

-------------

(1) Options under this grant vest on the earlier of five years from the date of grant, or annually over four years in increments of 25% of total shares granted if the stock price of the Company has reached $9.75 by February, 1997; $9.75 by February, 1998; $13.75 by February, 1999; and $19.25 by February, 2000. If the stock price does not reach $9.75 by February, 1997, but does reach $9.75 by February, 1998, 50% of the grant would vest immediately. These options expire February, 2007.

(2) Options under this grant vest over four years on the annual anniversary of the option grant date in increments of 25% of total shares granted. These options expire September, 2007.

         The following table presents information concerning the exercise of stock options by any of the named executive officers during 1996 and stock option values for unexercised stock options held by each of the named executive officers as of the end of 1996:

                       Aggregated Option Exercises in 1996
                           and Year End Option Values


                                                                                           Value of Unexercised
                                                          Number of Unexercised        In-the-Money Options/SARs at
                                                           Options at Year End                   Year End
                                                         -------------------------    -------------------------------

                     Number of Shares
                     Acquired on
Name                 Exercise           Value Realized(1)   Exercisable  Unexercisable   Exercisable    Unexercisable
----                 ----------------   -----------------   -----------  -------------   -----------    -------------
R. Nim Evatt                --                --              248,500        46,500        $269,500           $0
Daniel G. Clare             --                --                6,250        33,750        $0                 $0

-------------

(1) Represents the product of the number of shares acquired on exercise, multiplied by the difference between (i) the per share fair market value of the Common Stock on the date of exercise and (ii) the exercise price per share.

Employment Agreements

       The Company has an employment agreement with Mr. Evatt dated April 1, 1991. Mr. Evatt is employed at will under his agreement and, if terminated without cause, is entitled to one-half of his then current base salary for a period of two years from the time notice is given, reduced by any period during which the agreement's noncompetition provision, which runs for two years after employment terminates, is violated. The Company entered into an employment agreement with Mr. Leon, dated December 28, 1995, which provides for, in effect, a phased-in retirement for the former executive officer with a gradual reduction of time commitments and responsibilities, as well as compensation, over the term of the agreement. Mr. Leon's agreement has a three year term from January 1, 1996 through December 31, 1998 and includes covenants not to compete during the term.

Board of Directors

      With regard to compensation for the Board of Directors, employee directors are not compensated for their services as members of the Board. Compensation of outside directors is determined by action of the Compensation and Benefits Committee or the whole Board after receiving the recommendations of the Chief Executive Officer. Currently, non-employee directors are paid $1,250 per meeting attended. Each non-employee director has been granted an option to purchase 10,000 shares of Common Stock on the later to occur of October 1, 1993 and the date that such director is first elected to the Board. In addition, each non-employee director is entitled to receive an annual grant of a stock option under the Company's 1992 Stock Option Plan to purchase 2,500 shares of Common Stock, such option to be granted, priced and fully vested on the date that is the anniversary of the commencement of such director's service. The exercise price of option grants is set at the NASDAQ closing price on the day prior to the date of grant.

                   COMPENSATION AND BENEFITS COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

       The Compensation and Benefits Committee of the Board of Directors (the "Committee") is charged with reviewing and approving the Company's compensation objectives, practices and policies for all employees, setting the specific compensation for the Chief Executive Officer and other executive officers of the Company and making determinations with respect to the granting of stock options under the Company's 1992 Stock Option Plan, including the relevant terms thereof. The current members of the Committee are Messrs. Evatt, Defieux, Hinds and Rosener, except with respect to the grant of stock options to executive officers, in which case the members are Messrs. Defieux and Hinds alone. Mr. Evatt is the Company's President, Chief Executive Officer and Chairman of the Board, and Messrs. Defieux, Hinds and Rosener are non-employee directors of the Company.

       For the fiscal year ended December 31, 1996, the Committee continued to implement compensation policies, plans and programs that were developed during 1995 which align the financial interests of the Company's senior management, in their management capacities, with those of its shareholders. The Committee believes that (1) executive compensation should be meaningfully related to the performance of the Company and the value created for shareholders; (2) compensation programs should support both short and long-term goals and objectives of the Company; (3) compensation programs should reward individuals for outstanding contributions to the Company's success; and (4) short and long-term compensation policies play a significant role in attracting and retaining well qualified executives.

       In setting annual compensation for executive officers, the Committee reviews a number of criteria relating to the performance of the Company generally and of each executive officer specifically (other than the Chief Executive Officer) during the prior fiscal year and evaluates its expectation as to each such individual's future contributions to the Company. With respect to the Chief Executive Officer, such review is conducted by the three non-employee directors of the Company who serve on the Committee.

       The salaries of the executive officers for 1996 were based on an evaluation of individual job performance and the performance of the Company as a whole. In making its decision on salary levels, the Committee did not use any predetermined formula or assign any particular weight to any individual criteria. The Committee also has discretion to pay bonus compensation, although there is no formalized incentive payment plan or program and no annual bonuses were paid to executive officers for 1996.

       The Committee believes that it is essential for executives, as well as other employees, of the Company, to own significant amounts of Common Stock, through the granting of stock options which generally vest over a four year period, thereby better aligning the long-term interest of executives with that of the Company's shareholders. The Compensation and Benefits Committee believes that stock options provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation and enhancing their performance in attaining long-term Company objectives. In January of 1996, the Committee modified the typical vesting provision of the Company's standard form of employee stock option agreement to include target price levels that the Company's Common Stock would have to reach for each year of a stock option's vesting period for such option to become exercisable immediately with respect to that portion of the option which vested over the year; otherwise, the options would not vest for five years. The Committee believes that such modification will further align the long-term interest of the Company's executives and other employees to that of the Company's shareholders. The Company also uses initial option grants to induce qualified senior management candidates to accept offers of employment.

       Beginning in 1994, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation in excess of $1 million paid to the Company's Chief Executive Officer and to any of the other four highest-paid executive officers unless such compensation qualifies as "performance-based," as defined in Section 162(m) and the regulations thereunder. The Company is assessing, and generally will seek to implement steps to eliminate or minimize, the impact of this provision on its compensation plans and policies and to assure future deductibility of senior executive compensation, to the extent that so qualifying does not compromise the Committee's flexibility in designing effective, competitive compensation plans and is not inconsistent with the Company's fundamental compensation policies. The effect of Section 162(m) did not limit the deductibility of any compensation paid to any of the "covered employees" of the Company between 1994 to 1996.

                                    R. Nim Evatt
                                    Richard J. Defieux
                                    John A. Hinds
                                    James D. Rosener


       The above Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act and shall not otherwise be deemed filed under such Acts.


                 Compensation and Benefits Committee Interlocks
                            and Insider Participation

       The Compensation and Benefits Committee of the Board of Directors currently consists of R. Nim Evatt, Richard J. Defieux, John A. Hinds and James
D. Rosener. Mr. Evatt is the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Defieux is an affiliate of one of the two venture capital funds that together were controlling shareholders of the Company prior to its initial public offering, each of which had a right to designate one board member at such time, which right terminated upon the closing of the initial public offering. See also "Certain Transactions."



ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by Item 12 is presented under the caption "Security Ownership of Certain Beneficial Owners and Management" of the Company's definitive Proxy Statement to be filed with the Commission not later than April 29, 1997 and is hereby incorporated by reference herein.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by Item 13 is presented under the caption "Certain Transactions" of the Company's definitive Proxy Statement to be filed with the Commission not later than April 29, 1997 and is hereby incorporated by reference herein.

                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

     (a)  Financial Statements and Financial Statement Schedules.

          (1) The Consolidated Financial Statements of the Company and its subsidiaries filed as part of this Report are listed in the attached Index to Consolidated Financial Statements and Financial Statement Schedules.

          (2) The Schedules to the Consolidated Financial Statements of the Company and its subsidiaries filed as part of this Report are listed in the attached Index to Consolidated Financial Statements and Financial Statement Schedules.

          (3) The exhibits filed as part of this Report are listed in the Index to Exhibits immediately following the Consolidated Financial Statements included in this Report.

     (b) Reports on Form 8-K. One Form 8-K was filed by the Registrant during the fourth quarter of 1996.

                   LIBERTY TECHNOLOGIES, INC. AND SUBSIDIARIES


         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE


                                                                          Page
                                                                          ----


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                   F-2

CONSOLIDATED BALANCE SHEETS AS OF
    DECEMBER 31, 1996 AND 1995                                             F-3

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS
    ENDED DECEMBER 31, 1996, 1995 AND 1994                                 F-4

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY                            F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS
    ENDED DECEMBER 31, 1996, 1995 AND 1994                                 F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                 F-7

CONSOLIDATED FINANCIAL STATEMENT SCHEDULE:

      II.    VALUATION AND QUALIFYING ACCOUNTS                            F-21

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Liberty Technologies, Inc.:

We have audited the accompanying consolidated balance sheets of Liberty Technologies, Inc. (a Pennsylvania corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements and schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liberty Technologies, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


As discussed in Note 1, subsequent to February 5, 1997, the date of our original report (except for the matter discussed in Notes 1 and 6 as to which the date is April 4, 1997), the Company (i) has continued to incur losses in 1997 (ii) continues to experience limitations on its ability to borrow and (iii) is in violation of certain loan covenants that gives the lenders the right to accelerate the due date of the loan. These factors, as described in Note 1, create a substantial doubt about the Company's ability to continue as a going concern and an uncertainty as to the recoverability and classification of recorded asset amounts and the amounts and classification of liabilities. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the Index to Financial Statements and Financial Statement Schedule is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                             ARTHUR ANDERSEN LLP




Philadelphia, Pa.
    September 17, 1997


LIBERTY TECHNOLOGIES, INC. AND SUBSIDIARIES
------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

                                                                   December 31,
                                                               --------------------
                                ASSETS                           1996        1995
                                ------                         --------    --------
Current assets:
    Cash and cash equivalents ..............................   $    324    $    356
    Accounts receivable, net of allowance for doubtful
     accounts of $182 and $111 .............................      8,499       9,050
    Inventories ............................................      3,742       2,075
    Deferred income taxes ..................................        385         730
    Prepaid income taxes ...................................        230         319
    Prepaid expenses and other .............................        414         377
                                                               --------    --------
              Total current assets .........................     13,594      12,907
Property and equipment, net ................................      4,612       3,890
Goodwill, net ..............................................      4,961       5,325
Deferred income taxes, net .................................        367         281
Other assets ...............................................      1,483       1,400
                                                               --------    --------
                                                               $ 25,017    $ 23,803
                                                               ========    ========
                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------

Current liabilities:
    Line of credit .........................................   $  5,725    $  2,200
    Current maturities of long-term debt ...................         66          92
    Book overdraft .........................................        472        --
    Accounts payable .......................................      2,728       2,277
    Accrued compensation and benefits ......................      1,250       1,361
    Unearned revenue .......................................         12         340
    Income taxes payable ...................................        137         196
    Other accrued expenses .................................        376         668
                                                               --------    --------

              Total current liabilities ....................     10,766       7,134
                                                               --------    --------

Long-term debt .............................................        217         259
                                                               --------    --------
Due to minority shareholder                                          61        --
                                                               --------    --------

Commitments (Note 8)

Shareholders' equity:
    Series A Preferred stock, $.001 par value, 10,000 shares
       authorized, none issued                                      --         --
    Common stock, $.01 par value, 10,000,000 shares
       authorized, 5,018,987 and 5,003,362 shares issued,
       and 4,989,915 and 4,957,151 outstanding .............         50          50
    Additional paid-in capital .............................     17,242      17,195
    Accumulated deficit ....................................     (3,178)       (606)
    Treasury stock at cost .................................       (149)       (237)
    Cumulative translation adjustment ......................          8           8
                                                               --------    --------
              Total shareholders' equity ...................     13,973      16,410
                                                               --------    --------

                                                               $ 25,017    $ 23,803
                                                               ========    ========

The accompanying notes are an integral part of these statements.

LIBERTY TECHNOLOGIES, INC. AND SUBSIDIARIES
--------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                                                                     Year Ended December 31,
                                                                 --------------------------------
                                                                   1996        1995        1994
                                                                 --------    --------    --------
Revenues:
   Product ...................................................   $ 12,456    $ 12,474    $  9,049
   Service ...................................................     23,125      26,645      18,682
                                                                 --------    --------    --------

                                                                   35,581      39,119      27,731
                                                                 --------    --------    --------

Cost of revenues:
   Product ...................................................      4,243       5,364       3,335
   Service ...................................................     15,255      17,266      12,247
                                                                 --------    --------    --------

                                                                   19,498      22,630      15,582
                                                                 --------    --------    --------

              Gross profit ...................................     16,083      16,489      12,149
                                                                 --------    --------    --------

Operating expenses:
   Engineering and product development .......................      4,656       2,868       3,122
   Selling, general and administrative .......................     13,736      12,883       9,233
   Non-recurring charges (Note 3) ............................       --         4,428        --
                                                                 --------    --------    --------

                                                                   18,392      20,179      12,355
                                                                 --------    --------    --------

              Operating loss .................................     (2,309)     (3,690)       (206)

Interest income (expense), net ...............................       (226)        (61)        139

Other ........................................................       --          --           (41)
                                                                 --------    --------    --------

              Loss before income taxes and minority interest..     (2,535)     (3,751)       (108)

Income taxes (benefit) .......................................         87      (1,109)         (4)
                                                                 --------    --------    --------

              Loss before minority interest ..................     (2,622)     (2,642)       (104)

Minority interest in loss of joint venture ...................        (50)       --          --
                                                                 --------    --------    --------

Net loss .....................................................   $ (2,572)   $ (2,642)   $   (104)
                                                                 ========    ========    ========

Net loss per share ...........................................   $   (.52)   $   (.53)   $   (.02)
                                                                 ========    ========    ========

Shares used in computing net loss per share ..................      4,970       4,943       4,859
                                                                 ========    ========    ========



The accompanying notes are an integral part of these statements.

LIBERTY TECHNOLOGIES, INC. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(in thousands, except share data)

                                                     Common Stock                             Treasury Stock                 Total
                                                  ------------------  Additional  Retained  ------------------  Cumulative   Share-
                                                    Number             Paid-in   Earnings     Number           Translation  holders'
                                                  of Shares   Amount   Capital   (Deficit)  of Shares   Amount  Adjustment   Equity
                                                  ---------   ------  --------    -------   ---------   ------  ----------   -------
Balance, December 31, 1993 ...................... 4,614,638   $   46    15,315    $ 2,140       --      $ --      $ --      $17,501
  Shares issued in connection with acquisition of
    Industrial NDT Company, Inc. (Note 2) .......   317,460        3     1,751       --         --        --        --        1,754
  Exercise of stock options .....................    57,100        1       131       --         --        --        --          132
  Purchase of treasury stock ....................      --       --        --         --       75,000      (406)     --         (406)
  Shares issued for employee stock purchase plan      4,914     --          15       --       (9,422)       62      --           77
  Net loss ......................................      --       --        --         (104)      --        --        --         (104)
                                                  ---------   ------  --------    -------     ------    ------    ------    -------
Balance, December 31, 1994 ...................... 4,994,112       50    17,212      2,036     65,578      (344)     --       18,954
  Exercise of stock options .....................     9,250     --          16       --         --        --        --           16
  Shares issued for employee stock purchase plan       --       --         (33)      --      (19,367)      107      --           74
  Currency translation adjustment ...............      --       --        --         --         --        --           8          8
  Net loss ......................................      --       --        --       (2,642)      --        --        --       (2,642)
                                                  ---------   ------  --------    -------     ------    ------    ------    -------
Balance, December 31, 1995 ...................... 5,003,362       50    17,195       (606)    46,211      (237)        8     16,410
  Exercise of stock options .....................    15,625     --          67       --         --        --        --           67
  Shares issued for employee stock purchase plan       --       --         (20)      --      (17,139)       88      --           68
  Net loss ......................................      --       --        --       (2,572)      --        --        --       (2,572)
                                                  ---------   ------  --------    -------     ------    ------    ------    -------
Balance, December 31, 1996 ...................... 5,018,987   $   50  $ 17,242    $(3,178)    29,072    $ (149)   $    8    $13,973
                                                  =========   ======  ========    =======     ======    ======    ======    =======



The accompanying notes are an integral part of these statements.

LIBERTY TECHNOLOGIES INC. AND SUBSIDIARIES
-----------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

                                                                             Year Ended December 31,
                                                                         -----------------------------
                                                                           1996       1995       1994
                                                                         -------    -------    -------
Cash flows from operating activities:
   Net loss ..........................................................   $(2,572)   $(2,642)   $  (104)

   Adjustments to reconcile net loss to net cash provided by (used in)
      operating activities:
       Depreciation and amortization .................................     1,924      2,518      1,577
       Deferred income taxes .........................................       284       (931)       377
       Minority interest in loss of joint venture ....................       (50)      --         --
       Write-off capitalized software ................................      --        3,670       --
       Change in assets and liabilities, net of effect from
         acquisitions-
           (Increase) decrease in:
                   Accounts receivable ...............................       551     (2,865)     2,042
                   Inventories .......................................    (1,975)      (406)       (41)
                   Prepaid income taxes ..............................        67        (24)      (292)
                   Prepaid expenses and other ........................       (31)       (19)        85
                   Other assets ......................................        63        (10)      (105)
           Increase (decrease) in:
                   Accounts payable ..................................       451        738       (417)
                   Accrued expenses and compensation .................      (403)       706       (437)
                   Income taxes payable ..............................        46        190       --
                   Unearned revenue ..................................      (328)       (58)       220
                                                                         -------    -------    -------
                 Net cash provided by (used in) operating
                    activities .......................................    (1,973)       867      2,905
                                                                         -------    -------    -------

Cash flows from investing activities:
   Purchases of property and equipment ...............................    (1,844)    (1,526)    (1,397)
   Sale of short-term investments ....................................      --         --        7,757
   Purchases of technology licenses ..................................      (100)      --         (688)
   Capitalization of software development costs ......................      --       (1,745)    (1,674)
   Payment for purchase of acquisitions, net of cash acquired
     and common stock issued .........................................      --         (500)    (5,674)
   Other .............................................................      (224)       118        (63)
                                                                         -------    -------    -------
                 Net cash used in investing activities ...............    (2,168)    (3,653)    (1,739)
                                                                         -------    -------    -------

Cash flows from financing activities:
   Payments of long-term debt (INDT acquisition) .....................      --         --       (1,112)
   Payments of long-term debt (other) ................................      (134)      (240)      (192)
   Net borrowings under line of credit ...............................     3,525      2,200       --
   Increase in book overdraft ........................................       472       --         --
   Proceeds from exercise of stock options and warrants ..............        67         16        132
   Proceeds from Employee Stock Purchase Plan ........................        68         75         77
   Treasury stock purchases ..........................................      --         --         (406)
   Investment from minority shareholder in joint venture .............       111       --         --
                                                                         -------    -------    -------
                 Net cash provided by (used in) financing
                   activities ........................................     4,109      2,051     (1,501)
                                                                         -------    -------    -------
Effect of foreign exchange rate changes on cash ......................      --            8       --
                                                                         -------    -------    -------
Net decrease in cash and cash equivalents ............................       (32)      (727)      (335)

Cash and cash equivalents, beginning of year .........................       356      1,083      1,418
                                                                         -------    -------    -------
Cash and cash equivalents, end of year ...............................   $   324    $   356    $ 1,083
                                                                         =======    =======    =======

The accompanying notes are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Background

Liberty Technologies, Inc. (the Company), founded in 1984, develops, manufactures, markets and sells diagnostic, condition monitoring and nondestructive evaluation systems and provides related services to customers in worldwide pulp and paper, aerospace, automotive, chemical, petrochemical, and power industries. The Company's products are designed to reduce operating and maintenance costs and increase efficiency, reliability and safety of plant operations. The Company has established certain strategic technical and commercial alliances to advance its business objectives.

Going Concern

As indicated in the accompanying financial statements, the Company has incurred losses during the last three years. Additionally, for the six months ended June 30, 1997 the Company incurred a net loss of $20,000. During 1996 and 1997, the Company's primary source of financing has been borrowings under its line of credit. During 1997, the Company has experienced and continues to experience limitations on its ability to borrow. Additionally, in 1997, the Company was in violation of certain loan covenants that gives the lenders the right to accelerate the due date of the loan. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

In April 1997, the Company's line of credit facility was amended to extend the line through March 1998 (see Note 6). As of September 17, 1997, the Company is in violation of certain loan covenants under the loan agreement with its bank. Additionally, since June 30, 1997, the Company's outstanding principal balance under the credit facility has exceeded the line's borrowing base. These events constitute events of default under the Company's loan agreement with its bank. The bank has reserved the right not to make any further advances under the facility in excess of the borrowing base and any future advances are at the discretion of the bank. The Company's maximum borrowing availability, notwithstanding the borrowing base limitations, decreases to $6,500,000 at September 30, 1997 from $7,500,000 at June 30, 1997. At August 31, 1997, approximately $6,900,000 was outstanding under the line. These events of default may have a material adverse effect on the Company.

On July 25, 1997, the Company entered into an agreement to sell substantially all of the assets of its nondestructive testing and evaluation services business (the NDE Business) to a subsidiary of General Electric Company (GE) for $13,600,000 (subject to a dollar-for-dollar reduction based on the amount of working capital and the amount of fixed assets of the NDE Business on the closing date) and the assumption of certain associated liabilities not to exceed $1,390,000. Approximately 10% of the cash portion of the purchase price will be held in escrow to secure certain indemnification obligations of the Company to the buyer. Consummation of the transaction is subject to, among other things, the approval of the Company's shareholders. If approved and the other conditions are satisfied it is currently expected that the transaction will close by October 31, 1997. The Company intends to use the proceeds from the sale of the NDE Business to repay its bank debt, to invest in the existing product business and for other corporate purposes.

These can be no assurance that the Company will consummate the sale of the NDE Business. If the sale of the NDE Business is not completed, the Company would need to pursue alternative financing such as a private placement. Management is unable to estimate the amount and timing of funding required, if any, from these alternative sources.

These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and its 51% owned joint venture, Liberty Maintenance Predictive (Liberty M.P.). Minority interest represents the minority shareholder's proportionate share of the equity in the Company's consolidated joint venture (See Note 13). All inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories include the cost of materials, freight, direct labor and manufacturing overhead.

Software Development Costs

In accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"), the Company capitalizes certain product development costs related to the development of new software and significant enhancements to existing software. The capitalization of such costs begins when a project reaches technical feasibility, and ceases when the product is available for general release. Capitalized software development costs are amortized on a straight-line basis over the estimated economic life of the product (usually three years), beginning with its release to customers. Product maintenance costs are charged to expense as incurred.

For the years ended December 31, 1995 and 1994, the Company capitalized $1,745,000 and $1,674,000, respectively, of software development costs relating to new product lines. The Company also purchased $450,000 of capitalized software with the acquisition of Beta Monitors and Controls Ltd. in 1994. For the years ended December 31, 1995 and 1994, the Company recorded amortization of $733,000 and $185,000, respectively. As of December 31, 1995 the Company wrote off capitalized software costs of $3,670,000. This write-off of the software development costs was due to the rapidly changing technology environment in which the Company operates and its impact on product life cycles. Software development costs were not capitalized in 1996.

Property and Equipment

Property and equipment are recorded at cost. Additions or improvements are capitalized, while repairs and maintenance are charged to expense. Depreciation is computed on straight-line methods for financial reporting purposes and on accelerated methods for income tax purposes. Buildings and improvements are depreciated over 25 years and 15 years, respectively, while machinery and equipment and furniture and fixtures are depreciated over their estimated useful lives of 3 to 7 years.

Leasehold improvements and capitalized leases are amortized over the shorter of the useful life of the related asset or the lease term. Upon retirement or disposition, the applicable property amounts are relieved from the accounts, and any gain or loss is recorded in the statement of income.

Revenue Recognition

Product revenues are recognized when products are shipped and service revenues are recognized as earned when the related services are performed. Included in service revenues are royalties, license fees and research funding of $231,000, $132,000 and $122,000 in 1996, 1995 and 1994, respectively.

Major Customers and Concentration of Credit Risk

The Company sells its products and services primarily to the domestic and international power and process industries. Financial instruments that potentially subject the Company to credit risk consist primarily of trade accounts receivable. For the years ended December 31, 1996, 1995 and 1994, no customer accounted for more than 10% of total revenues. For the year ended December 31, 1996, the Company's foreign operations and export sales approximated $4.6 million or 13% of total revenues. For the years ended December 31, 1995 and 1994, foreign operations and export sales accounted for less than 10% of total revenues. There is no single geographic area of significant concentration.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and debt instruments. The values of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are considered to be representative of their respective fair values. Based on the terms of the Company's debt instruments that are outstanding as of December 31, 1996, the carrying values are considered to approximate their respective fair values. See Notes 6 and 7 for the terms and carrying values of the Company's various debt instruments.

Warranty Provision

A provision for expected future product warranty claims is estimated by management based on the Company's prior claim experience.

Income Taxes

Income taxes are calculated using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates that are expected to be in effect when the differences reverse.

Engineering and Product Development

Engineering and product development costs, which are not capitalized software, are charged to expense in the period incurred.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include cash in checking accounts, highly liquid investments and short-term investments with an initial maturity term of three months or less.

Statements of Cash Flows Information

For the years ended December 31, 1996, 1995 and 1994, the Company paid interest of $270,000, $129,000, and $44,000, respectively, and income taxes of $103,000,
$75,000 and $280,000, respectively. The following table displays non-cash assets that were recorded as a result of the acquisitions discussed in Note 2.

                                                                     1994
                                                                 -----------
NON-CASH ASSETS:
  Accounts receivable                                            $ 2,828,000
  Inventory                                                          509,000
  Prepaid expenses                                                   441,000
  Property and equipment                                           1,857,000
  Non-compete agreement                                                 --
  Goodwill                                                         5,600,000
  Other assets                                                       808,000
                                                                 -----------
       Net non-cash assets acquired                               12,043,000
    Assumed liabilities                                           (4,615,000)(a)
                                                                 -----------
       Total consideration                                         7,428,000
    Note payable to seller under non-compete agreement (Note 7)         --
    Common stock issued to sellers                                (1,754,000)
                                                                 -----------
       Net cash paid                                             $ 5,674,000
                                                                 ===========

(a) $1,112,000 of assumed debt was repaid to third parties subsequent to the closing of the INDT acquisition.

Net Loss Per Share

Net loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding for the respective periods.

Foreign Currency Translation

The Company's foreign subsidiaries translate their balance sheet and income statement accounts from their local currency to U.S. dollars, using the year end and weighted average exchange rates, respectively. Translation adjustments resulting from this process are recorded directly in shareholders' equity.

Reclassifications

Certain reclassifications have been made to the 1995 financial statements to conform to current presentations.

Goodwill

The excess of the purchase prices of acquisitions over the fair market value of the acquired net assets is recorded as goodwill and amortized on a straight-line basis over 10 or 20 years. As of December 31, 1996 and 1995, goodwill is net of accumulated amortization of $850,000 and $486,000, respectively. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted future cash flows over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

New Accounting Pronouncements

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long Lived Assets to be Disposed of" ("SFAS No. 121"). SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. The Company adopted SFAS No. 121 effective January 1, 1996. The adoption did not have an effect on the Company's financial statements.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 established financial accounting and reporting standards for stock based compensation plans. The Company has adopted the disclosure requirements of SFAS No. 123 (see Note 10).

2. ACQUISITIONS:

On August 12, 1994, the Company acquired 100% of the capital stock of Beta Monitors and Controls Ltd., a Canadian company (Beta), for Canadian $5,500,000, equivalent to U.S. $4,022,000. The Company also entered into a four year employment agreement with Beta's former president, who retired at the end of 1996, which required a base level of compensation and an annual bonus based on the performance of the business. The transaction was accounted for using the purchase method of accounting, whereby the purchase price is allocated to the assets and liabilities of Beta based on their fair market value at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The excess of cash paid over the estimated fair value of the net assets acquired was approximately $2,490,000 which was recorded as goodwill and is being amortized on a straight-line basis over 20 years.

On March 28, 1994, the Company acquired 100% of the capital stock of Industrial NDT Company, Inc. (INDT) in exchange for $2,000,000 in cash and 317,460 shares of common stock of the Company (valued at $1,754,000), and a contingent payment of up to $500,000 (paid in February 1995). The acquisition has been accounted for using the purchase method, whereby the purchase price is allocated to the assets and liabilities of INDT based on their fair market value at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The purchase price, including transaction costs and the $500,000 contingent payment paid in February 1995, exceeded the fair market value of the net assets acquired by $3,110,000 which was recorded as goodwill and is being amortized on a straight-line basis over 20 years.

In 1993, the Company acquired substantially all of the net assets of Boggs Technical Services, Inc. (MOV Services) and entered into a ten-year non-compete agreement with the owner of MOV Services. The acquisition was accounted for using the purchase method of accounting. The related goodwill and non-compete agreement are being amortized over ten years.

The following unaudited pro forma information is presented for the acquisitions of Beta and INDT as if the acquisitions had occurred on January 1, 1994.

The unaudited pro forma information does not purport to be indicative of the results that would have been attained if the operations had actually been combined during the periods presented, and is not necessarily indicative of operating results to be expected in the future.

                                                           For the Year Ended
                                                            December 31, 1994
                                                         -----------------------


          Total revenues                                      $33,723,000
          Net income                                          $   241,000
          Shares used in computing earnings per share           4,938,000

          Net income per share                                $       .05

3. NON-RECURRING CHARGES:

In 1995 the Company reorganized its two product operations into one unit and its two service operations into a second unit. This reorganization resulted in a restructuring charge of $758,000 for the year ended December 31, 1995.

Also in 1995 the Company wrote-off capitalized software costs totaling $3,670,000 (see Note 1).

4. INVENTORIES:

                                                       December 31,
                                          ------------------------------------
                                                 1996                1995
                                          ----------------    ----------------

      Raw materials & work in process     $      3,171,000    $      1,687,000
      Finished goods                               571,000             388,000
                                          ----------------    ----------------

                                          $      3,742,000    $      2,075,000
                                          ================    ================

5. PROPERTY AND EQUIPMENT:
                                                       December 31,
                                           ------------------------------------
                                                  1996                1995
                                           ----------------    ----------------

     Land                                  $        163,000    $        163,000
     Machinery and equipment                      7,220,000           5,761,000
     Furniture and fixtures                         990,000           1,117,000
     Buildings and improvements                     615,000             604,000
     Leasehold improvements                         235,000             143,000
                                           ----------------    ----------------

                                                  9,223,000           7,788,000
     Less- Accumulated depreciation and
       amortization                              (4,611,000)         (3,898,000)
                                           ----------------    ----------------

                                           $      4,612,000    $      3,890,000
                                           ================    ================

6. LINE OF CREDIT:

The Company had a $7,500,000 credit facility with a commercial bank, with interest at the lower of the Eurodollar rate plus 1.25% or the bank's prime rate less one-half percent. The rate at December 31, 1996 was 6.36%. The line requires an annual fee of one quarter percent on the unused portion and requires that the Company maintain certain financial covenants. The Company was not in compliance with certain of these covenants at December 31, 1996. The bank has waived non compliance with these covenants through May 1, 1997. The line is collateralized by substantially all of the Company's accounts receivable and inventory. The maximum additional availability as of December 31, 1996 was $1,775,000. Interest of $265,000 and $56,000 was charged to expense for the years ended December 31, 1996 and 1995, respectively, at a weighted average interest rate of 6.87% and 6.75%, respectively.

The Company amended the credit facility effective April 3, 1997. The amended facility provides maximum availability of $9,000,000 through June 30, 1997; $7,500,000 through September 30, 1997; $6,500,000 through December 31, 1997; and
$5,500,000 through March 31, 1998. After June 30, 1997, borrowings under the line are limited to 85% of eligible receivables and 25% of eligible inventory, as defined. Beginning after October 1, 1997, the borrowing base will be limited solely to 85% of eligible receivables, as defined. The interest rate on the facility varies from the Eurodollar rate plus 1.50% to the bank's prime rate plus 1.00% and is payable at the maturity of each draw against the facility. The line of credit expires on March 31, 1998.

Liberty M.P. has a credit facility with a commercial bank which provides for maximum availability of approximately $342,000, with interest at the bank's weighted middle rate plus 1.8%. There were no borrowings for the year ended December 31, 1996.

7. LONG-TERM DEBT:

                                                             December 31,
                                                       ------------------------
                                                         1996           1995
                                                       ---------      ---------
         Annuity payable to former shareholder
           of INDT, monthly payments of $3,000,
           net of unamortized discount of $81,000
           and $99,000 at December 31, 1996 and
           1995, respectively                          $ 207,000      $ 223,000
         Note payable in connection with
           covenant not-to-compete, net of
           unamortized discount of $1,000 at
           December 31, 1995 (see Note 2)                   --           49,000
         Other                                            76,000         79,000
                                                       ---------      ---------
                                                         283,000        351,000
         Less- Current portion                           (66,000)       (92,000)
                                                       ---------      ---------

                                                       $ 217,000      $ 259,000
                                                       =========      =========

Long-term debt maturities as of December 31, 1996 are as follows:

          1997                                            $     83,000
          1998                                                  52,000
          1999                                                  37,000
          2000                                                  36,000
          2001                                                  33,000
          Thereafter                                           123,000
                                                          ------------
                                                               364,000
          Less- Unamortized discount                           (81,000)
                                                          ------------
                                                          $    283,000
                                                          ============

8. LEASE COMMITMENTS:

The Company leases office space under non-cancelable operating leases that expire on various dates through 2001. Rent expense was $771,000, $687,000, and $709,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

Future minimum payments under the leases as of December 31, 1996, are as follows:

          1997                                            $    677,000
          1998                                                 673,000
          1999                                                 688,000
          2000                                                 649,000
          2001                                                  87,000
                                                          ------------

                                                          $  2,774,000
                                                          ============

9. SHAREHOLDER RIGHTS PLAN:

In May 1996, the Company adopted a Shareholder Rights Plan ("the Rights Plan") to insure that any acquisition of the Company would be on terms that are fair to and in the best interest of all shareholders. Under the Rights Plan, holders of common stock are entitled to receive one right for each share of common stock held. Separate rights certificates would be issued and become exercisable in the event that an acquiring party accumulates 15% or more of the Company's common stock or announces an offer to acquire 15% or more of the outstanding Company common stock.

Each right will entitle a holder, except a 15% or more holder, to buy one one-thousandth share of Series A Preferred Stock at an exercise price of $48 per unit. Each one one-thousandth share of such Preferred stock is essentially equivalent to one share of the Company's common stock. However, if an acquiring party accumulates 15% or more of the Company common stock or certain other events occur, each right entitles the holder (other than a 15% holder) to purchase for $48 either $96 worth of the Company's common stock or $96 worth of the 15% holder's common stock.

The rights expire in May 2006 and may be redeemed by the Company at a price of $.001 per right at any time up to ten days after they become exercisable or in connection with a transaction approved by the Board of Directors.


10. STOCK INCENTIVE PLANS:

Stock Option Plans

The Company has two stock option plans, the 1992 Stock Option Plan and the 1988 Stock Option Plan, which provide for the granting of options to purchase an aggregate of 1,800,000 shares of Common Stock to eligible employees and others. The 1992 Stock Option Plan provides for the grant of options to purchase up to 1,300,000 shares. There were 578,000 options available for future grant as of December 31, 1996 under this Plan. No additional options will be granted under the 1988 Stock Option Plan, which provided for the grant of options to purchase up to 500,000 shares.

Options granted may be at fair market value of the stock or at a price determined by a committee of the Board. The stock options generally vest over a four-year period, except for non-employee director grants which vest immediately, and are exercisable over a period determined by the committee but not longer than ten years.

Information with respect to the options under both plans and certain prior options is as follows:

                                                                Aggregate         Option Price
                                                  Shares          Price            Per Share
                                               ---------      -------------     ---------------
Outstanding, December 31, 1993                   727,100      $   2,972,000     $   1.65 - 9.50

    Granted                                      459,500          2,842,000         3.75 - 9.25
    Exercised                                    (57,100)          (132,000)        1.65 - 6.00
    Canceled                                     (76,625)          (391,000)        1.65 - 8.75
                                               ---------      -------------


Outstanding, December 31, 1994                 1,052,875          5,291,000     $   1.65 - 9.50

    Granted                                       81,000            403,000         4.25 - 6.25
    Exercised                                     (9,250)           (16,000)        1.65 - 4.00
    Canceled                                     (54,875)          (260,000)        3.75 - 9.00
                                               ---------      -------------

Outstanding, December 31, 1995                 1,069,750          5,418,000     $   1.65 - 9.50

    Granted                                      212,000          1,208,000         3.00 - 4.88
    Exercised                                    (15,625)           (67,000)        1.65 - 5.25
    Canceled                                    (243,625)        (1,920,000)        4.00 - 9.75
                                               ---------      -------------

Outstanding, December 31, 1996                 1,022,500      $   4,639,000     $   1.65 - 9.75
                                               =========      =============

At December 31, 1996, options totaling 657,269 were vested at exercise prices ranging from $1.65 to $9.75 per share. The aggregate exercise price of these options was $2,539,000 as of December 31, 1996.

Employee Stock Purchase Plan

Under the terms of the Company's 1993 Employee Stock Purchase Plan, eligible employees may purchase shares of the Company's common stock, based on compensation, though payroll deductions. The purchase price is equal to 85% of the lower of the average of the highest and the lowest price of the stock on the first and on the last day of the preceding quarter.

Fair Value of Stock Based Compensation

The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and the related interpretations in accounting for its stock option plans. The disclosure requirements of SFAS No. 123 were adopted by the Company in 1996. Had compensation cost for the Company's common stock option plans been determined based upon the fair value of the options at the date of grant, as prescribed under SFAS No. 123, the Company's net loss would have been increased to the following pro forma amounts:

                                                     Year Ended December 31,
                                                  -----------------------------
                                                      1996             1995
                                                  ------------     ------------
          Net loss as reported                    $ (2,572,000)    $ (2,642,000)
          Pro forma net loss                      $ (2,727,000)    $ (2,723,000)

          Net loss per share as reported          $       (.52)    $      (.53)
          Pro forma net loss per share            $       (.55)    $      (.55)


Because the SFAS No. 123 method of accounting is not required to be applied to options granted prior to January 1, 1995, the resulting pro-forma compensation cost may not be representative of that to be expected in future years. The weighted average fair value of options granted was $2.56 and $3.39 for the years ended December 31, 1996 and 1995, respectively.

Information with respect to the options outstanding under the two stock options plans at December 31, 1996 is as follows:

                                             Options Outstanding                       Options Exercisable
                               ----------------------------------------------        -----------------------
                                                  Weighted-
                                                   Average          Weighted-                      Weighted-
                                  Number         Remaining          Average             Number      Average
                               Outstanding       Contractual        Exercise         Outstanding    Exercise
      Periods Granted          at 12/31/96          Life             Price           at 12/31/96     Price
      ---------------          -----------          ----             -----           -----------     -----
Prior to January 1, 1995             757,990      5.7 years          $ 4.22              627,144     $ 3.83
During 1995                           62,006      8.4 years          $ 5.12               22,625     $ 4.99
During 1996                          202,504      9.4 years          $ 5.56                7,500     $ 3.21
                                ------------      ---------          ------           ----------     ------
                                   1,022,500      6.6 years          $ 4.54              657,269     $ 3.86
                                ============      =========          ======           ==========     ======


The fair value of each grant is estimated on the date of grant using the Black-Sholes option pricing model with the following assumptions used for grants in 1996 and 1995: no expected dividend yield; volatility - 60%; risk free interest rate of 5.4% to 7.9% based on the rate in effect on the date of grant; and an expected life of 6.0 years.

11. INCOME TAXES (BENEFIT):

The components of loss before income taxes (benefit) were as follows:

                                                 Year Ended December 31,
                                      -----------------------------------------
                                          1996           1995           1994
                                      -----------    -----------    -----------

Income (loss) before income taxes:
    Domestic                          $(2,474,000)   $(3,288,000)   $  (220,000)
    Foreign                               (61,000)      (454,000)       112,000
                                      -----------    -----------    -----------
                                      $(2,535,000)   $(3,742,000)   $  (108,000)
                                      -----------    -----------    -----------


The components of income taxes (benefit) were as follows:

                                               Year Ended December 31,
                                      -----------------------------------------

Current provision (benefit):
    Federal                           $  (366,000)   $  (294,000)   $  (438,000)
    State                                  57,000         64,000         53,000
    Foreign                               112,000         52,000          4,000
                                      -----------    -----------    -----------

                                         (197,000)      (178,000)      (381,000)
                                      -----------    -----------    -----------

Deferred provision (benefit):
    Federal                              (523,000)      (708,000)       379,000
    State                                    --            5,000         (2,000)
    Foreign                               (82,000)      (228,000)          --
                                      -----------    -----------    -----------

                                         (605,000)      (931,000)       377,000
                                      -----------    -----------    -----------


Increase in valuation allowance           889,000           --             --
                                      -----------    -----------    -----------

                                      $    87,000    $(1,109,000)   $    (4,000)
                                      ===========    ===========    ===========


The reconciliation of the statutory federal rate to the Company's effective income tax rate is as follows:

                                                     Year Ended December 31,
                                                  ----------------------------
                                                   1996       1995       1994
                                                  ------     ------     ------

Statutory tax provision (benefit)                  (34.0)%    (34.0)%    (34.0)%
State income taxes, net of federal tax benefit       1.5        1.2       31.4
Foreign taxes                                        2.0        0.6       33.8
Tax credits utilized                                (3.8)      --         --
Net operating losses for which no tax benefit is
     currently available                            35.1       --         --
Other, net                                           2.6        2.6      (34.6)
                                                  ------     ------     ------
                                                     3.4%     (29.6)%     (3.4)%
                                                  ======     ======     ======

The tax effect of temporary differences that give rise to deferred income taxes are as follows:

                                                             December 31,
                                                     --------------------------
                                                         1996           1995
                                                     -----------    -----------
Gross deferred tax asset:
   Accruals and reserves currently not deductible    $   385,000    $   250,000
   Net operating loss carryforwards                    1,114,000        480,000
   Tax credit carryforwards                              305,000        278,000
   Intangible asset amortization                            --           60,000
   Other                                                  53,000         57,000
   Valuation allowance                                  (889,000)          --
                                                     -----------    -----------

                                                     $   968,000    $ 1,125,000
                                                     ===========    ===========

Gross deferred tax liability:
   Depreciation                                      $  (203,000)   $    (4,000)
   Other                                                 (13,000)      (108,000)
                                                     -----------    -----------

                                                     $  (216,000)   $  (112,000)
                                                     ===========    ===========

As December 31, 1996, the Company had net operating loss carryforwards and tax credit carryforwards for federal income tax purposes of approximately $2,131,000 and $511,000, respectively. The net operating loss carryforwards and tax credit carryforwards will begin to expire in 2009 and 2007, respectively.

During 1996, management evaluated the realizability of the deferred tax asset under the guidelines set forth in SFAS No. 109 and recorded a valuation allowance. Realization of the remaining carryforwards and timing differences are dependent on generating sufficient taxable income prior to expiration of the carryforwards. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced. Any future benefits recognized from the reduction of the valuation allowance will result in a reduction of income tax expense.

12. SAVINGS PLAN:

The Company has established a Retirement Savings Plan that is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code and covers substantially all employees. The Company currently matches 25% of eligible employees' contributions up to a maximum of 1.5% of each employee's compensation. The expense under this plan was approximately $136,000, $88,000 and $51,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

13. JOINT VENTURE:

In December 1995 the Company formed a joint venture with Electricite de France for the sale of products and services within the European Union. The Company invested $116,000 for a 51% ownership interest in Liberty M.P., SAS. Liberty M.P. had revenues of $2,423,000 and a net loss of $101,940 for the year ended December 31, 1996. Liberty M.P. had no material operating activities through December 31, 1995.

                                                                     Schedule II



                   LIBERTY TECHNOLOGIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

               Column A                   Column B       Column C        Column D         Column E         Column F
               --------                   --------       --------        --------         --------         --------
                                                       Additions
                                         Balance at    Charged to                                          Balance at
                                         Beginning     Costs and                          Other             End of
           Classifications               of Period      Expenses        Deductions    Increases (A)          Period
           ---------------               ---------      --------        ----------    -------------          ------
For the Year Ended,
    December 31, 1996
       Allowance for doubtful
          accounts                      $   111,000   $      81,000    $     10,000   $        --        $    182,000
                                        ===========   =============    ============   ============       ============

For the Year Ended,
    December 31, 1995
       Allowance for doubtful
          accounts                      $   136,000   $     169,000    $    194,000   $        --        $    111,000
                                        ===========   =============    ============   ============       ============

For the Year Ended,
    December 31, 1994
       Allowance for doubtful
          accounts                      $    83,000   $      31,000    $     81,000   $    103,000       $    136,000
                                        ===========   =============    ============   ============       ============



(A) Balances as of acquisition dates of INDT and Beta (see Note 2 of Notes to Consolidated Financial Statements)

                                INDEX TO EXHIBITS




Exhibit                                                            Sequentially
 No.                                                                 Numbered
                                Description                            Page
                                -----------                            ----


2.1     Agreement and Plan of Merger dated as of March 11,
        1994 among the Company, Liberty Acquisition
        Corp., Industrial NDT Company, Inc., John D. Ridgeway,
        Jr. and Sandra R. Miles. The Exhibits and Schedules
        to the Agreement and Plan of Merger other than the Disclosure Memorandum (not including attachments thereto), the Registration Rights and Stock Restriction Agreement and the Employment Agreements are not being filed with this Annual Report on Form 10-K.**...............
2.2     Registration Rights and Stock Restriction Agreement
        between the Company and the shareholders of INDT dated
        as of March 28, 1994**......................................
2.4     Stock Purchase Agreement dated as of August 9, 1994 by
        and among Liberty Technologies, Inc., 3039111 Canada,
        Ltd., and the shareholders of Beta Monitors & Controls,
        Ltd. ( which are listed on Schedule A attached to the
        Stock Purchase Agreement.)***...............................
3.1     Restated Certificate of Incorporation of the Company*.......
3.2     By-Laws of the Company, Effective November 10, 1992*........
4.1     Specimen Stock Certificate*.................................
10.1    1992 Stock Option Plan and related Form of Stock Option
        Agreement*..................................................
10.2    1988 Stock Option Plan*.....................................
10.3    Employee Stock Purchase Plan*...............................
10.4    Retirement Savings Plan*....................................

--------
*         Filed as an exhibit to the Company's Form S-1
          Registration Statement, No. 33-58600, and incorporated herein by this reference.

** Filed as an exhibit to the Company's Report on Form 8-K dated April 8, 1994.

*** Filed as an exhibit to the Company's Report on Form 8-K dated August 24, 1994.

****      Filed as an exhibit to the Company's Report on Form
          10-K for the year ended December 31, 1993.

*****     Filed as an exhibit to the Company's Report on Form
          10-K for the year ended December 31, 1994.

******    Filed as an exhibit to the Company's Report on Form
          10-K for the year ended December 31, 1995.

******* Filed as an exhibit to the Company's Report on Form 8-K dated May 15, 1996.

10.5    Agreements between the Company and each of R. Nim Evatt
        and Anthony L. Moffa*.......................................
10.6    Lease between the Company and Lee Park Investors, L.P. with respect to the Company's principal executive offices*.......
10.7    Asset Purchase Agreement between the Company, Boggs
        Technical Services, Inc. and Marcus Boggs*..................
10.9    Form of Employee Innovation and Non-Disclosure
        Agreement*..................................................
10.11   Agreement between the Company and B&W Nuclear
        Services dated August 5, 1988*..............................
10.13   Settlement Termination of Product Licensing
        Agreement*..................................................
10.14   Restrictive Covenant Agreement between the Company
        and Marcus Boggs*...........................................
10.16   Credit Agreement between the Company and First
        Fidelity Bank, N.A. as amended dated December
        30, 1995*******.............................................
10.17   Joint Development Agreement between the Company
        and EdF****.................................................
10.19   Joint Venture Agreement between the Company and CHARTH,
        an affiliate of EdF, dated November 22, 1994*****...........
10.20   Amended Joint Venture Agreement between the Company and
        CHARTH, an affiliate of EdF dated December 1995******.......
10.21   Teaming Agreement Between Framatome and Liberty
        Technologies, Inc. for Spain dated March 1, 1995******......
10.22   Technology Transfer and License Agreement between the
        Company and Quantex Corporation dated June 14,
        1994******..................................................
10.23   Teaming Agreement Between Framatome, Liberty M.P., S.A.S.
        and Liberty Technologies, Inc. for France dated January
        1, 1996******...............................................
10.24   Shareholders' Rights Plan*******............................
10.25   Credit Agreement between the Company and First Union
        Bank, N.A. as amended dated October 11, 1996................    57
10.26   Credit Agreement between the Company and First Union
        Bank, N.A. as amended dated February 27, 1997...............    72
10.27   Credit Agreement between the Company and First Union
        Bank, N.A. as amended dated April 1, 1997...................   160

10.28   Agreement between the Company and Robert L. Leon............   453
 11.1   Earnings per share calculation..............................   450
 21.1   Subsidiaries................................................   451
 23.1   Consent of Arthur Andersen LLP..............................   452

                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conshohocken, Commonwealth of Pennsylvania, on the 14th day of April, 1997.


                                   LIBERTY TECHNOLOGIES, INC.


                                   By:/s/ R. Nim Evatt
                                      -----------------------------------
                                   President, Chief Executive Officer and
                                   Chairman of the Board

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated:


      Signature                                           Title                                  Date
      ---------                                           -----                                  ----
/s/ R. Nim Evatt                   President, Chief Executive Officer and Chairman of           9/18/97
--------------------------         the Board (principal executive officer)
     R. Nim Evatt

/s/ Daniel G. Clare                Vice President - Finance (principal financial and            9/18/97
--------------------------         accounting officer)
    Daniel G. Clare


/s/ Robert L. Leon                 Director                                                     9/18/97
--------------------------
    Robert L. Leon

/s/ James D. Rosener               Director                                                     9/18/97
--------------------------
    James D. Rosener

/s/ Richard J. Defieux             Director                                                     9/18/97
--------------------------
    Richard J. Defieux

/s/ John A. Hinds                  Director                                                     9/18/97
--------------------------
    John A. Hinds

                                       56

                                                                    APPENDIX B-2

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                           Form 10-Q/A Amendment No. 2



[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended June 30, 1997

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______________

Commission File Number  1-11729



                           Liberty Technologies, Inc.
                           --------------------------
             (Exact name of registrant as specified in its Charter)


             Pennsylvania                                      23-2295708
--------------------------------------                     ------------------
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                           Identification
                                                                  No.)

                           --------------------------

                                    Lee Park
                                 555 North Lane
                             Conshohocken, PA 19428
                                  610-834-0330
                           --------------------------
               (Address, including zip code, and telephone number
                 (including area code) of registrant's principal
                                executive office)

                           --------------------------


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the last 90 days.     YES   X   NO ____


Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the last practicable date.

      Class                              Shares Outstanding at August 14, 1997
------------------                      ----------------------------------------
  Common Stock                                         5,010,339

================================================================================

                           LIBERTY TECHNOLOGIES, INC.


                                      INDEX


                          PART I FINANCIAL INFORMATION
                          ----------------------------



Item 1.     Consolidated Financial Statements (unaudited):              Page No.
                                                                        --------
                Consolidated Statements of Operations
                  Three months and six months ended June 30,
                  1997 and  1996.......................... ..............   3


                Consolidated Balance Sheets
                  June 30, 1997 and December 31, 1996....................   4


                Consolidated Statements of Cash Flows
                  Six months ended June 30, 1997 and  1996...............   5


                Notes to Consolidated Financial  Statements..............   6




Item 2.     Management's Discussion and Analysis of Financial Condition
                and Results of  Operations...............................   9


                            PART II OTHER INFORMATION
                            -------------------------


Item 6.     Exhibits and Reports on Form  8-K............................  13

            Signatures...................................................  14

            Exhibit Index................................................  15

            Exhibit - Calculation of Earnings Per Share..................  16

PART I.  Financial Information

Item 1.  Consolidated Financial Statements

LIBERTY TECHNOLOGIES, INC. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                                                              For the three months ended June 30,  For the six months ended June 30,
                                                              -----------------------------------  ---------------------------------
                                                                          (Unaudited)                          (Unaudited)

                                                                    1997               1996               1997               1996
                                                                  --------           --------           --------           --------
Revenues:
   Product .............................................          $  3,473           $  2,850           $  7,563           $  5,944
   Service .............................................             7,456              7,211             13,122             12,408
                                                                  --------           --------           --------           --------

                                                                    10,929             10,061             20,685             18,352
                                                                  --------           --------           --------           --------

Cost of revenues:
   Product .............................................             1,294              1,086              2,815              2,027
   Service .............................................             4,591              4,498              8,450              7,750
                                                                  --------           --------           --------           --------

                                                                     5,885              5,584             11,265              9,777
                                                                  --------           --------           --------           --------

              Gross profit .............................             5,044              4,477              9,420              8,575
                                                                  --------           --------           --------           --------

Operating expenses:
   Engineering and product development .................             1,177                947              2,285              1,947
   Selling, general and administrative .................             3,493              3,380              6,962              6,514
                                                                  --------           --------           --------           --------

                                                                     4,670              4,327              9,247              8,461
                                                                  --------           --------           --------           --------

              Operating income .........................               374                150                173                114

Interest expense, net ..................................              (214)               (21)              (298)               (71)
Other income ...........................................              --                   25               --                   25
                                                                  --------           --------           --------           --------


              Income (loss) before taxes
                   and minority interest ...............               160                154               (125)                68

Income taxes ...........................................              --                   64               --                   23
                                                                  --------           --------           --------           --------

              Income (loss) before
                   minority interest ...................               160                 90               (125)                45


Minority interest ......................................               (33)               (12)              (105)                67
                                                                  --------           --------           --------           --------

Net income (loss) ......................................          $    193           $    102           $    (20)          $    (22)
                                                                  ========           ========           ========           ========


Net income (loss) per share ............................          $   0.04           $   0.02           $   0.00           $   0.00
                                                                  ========           ========           ========           ========

Shares used in computing net income (loss)
      per share ........................................             5,064              5,310              5,000              4,964
                                                                  ========           ========           ========           ========



        The accompanying notes are an integral part of these statements.


LIBERTY TECHNOLOGIES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)


                                ASSETS                            June 30,      December 31,
                                                                    1997           1996
                                                                  --------       --------
                                                                (Unaudited)
Current assets:
    Cash and cash equivalents ..............................      $    506       $    324
    Accounts receivable, net ...............................         9,455          8,499
    Inventories ............................................         3,746          3,742
    Deferred income taxes ..................................           327            385
    Prepaid income taxes ...................................           263            230
    Prepaid expenses and other .............................           974            414
                                                                  --------       --------

              Total current assets .........................        15,271         13,594
Property and equipment, net ................................         4,261          4,612
Goodwill, net ..............................................         4,800          4,961
Deferred income taxes, net .................................           367            367
Minority interest ..........................................            50           --
Other assets ...............................................         1,323          1,483
                                                                  --------       --------

                                                                  $ 26,072       $ 25,017
                                                                  ========       ========
                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Line of credit .........................................      $  7,145       $  5,725
    Current maturities of long-term debt ...................            58             66
    Book overdraft .........................................           247            472
    Accounts payable .......................................         2,901          2,728
    Accrued compensation and benefits ......................         1,118          1,250
    Unearned revenue .......................................            50             12
    Income taxes payable ...................................          --              137
    Other accrued expenses .................................           399            376
                                                                  --------       --------

              Total current liabilities ....................        11,918         10,766
                                                                  --------       --------

Long-term debt .............................................           197            217
                                                                  --------       --------

Minority interest ..........................................          --               61
                                                                  --------       --------

Shareholders' equity:
    Series A Preferred stock, $.001 par value, 10,000 shares
       authorized, none issued .............................          --             --
    Common stock, $.01 par value, 10,000,000 shares
       authorized,  5,022,987 and 5,018,987 shares issued,
       and 5,004,615 and 4,989,915 outstanding .............            50             50
    Additional paid-in capital .............................        17,222         17,242
    Accumulated deficit ....................................        (3,198)        (3,178)
    Treasury stock at cost .................................           (94)          (149)
    Cumulative translation adjustment ......................           (23)             8
                                                                  --------       --------

              Total shareholders' equity ...................        13,957         13,973
                                                                  --------       --------

                                                                  $ 26,072       $ 25,017
                                                                  ========       ========


        The accompanying notes are an integral part of these statements.

LIBERTY TECHNOLOGIES INC. AND SUBSIDIARIES
------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

                                                                                For the six months ended June 30,
                                                                                ---------------------------------
                                                                                          (Unaudited)
                                                                                        1997         1996
                                                                                      -------       -------
Cash flows from operating activities:
   Net loss ....................................................................      $   (20)      $   (22)

   Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
       Depreciation and amortization ...........................................        1,056         1,018
       Deferred income taxes ...................................................           58          --
       Minority interest in income (loss) of joint venture .....................         (105)           67
       Change in assets and liabilities
           (Increase) decrease in:
                   Accounts receivable .........................................         (957)         (732)
                   Inventories .................................................         (170)         (522)
                   Prepaid expenses and other ..................................         (332)           71
                   Other assets ................................................         (130)         (165)
           Increase (decrease) in:
                    Accounts payable ...........................................          173           315
                    Accrued expenses ...........................................         (109)         (529)
                    Income taxes payable .......................................         (154)          (64)
                    Unearned revenue ...........................................           38          (308)
                                                                                      -------       -------
              Net cash used in operating activities ............................         (652)         (871)
                                                                                      -------       -------
Cash flows from investing activities:
   Purchases of property and equipment .........................................         (269)         (892)
   Purchases of licenses .......................................................         --            (100)

   Patent costs ................................................................         --            (177)

   Other .......................................................................          (26)           21
                                                                                      -------       -------
              Net cash used in investing activities ............................         (295)       (1,148)
                                                                                      -------       -------
Cash flows from financing activities:
   Payments of long-term debt ..................................................          (28)          (58)
   Net borrowings under line of credit .........................................        1,420         1,800
   Decrease in book overdraft ..................................................         (225)         --
   Proceeds from Employee Stock Purchase Plan ..................................           28            33
   Exercise of options and warrants ............................................            7            67
   Investment from minority shareholder in joint venture .......................          (42)           23
                                                                                      -------       -------
              Net cash provided by (used in) financing activities ..............        1,160         1,865
                                                                                      -------       -------

Effect of foreign exchange rate changes on cash ................................          (31)          (22)
                                                                                      -------       -------
Net increase (decrease) in cash and cash equivalents ...........................          182          (176)
Cash and cash equivalents, beginning of year ...................................          324           356
                                                                                      -------       -------
Cash and cash equivalents, end of period .......................................      $   506       $   180
                                                                                      =======       =======


        The accompanying notes are an integral part of these statements.

                           LIBERTY TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The consolidated financial statements as of June 30, 1997 and for the three and six month periods ended June 30, 1997 and 1996 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto, together with management's discussion and analysis of financial condition and results of operations, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. The results of the Company's operations for any interim period are not necessarily indicative of results of the Company's operations for any other interim period or for the full year.

     Going Concern

     As indicated in the financial statements contained in the Company's Annual Report on Form 10-K/A Number 2, the Company has incurred losses during the last three years. Additionally, for the six months ended June 30, 1997 the Company incurred a net loss of $20,000. During 1996 and 1997, the Company's primary source of financing has been borrowings under its line of credit. During 1997, the Company continues to experience limitations on its ability to borrow. Additionally, in 1997, the Company was in violation of certain loan covenants that give the lenders the right to accelerate the due date of the loan. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     In April 1997, the Company's line of credit facility was amended to extend the line through March 1998 (see Note 6). As of September 17, 1997, the Company is in violation of certain loan covenants under the loan agreement with its bank. Additionally, since June 30, 1997, the Company's outstanding principal balance under the credit facility has exceeded the line's borrowing base. These events constitute events of default under the Company's loan agreement with its bank. The bank has reserved the right not to make any further advances under the facility in excess of the borrowing base and any future advances are at the discretion of the bank. The Company's maximum borrowing availability, notwithstanding the borrowing base limitations, decreases to $6,500,000 at September 30, 1997 from $7,500,000 at June 30, 1997. At August 31, 1997, approximately $6,900,000 was outstanding under the line. These events of default may have a material adverse effect on the Company.

     On July 25, 1997, the Company entered into an agreement to sell substantially all of the assets of its nondestructive testing and evaluation services business (the NDE Business) to a subsidiary of General Electric Company (GE) for $13,600,000 (subject to a dollar-for-dollar reduction based on the amount of working capital and the amount of fixed assets of the NDE Business on the closing date) and the assumption of certain associated liabilities not to exceed $1,390,000. Approximately 10% of the cash portion of the purchase price will be held in escrow to secure certain indemnification obligations of the Company to the buyer. Consummation of the transaction is subject to, among other things, the approval of the Company's shareholders. If approved and the other conditions are satisfied it is currently expected that the transaction will close by October 31, 1997. The Company intends to use the proceeds from the sale of the NDE Business to repay its bank debt, to invest in the existing product business and for other corporate purposes.

     There can be no assurance that the Company will consummate the sale of the NDE Business. If the sale of the NDE Business is not completed, the Company would need to pursue alternative financing such as a private placement. Management is unable to estimate the amount and timing of funding required, if any, from these alternative sources.

     These financial statements do not include any adjustments relating to the recoverablility and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


2.   Inventories are summarized as follows:

                                   June 30, 1997         December 31, 1996
                                   -------------         -----------------
          Raw materials              $3,207,000             $3,171,000
          Finished goods                539,000                571,000
                                     ----------             ----------
                                     $3,746,000             $3,742,000
                                     ==========             ==========

3. Cash payment of income taxes for the six months ended June 30, 1997 and 1996 were approximately $79,000 and $83,000, respectively, all of which pertained to payment of prior year taxes. Interest paid for the six months ended June 30, 1997 and 1996 was $286,000 and $95,000, respectively.

4. Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings per Share," which supersedes ABP Opinion No. 15, "Earnings per Share," was issued in February, 1997. SFAS 128 requires dual presentation of basic and diluted earnings per share (EPS) for complex capital structures on the face of the statement of operations. Basic EPS is computed by dividing income or loss by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock, such as stock options. SFAS 128 is required to be adopted for year-end 1997; earlier application is not permitted. Management does not expect the basic or diluted EPS measured under SFAS 128 to be materially different than the Company's primary or fully-diluted EPS measured under APB No. 15. The Company will present both

     EPS measures on the face of the statement of operations.

5. After June 30, 1997, borrowings under the Company's revolving credit facility with a commercial bank (the Bank) are limited to 85% of eligible receivables and 25% of eligible inventory. The Company's outstanding principal balance under the credit facility exceed the borrowing base, which constitutes an Event of Default. The Bank has reserved the right not to make any further advances under the facility in excess of the borrowing base and any future advances are at the discretion of the Bank.

6. At June 30, 1997 the Minority Interest in the Company's joint venture, Liberty M.P., S.A. (LMP), was in a receivable balance. Since that date the minority partner in LMP has made additional contributions that would eliminate the receivable balance.

                           LIBERTY TECHNOLOGIES, INC.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations
---------------------

Three and Six Months Ended June 30, 1997 Compared to Three and Six Months Ended
          June 30, 1996:

Total Revenues. For the three and six month comparative periods ended June 30, 1996 and 1997, total revenues increased from $10,061,000 to $10,929,000, or 9%, and from $18,352,000 to $20,685,000, or 13%, respectively.

Service revenues increased from $7,211,000 to $7,456,000, or 3%, for the three months ended June 30, 1996 and 1997, respectively, and from $12,408,000 to $13,122,000, or 6%, for the six months ended June 30, 1996 and 1997, respectively, principally as a result of stronger nuclear and industrial service revenues. This increase was partially offset by lower non-destructive evaluation
(NDE) service revenues.

Product revenues increased from $2,850,000 to $3,473,000, or 22%, for the three months ended June 30, 1996 and 1997, respectively, on higher sales of industrial condition monitoring products to domestic power and international industrial customers. Product revenues increased from $5,944,000 to $7,563,000, or 27%, for the six months ended June 30, 1996 and 1997, respectively, on higher sales of both industrial condition monitoring products and RADView(TM).

Cost of Revenues. Cost of revenues increased from $5,584,000 to $5,885,000, or 5%, for the three months ended June 30, 1996 and 1997, respectively, and from $9,777,000 to $11,265,000, or 15%, for the six months ended June 30, 1996 and
1997, respectively, as a result of higher sales volume. For the three month comparative period, overall costs of revenues decreased as a percentage of total revenues from 56% to 54%. For the six month comparative period, overall cost of revenues as a percentage of revenues increased from 53% to 54%.

Gross Profit. Gross profit increased from $4,477,000 to $5,044,000 and from $8,575,000 to $9,420,000 for the three and six month periods ended June 30, 1996 and 1997, respectively. For the three month comparative period, gross profit as a percentage of total revenues increased from 44% to 46%. For the six month comparative period, gross profit as a percentage of revenues decreased from 47% to 46%. The Company expects that gross profit margin will vary from quarter to quarter depending on the mix and volume of products and services sold.

Operating Expenses. Operating expenses increased 8%, from $4,327,000 to $4,670,000 and 9%, from $8,461,000 to $9,247,000, respectively, for the three and six month periods ended June 30, 1996 and 1997. Increased operating expenses were attributable to Liberty Maintenance Predictive (LMP), which was not fully operational in 1996 and which had operating expenses of $198,000 and $497,000 for the six months ended June 30, 1996 and 1997, respectively. RADView operating expenses increased from $847,000 to $1,103,000 for the same period. Additionally, there were $203,000 of favorable restructuring reserve adjustments in 1996, with no such corresponding adjustments in 1997.

Interest expense, net. Net interest expense increased from $21,000 to $214,000 and from $71,000 to $298,000 for the three and six months ended June 30, 1996 and 1997, respectively, as a result of higher average borrowings against the Company's bank line of credit and an increase in the average interest rate charged for this facility, from an average of 6.5% in 1996 to an average of 8.1% in 1997.

Income taxes. The Company's effective income tax rate was 42% and 34%, respectively for the three and six month periods ended June 30, 1996. Consistent with the valuation allowance recorded against the Company's deferred tax asset in 1996, no tax benefit was recorded against the loss for the six months period ended June 30, 1997. This tax benefit would be recoverable from any future earnings, including any gains to be recognized on the sale of the assets of the Company's NDE business described below.

Net income (loss). Net income increased from $102,000, or $0.02 per share, to $193,000, or $0.04 per share for the three month comparative period. Net loss decreased from $22,000 to $20,000 for the six month comparative period. The improvement in earnings for the three month comparative period is attributable primarily to higher operating income and no income tax expense, partially offset by higher interest expense.

The number of shares used in calculating loss per share decreased from 5,310,000 to 5,064,000 in the three month comparative period, and increased from 4,964,000 to 5,000,000 in the six month comparative period. The decrease in shares in the three month period resulted primarily from the lower dilutive effect of options because of the change in stock price. The increase in shares in the six month period resulted from the exercise of stock options under the Company's 1988 and 1992 Stock Option Plans and the sale of stock through the Company's Employee Stock Purchase Plan.

Liquidity and Capital Resources
-------------------------------

The Company has financed its working capital requirements and capital expenditures primarily through borrowings against its revolving credit facility.

At June 30, 1997, the Company had cash and investments aggregating $506,000 compared to $324,000 at December 31, 1996, reflecting the cash provided by financing activities.

Net cash used in operations decreased from $871,000 during the first half of 1996 to $652,000 during the first half of 1997. The change was principally attributable to a lower increase in inventories and higher increases in accrued expenses and unearned revenue, offset by an increase in accounts receivable and an increase in prepaid and other assets, and further offset by lower accounts payable and income taxes payable.

Net cash used in investing activities decreased from $1,148,000 in the first half of 1996 to $295,000 in the first half of 1997. This decrease resulted from lower capital additions, no purchases of licenses and no additional patent costs.

Net cash provided by financing activities decreased from $1,865,000 during the first half of 1996 to $1,160,000 in the first half of 1997. Net borrowings against the Company's bank line of credit increased $1,800,000 in 1996 compared to an increase of $1,420,000 in 1997. The additional borrowings in 1997 are offset by a decrease of $225,000 in the book overdraft.

The Company amended its revolving credit facility with a commercial bank effective April 3, 1997. The amended facility provides availability of $9,000,000 through June 30, 1997; $7,500,000 through September 30, 1997;
$6,500,000 through December 31, 1997; and $5,500,000 through March 31, 1998.
After June 30, 1997, borrowings under the line are limited to 85% of eligible receivables and 25% of eligible inventory, as defined. Beginning October 1, 1997, the borrowing base will be limited solely to 85% of eligible receivables, as defined. The interest rate on the facility varies, based on the ratio of the Company's debt to equity, from the Eurodollar rate plus 1.50% to the bank's prime rate plus 1.00% and is payable at the maturity of each draw against the facility. The line of credit expires on March 31, 1998. The balance outstanding was $7,145,000 and $5,725,000 at June 30, 1997 and 1996, respectively.

The Company's primary source of financing in 1996 and 1997 has been borrowings under its line of credit. Since the original filing of this report, the Company has failed to perform certain covenants contained in its line of credit, resulting in it being in default thereunder, an event which was reported in the original filing of its Form 10-Q for the quarter ended June 30, 1997. To date, the Company has been permitted by its lenders to continue to borrow moneys from time to time under the credit facility, up to the maximum $7,500,000, notwithstanding the existing default. However, no assurance can be given that the lenders will continue to permit such additional borrowings in the future or will not accelerate all outstanding amounts under the line of credit. As a result of such default, Arthur Andersen LLP, the Company's independent auditors, modified its report to the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 1996, which revised report is filed on Form 10-K/A Number 2.

Sale of the Nondestructive Testing and Evaluation Services Business
-------------------------------------------------------------------

In the financial statements reported on Form 10-K/A Number 2, the modified opinion of Arthur Andersen, LLP indicates that the Company (i) has incurred losses during the last three years and has continued to incur losses in 1997
(ii) continues to experience limitations on its ability to borrow and (iii) is in violation of certain loan covenants that give the lenders the right to accelerate the due date of he loan. These factors create a substantial doubt about the Company's ability to continue as a going concern and an uncertainty as to the recoverability and classification of recorded asset amounts and the amounts and classification of liabilities.

On July 25, 1997, the Company entered into an agreement with General Electric Company (GE) to sell substantially all of the assets of the Company's nondestructive testing and evaluation services business (the NDE Business) for $13.6 million in cash, subject to downward adjustment based upon the closing balance sheet. An amount equal to 10% of the purchase price must be held in an escrow account for a period of one year from the closing date. The Company intends to use the proceeds from the sale of the NDE Business to repay its bank debt, to invest in the products business and for other general corporate purposes. The sale of the NDE Business is subjet to the approval of the Company's shareholders, among other things. There can be no assurance that the Company will consummate the sale of the NDE Business. If the sale of the NDE Business is not completed, the Company would need to pursue alternative financing such as a private placement. Management is unable to estimate the amount and timing of funding required, if any, from these alternative sources.


The Company believes that its current cash and short-term investment resources, cash provided by the anticipated sale of the NDE Business and availability under its current and anticipated line of credit will be sufficient to fund the Company's operations, debt and lease obligations and expected capital expenditures for the next twenty-four months and to the best belief of management on a longer term basis. Additional financing may be required for the Company to consummate any material business acquisitions.

As a result of the sale of the NDE Business, the Company's revenues, operating income and cash flow would decrease. However, the cash generated from the sale would allow the Company to repay its line of credit and would provide additional working and investment capital to support its Products Businesses, which consists of the following: (1) performance and condition monitoring products and service, including dynamic testing services, (2) RADView(TM) imaging systems and
(3) international business development.

PART II. OTHER INFORMATION
--------------------------


Item 6. Exhibits and Reports on Form 8-K

    1. No reports on Form 8-K were filed during the quarter ended June 30, 1997.

SIGNATURES:


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: September 18, 1997



                                       LIBERTY TECHNOLOGIES, INC.
                                       (Registrant)




                                       /s/ R. Nim Evatt
                                       ----------------------------------
                                       R. Nim Evatt, President and
                                       Chief Executive Officer





                                       /s/ Daniel G. Clare
                                       ----------------------------------
                                       Daniel G. Clare, V.P. Finance and
                                       Chief Financial Officer (principal
                                       financial and accounting officer)

                                  EXHIBIT INDEX




                                                                 Sequentially
Exhibit                                                          Numbered Page
Number                                                           Number
------                                                           ------


11           Calculation of Earnings Per Share                       16

Exhibit 11

                           Liberty Technologies, Inc.
                         Earnings Per Share Calculation




                                                       Three Months Ended             Six Months Ended
                                                            June 30,                      June 30,
                                                            --------                      --------
                                                     1997              1996          1997            1996
                                                     ----              ----          ----            ----

Net income (loss)                                $  193,000        $  102,000    $  (20,000)     $  (22,000)

Weighted average shares outstanding               5,004,317         4,973,925     4,999,759       4,964,318

Dilutive effect of outstanding options
  and warrants, net of tax benefit                   60,184           336,038            --              --
                                                 ----------        ----------    ----------      ----------
Shares used in computing earnings
  per share                                       5,064,491         5,309,963     4,999,759       4,964,318
                                                 ==========        ==========    ==========      ==========


Earnings (loss) per share (primary
  and fully diluted)                                  $0.04             $0.02         $0.00           $0.00
                                                 ==========        ==========    ==========      ==========

===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 10-Q


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the quarter ended        March 31, 1997
                       ---------------------------

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from
                                -----------------------

Commission File Number   0-21274
                        ----------



                           Liberty Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

             Pennsylvania                                   23-2295708
 -------------------------------------                  -------------------
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      Identification No.)



                                ---------------

                                    Lee Park
                                 555 North Lane
                             Conshohocken, PA 19428
                                  610-834-0330
                        ---------------------------------
                        (Address, including zip code, and
                        telephone number (including area
                         code) of registrant's principal
                                executive office)

                                ---------------



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the last 90 days.  YES  |X|    NO  ___


Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the last practicable date.

      Class                             Shares Outstanding at May 13, 1997
------------------                   -----------------------------------------
  Common Stock                                      5,004,615

===============================================================================

                           LIBERTY TECHNOLOGIES, INC.


                                      INDEX


                          PART I FINANCIAL INFORMATION



Item 1. Consolidated Financial Statements
(unaudited):                                                          Page No.
                                                                      --------
        Consolidated Statements of Operations
          Three months ended March 31, 1997 and 1996...............      3

        Consolidated Balance Sheets
          March 31, 1997 and December 31, 1996.....................      4

        Consolidated Statements of Cash Flows
          Three months ended March 31, 1997 and 1996...............      5

        Notes to Consolidated Financial Statements.................      6


Item 2. Management's Discussion and Analysis of Financial Condition
          and Results of Operations................................      7


                            PART II OTHER INFORMATION


Item 6. Exhibits and Reports on Form 8-K...........................     10


        Signatures.................................................     11


        Exhibit Index..............................................     12


        Exhibit - Calculation of Earnings Per Share................     13

PART I.  Financial Information

Item 1.  Consolidated Financial Statements

LIBERTY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                                                    For the three months ended March 31,
                                                                (Unaudited)
                                                           1997          1996
                                                          -------      -------
Revenues:
   Product ..........................................     $ 4,091      $ 3,094
   Service ..........................................       5,665        5,197
                                                          -------      -------
                                                            9,756        8,291
                                                          -------      -------
Cost of revenues:
   Product ..........................................       1,521          941
   Service ..........................................       3,859        3,341
                                                          -------      -------
                                                            5,380        4,282
                                                          -------      -------
          Gross profit ..............................       4,376        4,009
                                                          -------      -------

Operating expenses:
   Engineering and product development ..............       1,107        1,000
   Selling, general and administrative ..............       3,470        3,045
                                                          -------      -------
                                                            4,577        4,045
                                                          -------      -------
          Operating loss ............................        (201)         (36)

Interest expense, net ...............................         (84)         (50)
                                                          -------      -------
          Loss before taxes and minority interest ...        (285)         (86)

Income tax benefit ..................................        --            (41)
                                                          -------      -------
              Loss before minority interest .........        (285)         (45)

Minority interest ...................................         (72)         (78)
                                                          -------      -------

Net loss ............................................     $  (213)     $  (123)
                                                          -------      -------


Net loss per share ..................................     $ (0.04)     $ (0.02)
                                                          =======      =======
Shares used in computing net loss per share .........       4,995        4,961
                                                          =======      =======




        The accompanying notes are an integral part of these statements.

LIBERTY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

                                ASSETS                            March 31,  December 31,
                                -----                               1997        1996
                                                                    ----        ----
Current assets:
    Cash and cash equivalents ..............................     $    865      $    324
    Accounts receivable, net ...............................        9,123         8,499
    Inventories ............................................        3,659         3,742
    Deferred income taxes ..................................          329           385
    Prepaid income taxes ...................................          246           230
    Prepaid expenses and other .............................          788           414
                                                                 --------      --------
              Total current assets .........................       15,010        13,594
Property and equipment, net ................................        4,445         4,612
Goodwill, net ..............................................        4,881         4,961
Deferred income taxes, net ................................           367           367
Other assets ...............................................        1,396         1,483
                                                                 --------      --------
                                                                 $ 26,099      $ 25,017
                                                                 ========      ========
                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------

Current liabilities:
    Line of credit .........................................     $  7,175      $  5,725
    Current maturities of long-term debt ...................           45            66
    Book overdraft .........................................          148           472
    Accounts payable .......................................        2,677         2,728
    Accrued compensation and benefits ......................        1,793         1,250
    Unearned revenue .......................................           25            12
    Income taxes payable ...................................           49           137
    Other accrued expenses .................................          228           376
                                                                 --------      --------
              Total current liabilities ....................       12,140        10,766
                                                                 --------      --------
Long-term debt .............................................          212           217
                                                                 --------      --------
Due to minority shareholder ................................          (15)           61
                                                                 --------      --------
Shareholders' equity:
    Series A Preferred stock, $.001 par value, 10,000 shares
       authorized, none issued .............................          --            --
    Common stock, $.01 par value, 10,000,000 shares
       authorized,  5,018,987 and 5,018,987 shares issued,
       and 4,995,116 and 4,989,915 outstanding .............           50            50
    Additional paid-in capital .............................       17,227        17,242
    Accumulated deficit                                            (3,391)       (3,178)
    Treasury stock at cost .................................         (134)         (149)
    Cumulative translation adjustment ......................           10             8
                                                                 --------      --------
              Total shareholders' equity ...................       13,762        13,973
                                                                 --------      --------
                                                                 $ 26,099      $ 25,017
                                                                 ========      ========



        The accompanying notes are an integral part of these statements.

LIBERTY TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

                                                                 For the three months ended March 31,
                                                                              (Unaudited)
                                                                         1997         1996
                                                                       -------      -------
Cash flows from operating activities:
   Net loss ......................................................     $  (213)     $  (123)
   Adjustments to reconcile net loss to net cash provided by (used
     in) operating activities:
       Depreciation and amortization .............................         530          462
       Deferred income taxes .....................................          56           --
       Minority interest in income (loss) of joint venture .......         (72)          78
       Change in assets and liabilities
         (Increase) decrease in:
                   Accounts receivable ...........................        (624)         892
                   Inventories ...................................         (83)          31
                   Prepaid expenses and other ....................        (223)          11
                   Other assets ..................................         (53)         (67)
         Increase (decrease) in:
                   Accounts payable ..............................         (51)         (18)
                   Accounts expenses .............................         395         (268)
                   Income taxes payable ..........................         (88)        (194)
                   Unearned revenue...............................          13         (304)
                                                                       -------      -------
            Net cash provided by (used in) operating activities...        (413)         500
                                                                       -------      -------
Cash flows from investing activities:
   Purchases of property and equipment ...........................         (79)        (570)
   Other .........................................................         (84)          11
                                                                       -------      -------
            Net cash used in investing activities ................        (163)        (559)
                                                                       -------      -------
Cash flows from financing activities:
   Payments of long-term debt ....................................         (26)        (141)
   Net borrowings under line of credit ...........................       1,450          (75)
   Decrease in book overdraft ....................................        (324)         --
   Proceeds from Employee Stock Purchase Plan ....................          15           24
   Investment in minority shareholder in joint venture ...........        --             38
                                                                       -------      -------

            Net cash provided by (used in) financing activities ..       1,115         (154)
                                                                       -------      -------

Effect of foreign exchange rate changes on cash ..................           2           55
                                                                       -------      -------
Net increase (decrease) in cash and cash equivalents .............         541         (158)
Cash and cash equivalents, beginning of year .....................         324          356
                                                                       -------      -------
Cash and cash equivalents, end of period .........................     $   865      $   198
                                                                       =======      =======





        The accompanying notes are an integral part of these statements.

                           LIBERTY TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The consolidated financial statements as of March 31, 1997 and for the three month periods ended March 31, 1997 and 1996 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto, together with management's discussion and analysis of financial condition and results of operations, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. The results of the Company's operations for any interim period are not necessarily indicative of results of the Company's operations for any other interim period or for the full year.

     Certain reclassifications have been made to the 1996 financial statements to conform to 1997 presentations.

2.   Inventories are summarized as follows:

                                        March 31, 1997    December 31, 1996
                                        --------------    -----------------
             Raw materials                $3,109,000         $3,171,000
             Finished goods                  550,000            571,000
                                          ----------         ----------
                                          $3,659,000         $3,742,000
                                          ==========         ==========


 3. Cash payment of income taxes for the three months ended March 31, 1997 and 1996 were approximately $17,000 and $39,000, respectively, all of which pertained to payment of prior year taxes. Interest paid for the three months ended March 31, 1997 and 1996 was $124,000 and $52,000, respectively.

4. Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings per Share," which supersedes ABP Opinion No. 15, "Earnings per Share," was issued in February, 1997. SFAS 128 requires dual presentation of basic and diluted earnings per share (EPS) for complex capital structures on the face of the statement of operations. Basic EPS is computed by dividing income or loss by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock, such as stock options. SFAS 128 is required to be adopted for year-end 1997; earlier application is not permitted. Management does not expect the basic or diluted EPS measured under SFAS 128 to be materially different than the Company's primary or fully-diluted EPS measured under APB No. 15. The Company will present both EPS measures on the face of the statement of operations.

                           LIBERTY TECHNOLOGIES, INC.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

Three Months Ended March 31, 1997 Compared to Three Months Ended March 31, 1996:

Total Revenues. Total revenues increased from $8,291,000 to $9,756,000, or 18%, from the first quarter of 1996 to the first quarter of 1997.

Service revenues increased from $5,197,000 to $5,665,000, or 9%, principally as a result of stronger nuclear service revenues. This increase was partially offset by lower industrial service revenues.

Product revenues increased from $3,094,000 to $4,091,000, or 32%, on higher sales of both condition monitoring products and RADView(TM). Condition monitoring sales increased from $2,912,000 to $3,517,000, or 21%, as a result of the release of a second-generation reciprocating engine/compressor product, the RECIP-TRAP(R) 9240. Sales of RADView increased from $182,000 to $574,000, or 215%, .

Cost of Revenues. Cost of revenues increased from $4,282,000 to $5,380,000, or 26%, from the first quarter 1996 to the first quarter 1997. As a percentage of total revenues, overall cost of revenues increased from 52% to 55% on higher sales of lower margin products and services.

Cost of service revenues increased as a percentage of service revenues from 64% in 1996 to 68% in 1997 due to the increased mix of lower margin nuclear services relative to industrial testing services.

Cost of product revenues increased as a percentage of product sales from 30% in 1996 to 37% in 1997. This higher cost of sales percentage was a result of increased sales in lower margin product lines.

Gross Profit. Gross profit increased from $4,009,000 to $4,376,000 from the first quarter of 1996 to the first quarter of 1997. As a percentage of total revenues, gross profit decreased from 48% to 45%. The Company expects that gross profit margin will vary from quarter to quarter depending on the mix and volume of products and services sold.

Operating Expenses. Operating expenses increased 13%, from $4,045,000 to $4,577,000 from the first quarter of 1996 to the first quarter of 1997. Operating expenses for Liberty Maintenance Predictive (LMP), which was not fully operational in 1996, increased from $11,000 to $262,000. Additionally, there were $203,000 of favorable restructuring reserve adjustments in 1996, with no such corresponding adjustments in 1997.

Income taxes. The Company's effective income tax rate was 37% in the first quarter of 1996. Consistent with the valuation allowance recorded against the Company's deferred tax asset in 1996, no tax benefit was recorded against the loss in the first quarter of 1997. This tax benefit would be recoverable through sufficient future earnings.

Net loss. Net loss increased from $123,000, or $0.02 per share, in the first quarter of 1996 to $213,000, or $0.04 per share, in the first quarter of 1997, primarily as a result of increased operating expenses and not recording a tax benefit on the loss in the first quarter of 1997.

The number of shares used in calculating loss per share increased from 4,961,000 in 1996 to $4,995,000 in 1997. The increase in shares resulted from the exercise of stock options during 1996 under the Company's 1988 and 1992 Stock Option Plans and the sale of stock through the Company's Employee Stock Purchase Plan during 1996 and 1997.

Liquidity and Capital Resources

The Company has financed its working capital requirements and capital expenditures primarily through borrowings against the revolving credit facility.

At March 31, 1997, the Company had cash and investments aggregating $865,000 compared to $324,000 at December 31, 1996, reflecting the cash provided by financing activities.

Net cash provided by operations during the first quarter of 1996 was $500,000 compared to cash used by operations of $413,000 during the first quarter of 1997. The change was principally attributable to an increase in accounts receivable on higher sales and in an increase in prepaid and other assets, offset by an increase in accrued expenses.

Net cash used in investing activities decreased from $559,000 in the first quarter 1996 to $163,000 in the first quarter 1997. This decrease resulted from lower capital additions.

Net cash used by financing activities in the first quarter 1996 was $154,000 compared to cash provided of $1,115,000 in the first quarter of 1997. The 1996 amount reflects net repayments of $75,000 against the revolving credit facility, while the 1997 amount reflects net borrowings of $1,450,000 against that facility, offset by a decrease of $324,000 in the book overdraft.

During 1996 the Company increased its maximum availability on its revolving credit facility with a commercial bank from $5,000,000 to $7,500,000. The balance outstanding was $7,175,000 and $2,125,000 at March 31, 1997 and 1996, respectively, and the balance of the facility was available.

The line is collateralized by substantially all of the Company's accounts receivable and inventory. The credit facility may be used for working capital or acquisitions. Borrowings under this facility bear interest at a rate equal to the lower of the bank's prime rate less 0.5% or the Eurodollar rate plus 1.25%.

The Company has amended the credit facility effective April 3, 1997. The amended facility provides availability of $9,000,000 through June 30, 1997; $7,500,000 through September 30, 1997; $6,500,000 through December 31, 1997; and $5,500,000 through March 31, 1998. After June 30, 1997, borrowings under the line are limited to 85% of eligible receivables and 25% of eligible inventory, as defined. Beginning after October 1, 1997, the borrowing base will be limited solely to 85% of eligible receivables, as defined. The interest rate on the facility varies from the Eurodollar rate plus 1.50% to the bank's prime rate plus 1.00% and is payable at the maturity of each draw against the facility.
The line of credit expires on March 31, 1998.

         The Company believes that its current cash and short-term investment resources, cash generated from operations, the availability under its line of credit, alternative financing and other options will be sufficient to fund the Company's operations and expected capital expenditures for the current year. Additional financing may be required for the Company to consummate any material business acquisitions.

PART II. OTHER INFORMATION


Item 6.  Exhibits and Reports on Form 8-K

  1.     No reports on Form 8-K were filed during the quarter ended
         March 31, 1997.

SIGNATURES:


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 13, 1997




                                            LIBERTY TECHNOLOGIES, INC.
                                            (Registrant)




                                            /s/ R. Nim Evatt
                                            -------------------------------
                                            R. Nim Evatt, President and
                                            Chief Executive Officer





                                            /s/ Daniel G. Clare
                                            ----------------------------------
                                            Daniel G. Clare, V.P. Finance and
                                            Chief Financial Officer (principal
                                            financial and accounting officer)

                                  EXHIBIT INDEX




Exhibit                                                          Sequentially
Page                                                             Numbered
Number                                                           Number
------                                                           ------


11           Calculation of Earnings Per Share                       13

Exhibit 11

                           Liberty Technologies, Inc.
                         Earnings Per Share Calculation



                                                       Three Months Ended
                                                           March 31,
                                                           ---------
                                                     1997              1996
                                                     ----              ----

Net loss                                          $ (213,000)        $ (123,000)

Weighted average shares outstanding                4,995,116          4,961,264

Dilutive effect of outstanding options and
warrants, net of tax benefits                          --                 --
                                                  ----------         ----------
Shares used in computing loss per share            4,995,116          4,961,264
                                                  ==========         ==========


Loss per share (primary and fully diluted)            $(0.04)            $(0.02)
                                                  ==========         ==========

                                                                      Appendix C
--------------------------------------------------------------------------------







                            ASSET PURCHASE AGREEMENT

                                      among

                            GENERAL ELECTRIC COMPANY
                            (a New York corporation),

                          GE INSPECTION SERVICES, INC.
                            (a Delaware corporation),

                           LIBERTY TECHNOLOGIES, INC.
                          (a Pennsylvania corporation),

                               LTH DELAWARE, INC.
                            (a Delaware corporation)

                                       and

                        LIBERTY TECHNICAL SERVICES, INC.
                          (a Pennsylvania corporation)




                                  July 25, 1997





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

1.   Definitions .............................................................1

2.   Sale and Purchase .......................................................9
     2.1      Purchased Assets ...............................................9
     2.2      Excluded Assets ...............................................11
     2.3      License to Use Certain Assets .................................12
     2.4      Purchase Price ................................................12
     2.5      Escrow Account ................................................13
     2.6      Allocation of Purchase Price ..................................13
     2.7      Assumption of Liabilities .....................................13
     2.8      Limitations on Assumption of Liabilities ......................14
     2.9      Purchase Price Adjustments ....................................15
     2.10     Customer Contracts ............................................17
     2.11     Third Party Consents ..........................................18

3.   Employee Matters .......................................................18
     3.1      Employment of Employees of the Business .......................18
     3.2      Employee Benefits .............................................18
     3.3      Seller's Employee Benefits Plans and Benefit Arrangements .....19
     3.4      WARN Act ......................................................19

4.   Closing ................................................................20
     4.1      Time; Location ................................................20
     4.2      Transaction Documents and Other Deliveries by the
              Selling Parties ...............................................20
     4.3      Transaction Documents and Other Deliveries by the
              Buying Parties ................................................21
     4.4      Closing Documents .............................................21
     4.5      Reasonable Steps ..............................................21

5.   Representations and Warranties of the Selling Parties ..................21
     5.1      Corporate Status ..............................................21
     5.2      Authorization .................................................21
     5.3      Consents and Approvals ........................................22
     5.4      Business and Subsidiaries .....................................22
     5.5      Financial Statements ..........................................22
     5.6      Accounts Receivable ...........................................23
     5.7      Inventory .....................................................23
     5.8      Absence of Certain Changes or Events ..........................23
     5.9      Title to Assets; Absence of Liens and Encumbrances ............24
     5.10     Real Property .................................................25

     5.11     Intellectual Property, Software and Confidential
              Information ...................................................26
     5.12     Contracts .....................................................27
     5.13     Governmental Permits ..........................................29
     5.14     Legal Proceedings and Compliance with Laws;
              Environmental Matters .........................................29
     5.15     Absence of Undisclosed Liabilities ............................30
     5.16     Taxes .........................................................30
     5.17     Books and Records .............................................30
     5.18     Employees and Employee Relations; Independent Contractors .....30
     5.19     Employee Benefit Plans ........................................31
     5.20     Finder's Fee ..................................................33
     5.21     Interest in Business or Purchased Assets ......................33
     5.22     Condition of Assets ...........................................33
     5.23     Affiliate Transactions ........................................33
     5.24     Insurance .....................................................34
     5.25     No Significant Items Excluded .................................34
     5.26     Previous Sales; Warranties ....................................34
     5.27     Customers and Suppliers .......................................34
     5.28     Completeness and Accuracy of Information ......................35
     5.29     Solvency ......................................................35

6.   Representations and Warranties of the Buying Parties ...................35
     6.1      Corporate Status ..............................................35
     6.2      Authorization .................................................35
     6.3      Consents and Approvals ........................................36
     6.4      Finder's Fees .................................................36
     6.5      Accuracy of Information .......................................36

7.   Covenants Related to Proxy Statement and Special Meeting................36
     7.1      Proxy Statement ...............................................36
     7.2      Disclosure ....................................................36
     7.3      Special Meeting................................................37
     7.4      Filings and Correspondence ....................................37
     7.5      Buyer Provided Information ....................................37

8.   Covenants of the Selling Parties Prior to Closing Date .................37
     8.1      Required Actions ..............................................37
     8.2      Prohibited Actions ............................................41
     8.3      No Solicitation. ..............................................42

9.   Covenants of the Buying Parties Prior to Closing Date ..................43
     9.1      Required Actions ..............................................43
     9.2      Title Review ..................................................43
     9.3      Approvals, Consents ...........................................44

10.   Conditions Precedent to Obligations of the Buying Parties .............44
      10.1     Representations, Warranties and Agreements ...................44
      10.2     Certificates of Selling Parties ..............................44
      10.3     Secretary's Certificates .....................................45
      10.4     Good Standing Certificates ...................................45
      10.5     Legal Matters ................................................45
      10.6     No Material Adverse Effect or Damage .........................45
      10.7     Actions and Proceedings ......................................45
      10.8     Post-Signing Financial Statements ............................45
      10.9     Environmental Assessment .....................................46
      10.10    Shareholder Approvals ........................................46
      10.11    Consents .....................................................46
      10.12    Ancillary Documents ..........................................46
      10.13    Legal Opinion ................................................46
      10.14    Title Insurance and Surveys ..................................46
      10.15    Fairness Opinion .............................................46
      10.16    Bank Consent and Release .....................................46
      10.17    HSR Act Waiting Period .......................................46

11.   Conditions Precedent to Obligations of the Selling Parties ............47
      11.1     Representations, Warranties and Agreements ...................47
      11.2     Legal Matters ................................................47
      11.3     Actions and Proceedings ......................................47
      11.4     Shareholder Approval .........................................47
      11.5     Ancillary Documents ..........................................47
      11.6     Legal Opinion ................................................47
      11.7     Fairness Opinion .............................................47
      11.8     HSR Act Waiting Period .......................................47

12.   Competition and Confidentiality by the Selling Parties ................48
      12.1     Noncompetition ...............................................48
      12.2     Confidentiality ..............................................48
      12.3     Affiliates ...................................................48
      12.4     Injunctive Relief ............................................48

13.   Additional Covenants ..................................................49
      13.1     Post-Closing Receipts ........................................49
      13.2     Bulk Transfer Laws ...........................................49
      13.3     Transfer Taxes ...............................................49
      13.4     Termination of Non-Assumed Customer Contracts ................49
      13.5     Seller Insurance Policy ......................................49
      13.6     Administrative Assistance by the Selling Parties .............50

     13.7     Further Assurances of the Selling Parties .....................50
     13.8     Further Assurances of the Buying Parties ......................50

14.  Termination ............................................................50
     14.1     Termination of Agreement ......................................50
     14.2     Return of Documents ...........................................51
     14.3     Effect of Termination .........................................51

15.  Survival of Representations and Warranties; Indemnification ............52
     15.1     Survival of Representations and Warranties ....................52
     15.2     Indemnification by the Selling Parties ........................52
     15.3     Limitations on Obligation of Selling Parties to Indemnify .....53
     15.4     Indemnification by the Buying Parties .........................54
     15.5     Limitations on Obligation of Buying Parties to Indemnify ......54
     15.6     Environmental Losses ..........................................54
     15.7     Procedures for Indemnification ................................56
     15.8     Payment of Indemnification Obligations ........................57
     15.9     Interest on Unpaid Obligations ................................57
     15.10    Sole Remedies .................................................57

16.  General ................................................................58
     16.1     Expenses ......................................................58
     16.2     Limitation on Selling Parties' Representations ................58
     16.3     Publicity .....................................................58
     16.4     Amendment, Severability, Parties in Interest, Assignment,
              Etc. ..........................................................58
     16.5     Waivers .......................................................59
     16.6     Notices .......................................................59
     16.7     Entire Agreement ..............................................60
     16.8     Interpretation ................................................60
     16.9     Governing Law .................................................61
     16.10    Counterparts ..................................................61

     SCHEDULES

         1(a)          Certain Directors, Officers and
                        Employees of the Selling Parties
         2.1           Permitted Encumbrances
         2.1.1         Real Property Owned
         2.1.2         Real Property Leased
         2.1.3         Equipment, Machinery and Other
                        Tangible Personal Property
         2.1.4         Certain Assigned Contracts
         2.1.6         Governmental Permits
         2.1.12        Prepaid Expenses
         2.2.6         Excluded Assets of Boggs Technical Services Business
                        and Dynamic Testing Services Business
         2.2.7         Other Excluded Assets
         2.6           Allocation of Purchase Price
         2.10          Assumed Customer Contracts and
                        Non-Assumed Customer Contracts
         3.1           Employees Actively Employed Full-Time by
                        Seller in the Conduct of the Business
         5.3           Required Consents
         5.5           Financial Statements
         5.6           Absence of Certain Accounts Receivable
         5.7           Location of Inventory
         5.8           Certain Changes or Events
         5.9           Assets Disposed of Since Balance Sheet Date
         5.10.2        Leased Real Property of Seller and Assigned Leases
         5.10.3        Real Property Previously Owned, Leased
                        or Operated
         5.11          Intellectual Property and Software
         5.12          Contracts
         5.14          Legal Proceedings and Court Orders;
                        Environmental Matters
         5.15          Other Liabilities
         5.18          Employees and Employee Relations
         5.18A         Liabilities With Respect to Independent
                        Contractors
         5.19          Employee Benefit Plans
         5.21          Interest in Business or Purchased Assets
         5.23          Affiliate Transactions
         5.24          Insurance
         5.27          Customers and Suppliers
         7.2           Buyer Provided Information
         12.1          Product Sales and Sales Demonstrations

     EXHIBITS

         A             Form of Escrow Agreement
         B             Form of Radview License Agreement
         C             Customer Terms and Conditions
         D             Form of Warranty Deed
         E             Form of Bill of Sale, Assignment
                          and Assumption
         F             Form of Assignment of Trademarks,
                          Service Marks and Registrations
         G             Form of Consent and Release of
                          First Union National Bank

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is made as of July 25, 1997 by and among General Electric Company, a New York corporation ("GE"), GE Inspection Services, Inc., a Delaware corporation and wholly-owned subsidiary of GE ("Buyer" and, together with GE, the "Buying Parties"), Liberty Technologies, Inc., a Pennsylvania corporation ("LTI"), LTH Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of LTI ("LTH"), and Liberty Technical Services, Inc., a Pennsylvania corporation and indirect wholly-owned subsidiary of LTI ("Seller" and, collectively with LTH and LTI, the "Selling Parties"). Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

                                   Background

     This Agreement sets forth the terms and conditions under which Buyer is purchasing the assets (other than Excluded Assets, as hereinafter defined) of Seller used by Seller in the conduct of its business, and Seller is selling to Buyer such assets (other than Excluded Assets).

                                   Witnesseth

     NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Definitions.

     For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

     "Accounts Payable" means as of any date any accounts payable as would appear on a balance sheet of the Business as of such date prepared in accordance with GAAP, other than any amounts payable to any Selling Party or an Affiliate of a Selling Party.

     "Accounts Receivable" means as of any date any accounts receivable, notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables included in the assets of or that arose in connection with the Business.

     "Accrued Expenses" means as of any date any accrued payroll and vacation and other accrued expenses as would appear on a balance sheet of the Business as of such date prepared in accordance with GAAP, other than any amounts payable to a Selling Party or an Affiliate of a Selling Party and any compensation payable to Employees or others contingent upon or as a result of the Transactions.

     "Affiliates" means, with respect to a particular Party, Persons or entities controlling, controlled by or under common control with that Party, as well as any officers and directors of that Party or any Affiliates of any of the foregoing. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

     "Agreement" means this Agreement and the Exhibits and Schedules hereto.

     "Assigned Leases" is defined in Section 5.10.2.

     "Assumed Customer Contracts" is defined in Section 2.10.

     "Assumed Liabilities" is defined in Section 2.7.

     "Balance Sheet" is defined in Section 5.5.

     "Balance Sheet Date" is defined in Section 5.5.

     "Benefit Plan" means any (i) "employee benefit plan" as defined in Section 3(3) of ERISA and any related or separate Contract, plan, trust, program, policy and arrangement and (ii) supplemental retirement, bonus, vacation, deferred compensation, severance, incentive or other employee benefit plan, program, arrangement, practice, custom or understanding, in each case whether formal or informal, that provides benefits of economic value to any Employee or any former employee of a Selling Party (including, without limitation, any entity described in Section 5.19.1) or any present or former beneficiary, dependent or assignee of any such Employee or former employee.

     "Boggs Technical Services Business" means the valve and mechanical component testing and diagnostic services business and assets acquired pursuant to the Option to Purchase and Asset Purchase Agreement among LTI, Boggs Technical Services, Inc., d/b/a M.O.V. Service Group, and Marcus Boggs dated as of January 11, 1993 (as amended to date), and as replaced or acquired since such date and owned and operated by the Selling Parties.

     "Books and Records" is defined in Section 5.17.

     "Business" means the entire business and operations of Seller, LTI's indirect wholly-owned subsidiary, as presently conducted by Seller, and the real property and facilities owned, leased or used, in whole or in part, by Seller; provided, however, that the term "Business" as used in this Agreement shall not be deemed to include the Boggs Technical Services Business and the Dynamic Testing Services Business.

     "Buyer" is defined above in the preamble.

     "Buyer Indemnified Party" is defined in Section 15.2.

     "Buyer Provided Information" is defined in Section 7.2.

     "Buyers' General Liabilities" is defined in Section 15.4.

     "Buying Party" is defined above in the preamble.

     "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, certificate of formation, operating agreement, joint venture agreement or similar document governing the entity.

     "Claim Notice" is defined in Section 15.7.1.

     "Closing" means the consummation of the Transactions.

     "Closing Date" means October 1, 1997, or, if all conditions precedent to the Closing set forth in Section 10 and Section 11 of this Agreement are not satisfied or waived as of October 1, 1997, the earliest practicable date after all such conditions precedent are satisfied or waived or such other date as the Parties shall mutually agree.

     "Closing Payment" is defined in Section 2.4.2.1.

     "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto.

     "Confidential Information" is defined in Section 12.2.

     "Contract" means any written or oral contract, agreement, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

     "Copyrights" means any registered copyrights, copyright applications and unregistered copyrights.

     "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any Person or its property under applicable Law.

     "Customer Records" is defined in Section 2.1.5.

     "Customer Terms and Conditions" is defined in Section 2.10.

     "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

     "Dynamic Testing Services" means the provision of services involving the condition monitoring of, and predictive and general maintenance and repair for, plant equipment, including, without limitation, valves, compressors, turbines, engines, motors and motor-driven equipment, now or hereafter provided.

     "Dynamic Testing Services Business" means the Dynamic Testing Services business of the Selling Parties.

     "Employee" is defined in Section 5.18.

     "Encumbrances" means any lien, mortgage, security interest, license right, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

     "Environmental Assessment" is defined in Section 8.1.11.

     "Environmental Condition" is defined in Section 5.14.2.

     "Environmental Law" means any Law (including but not limited to the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the River and Harbor Act, 33 U.S.C. ss. 407, and the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et. seq., each as may be amended from time to time), Court Order (whether or not by consent), any duties imposed by applicable common law and any applicable provision or condition of any Governmental Permit relating to (i) the protection of the environment, employees or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Substance or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

     "Environmental Losses" is defined in Section 15.6.1.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means PNC Bank, National Association.

     "Escrow Agreement" means the Escrow Agreement among LTI, LTH, Seller, GE, Buyer and the Escrow Agent to be entered into effective as of the Closing, substantially in the form of Exhibit A.

     "Escrow Funds" is defined in Section 2.4.2.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" is defined in Section 2.2.

     "Financial Statements" is defined in Section 5.5.

     "Fixed Assets Verification" is defined in Section 2.9.1.

     "GAAP" means generally accepted accounting principles of the United States of America consistently applied.

     "GE" is defined above in the preamble.

     "Governmental Permits" means all governmental permits, licenses, registrations, certificates of occupancy, orders, approvals and other governmental authorizations.

     "Hazardous Substances" means any toxic or hazardous gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq., (iii) any "hazardous waste," as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., (iv) any "pollutant," as defined under the federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., as any of such laws in clauses (i) through (iv) may be amended from time to time, and (v) any regulated substance or waste under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any federal, state or local governmental authorities concerning protection of the environment or the public welfare.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

     "Indemnified Party" means either a Seller Indemnified Party or a Buyer Indemnified Party, as the context so requires.

     "Intellectual Property" means any and all Copyrights, Patents, Trademarks, technology rights and licenses, logos, trade names, Trade Secrets, franchises, know-how, inventions, methods, techniques and other intellectual property used, in whole or in part, directly or indirectly, in the conduct of the Business.

     "Inventory" means the inventory of the Business, including raw materials, supplies, work in process and finished goods.

     "Knowledge" and words of similar import means, with respect to any Party, actual knowledge of a particular fact being known by any director or officer of such Party and with respect to the Selling Parties, also includes each of the individuals listed in Schedule 1(a) hereto who, in the ordinary course, make or have made reasonable inquiry of his or her direct subordinates.

     "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

     "Licensed Assets" is defined in Section 2.3.

     "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

     "Losses" means all losses, costs, claims, Liabilities, demands, fines, judgments, penalties, damages and expenses of any nature whatsoever, including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel and consultants of every kind, nature and description charged to or incurred by them in connection therewith.

     "LTH" is defined above in the preamble.

     "LTI" is defined above in the preamble.

     "Material Adverse Effect" means a material adverse effect on the Business, including the Purchased Assets, financial condition, results of operations, liquidity, Products, prospects, customers and customer relations thereof.

     "NDT Services" means nondestructive testing and evaluation services.

     "Non-Assumed Customer Contracts" is defined in Section 2.10.

     "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practice.

     "Party" means LTI, LTH, Seller, GE or Buyer, individually, as the context so requires, and the term "Parties" means LTI, LTH, Seller, GE and Buyer, collectively.

     "Patents" means any patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

     "PBCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

     "Permitted Encumbrances" is defined in Section 2.1.

     "Person" means any natural person, corporation, company, partnership, proprietorship, trust or estate, joint venture, association or other legal entity.

     "Post-Signing Customer Contract" is defined in Section 2.10.

     "Post-Signing Financial Statements" is defined in Section 5.5.

     "Pre-Signing Customer Contracts" is defined in Section 5.12.

     "Prime Rate" means the prime lending rate as published from time to time in The Wall Street Journal).

     "Prior Acquisition" means the acquisition by LTI and Seller of the assets and business of Industrial NDT Company, Inc., a South Carolina corporation, pursuant to the Ridgeway Agreement.

     "Products" means any of the products or product lines manufactured and/or marketed by Seller in the conduct of the Business.

     "Proxy Statement" is defined in Section 7.1.

     "Purchased Assets" is defined in Section 2.1.

     "Purchase Price" is defined in Section 2.4.1.

     "Radview License Agreement" means the Radview License Agreement among LTI and Buyer to be entered into effective as of the Closing, substantially in the form of Exhibit B.

     "Real Property" means the Real Property Leased and the Real Property Owned, collectively.

     "Real Property Leased" is defined in Section 2.1.2.

     "Real Property Owned" is defined in Section 2.1.1.

     "Required Consents" is defined in Section 5.3.

     "Ridgeway Agreement" means the Agreement and Plan of Merger by and among LTI, Seller, Industrial NDT Company, Inc., a South Carolina corporation, John D. Ridgeway, Jr. and Sandra R. Miles, dated as of March 11, 1994, as amended to date, together with related employment and severance agreements between the parties thereto.

     "SEC" means the United States Securities and Exchange Commission.

     "Seller" is defined above in the preamble.

     "Seller Indemnified Party" is defined in Section 15.4.

     "Seller Insurance Policy" is defined in Section 8.1.16.

     "Sellers' General Liabilities" is defined in Section 15.2.

     "Selling Party" is defined above in the preamble.

     "Software" means any computer software of any nature whatsoever, including all systems software, all applications software, whether for general business usage (e.g., accounting, finance, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-Business usage (e.g., purchase or service order processing, etc.) and all computer operating, security or programming software, that is owned by or licensed to Seller or used, in whole or in part, directly or indirectly, or has been developed or designed for or is in the process of being developed or designed for use, in whole or in part, directly or indirectly, in the conduct of the Business, and any and all documentation and object and source codes related thereto.

     "Special Meeting" is defined in Section 7.3.

     "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority, including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

     "Trademarks" means any registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     "Trade Secrets" means any trade secrets, methods, processes and procedures, engineering, production, assembly, design, installation, other technical drawings and specifications, working notes and memos, market studies, consultants' reports, know-how, proprietary information, research, product plans, products, services plans, services, customer lists, marketing, distribution and sales methods and systems, formulae, technical and laboratory data, competitive samples, engineering prototypes, and all similar property of any nature, tangible or intangible, used, in whole or in part, or related to, directly or indirectly, the Business.

     "Transaction Documents" means, collectively, this Agreement, the Escrow Agreement, the real property conveyances described in Section 4.2.2, the assignments of the Assigned Leases described in Section 4.2.3, the Bill of Sale, Assignment and Assumption described in Section 4.2.4, the Trademark Assignment described in Section 4.2.5, the Radview License Agreement described in Section
4.2.6 and the consent and release of First Union National Bank described in
Section 4.2.7.

     "Transactions" means the sale of the Purchased Assets and the other transactions contemplated by the Transaction Documents.

     "Unliquidated Claim" is defined in Section 15.7.1.

     "Warn Act" is defined in Section 3.4.

2.   Sale and Purchase.

     2.1 Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall grant, sell, convey, assign, transfer and deliver to Buyer, free and clear of all Encumbrances whatsoever, other than permitted Encumbrances set forth in Schedule 2.1 (the "Permitted Encumbrances"), and Buyer shall purchase from Seller, the Business as a going concern and all right, title and interest of Seller in and to all of the assets, properties and rights of every kind and description, real, personal and mixed, tangible and intangible, wherever situated constituting or used, in whole or in part, in the Business (the "Purchased Assets") as the same shall exist on the Closing Date (other than the Excluded Assets), including, without limitation, the following:

          2.1.1 Real Property Owned. The real property owned by Seller described in Schedule 2.1.1, together with the buildings, structures, improvements and fixtures located thereon, and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto (the "Real Property Owned");

          2.1.2 Real Property Leased. Seller's interest, as lessee, in the real property leased by Seller described in Schedule 2.1.2, and any easements, deposits or other rights pertaining thereto (the "Real Property Leased");

          2.1.3 Equipment, Machinery and Other Tangible Personal Property. All machinery, equipment, leasehold improvements, trucks, automobiles, supplies, office furniture and office equipment, computers and telecommunications equipment and other items of personal property that are owned by Seller and used, in whole or in part, in the conduct of the Business, including those described in Schedule 2.1.3;

          2.1.4 Contracts Relating to the Business. All of the interest of Seller in all Contracts, leases of machinery, equipment and other personal property, sale orders, purchase orders, commitments, instruments and all other agreements (other than the Non-Assumed Customer Contracts and the Assumed Customer Contracts), but including those listed in Schedule 2.1.4, relating to the acquisition or ownership by Seller of any of the Purchased Assets or the operation of the Business, including, without limitation, any agreements with respect to noncompetition under any Contracts related to the Prior Acquisition;

          2.1.5 Customer Records, Sales and Marketing Materials. All customer records, including principal contacts, address and telephone number, purchasing history, payment information and any other information with respect to the customers of the Business (the "Customer Records"), sales data, catalogs, brochures, suppliers' names, mailing lists, art work, photographs and advertising material that relate to the Business, whether in electronic form or otherwise;

          2.1.6 Governmental Permits. All rights under Governmental Permits relating to the Business, including those listed in Schedule 2.1.6, to the extent such Governmental Permits are transferable to Buyer;

          2.1.7 Trade Secrets. All Trade Secrets;

          2.1.8 Intellectual Property. All Intellectual Property, including, without limitation, the Intellectual Property described in Schedule 5.11 (other than that described in Section 2.1.7) and the rights to the name "Industrial NDT Company, Inc.";

          2.1.9 Property, Personnel and Accounting Records. All other records of Seller relating to the Business, including property records and copies of records relating to Employees;

          2.1.10 Inventory. All Inventory relating to the Business on the Closing Date;

          2.1.11 Accounts Receivable. All Accounts Receivable existing at the Closing Date;

          2.1.12 Prepaid Expenses. All rights relating to any prepaid expenses of or arising in connection with the Business at the Closing Date, including those described in Schedule 2.1.12;

          2.1.13 Software. All Software, including, without limitation, the Software described in Schedule 5.11, in both object code and source code form, and all documentation related thereto; provided, however, that all third-party licensed Software included in the Purchased Assets shall be transferred to Buyer subject to the terms and conditions of the third-party licenses listed in Schedule 5.11 under which Seller acquired such licensed Software;

          2.1.14 Insurance Contracts and Policies. All rights under any insurance Contracts to which Seller is a party and any insurance policies maintained by Seller with respect to the Business;

          2.1.15 Other Intangible Assets. All other assets (including all causes of action, rights of action, contract rights and warranty and product liability claims against third parties) relating to the Purchased Assets or the Business; and

          2.1.16 Customer Contracts. The Assumed Customer Contracts listed in
     Schedule 2.10 and any Non-Assumed Customer Contract for which the Buying Parties make the election pursuant to Section 2.10 to include such Non-Assumed Customer Contract within the Purchased Assets.

     2.2 Excluded Assets. Notwithstanding Section 2.1, the following assets of Seller (collectively, the "Excluded Assets") shall be excluded from this Agreement, and shall not be assigned or transferred to Buyer:

          2.2.1 Cash and cash equivalents on hand or in bank accounts;

          2.2.2 Goodwill on Seller's balance sheet as of the Closing Date;

          2.2.3 The consideration paid to Seller pursuant to this Agreement;

          2.2.4 Corporate minute books and stock books;

          2.2.5 Any claims and rights against third parties (including, without limitation, insurance carriers), to the extent they relate to Liabilities that are not assumed by Buyer hereunder (except to the extent Buyer shall have incurred Liabilities related to such claims and rights);

          2.2.6 The assets of the Boggs Technical Services Business and the Dynamic Testing Services Business owned by Seller listed in Schedule 2.2.6;

          2.2.7 The assets listed in Schedule 2.2.7 (including intellectual property and trade secrets relating thereto); and

          2.2.8 The Non-Assumed Customer Contracts (other than those Non-Assumed Customer Contracts that the Buying Parties elect, pursuant to Section 2.10 and subject to the indemnification obligations of the Selling Parties set forth in Section 15, to include within the Purchased Assets).

     2.3 License to Use Certain Assets. To the extent that there are any tangible or intangible assets owned or licensed by LTI or LTH and used, in whole or in part, by Seller in the conduct of the Business that (i) are not included as Purchased Assets under Section 2.1 and (ii) are not specifically designated as Excluded Assets under Section 2.2 (collectively, the "Licensed Assets") (none of which the Selling Parties have knowledge exist on the date hereof), the Selling Parties hereby grant to Buyer an irrevocable, nonexclusive, perpetual, paid-up, royalty-free, worldwide, transferable license, with full rights to sublicense, to:

          2.3.1 use, operate, copy, make, manufacture, maintain, market, license, sell or otherwise distribute the Licensed Assets or any portion of the Licensed Assets in connection with the conduct of the Business after the Closing Date;

          2.3.2 create derivative works based upon, incorporating or derived from the Licensed Assets or any portion of the Licensed Assets, and to use, operate, copy, make, manufacture, maintain, market, license, sell or otherwise distribute such derivative works in connection with the conduct of the Business after the Closing Date; and

          2.3.3 modify, enhance and improve the Licensed Assets or any portion of the Licensed Assets or any derivative works based upon, incorporating or derived from the Licensed Assets or any portion of the Licensed Assets, and to use, operate, copy, make, manufacture, maintain, market, license, sell or otherwise distribute such modifications, enhancements and improvements in connection with the conduct of the Business after the Closing Date.

     To the extent that any of the Licensed Assets may not be licensed, the Selling Parties shall take all steps reasonably required to assure that Buyer obtains the benefit of such Licensed Assets without the incurrence of any Liability by a Buying Party.

     2.4 Purchase Price.

          2.4.1 Subject to any adjustment pursuant to Section 2.9, the total purchase price for the Purchased Assets (the "Purchase Price") equals the sum of $13,600,000 in cash and the Assumed Liabilities.

          2.4.2 Subject to the terms and conditions of this Agreement, Buyer shall pay the Purchase Price to Seller as set forth below:

               2.4.2.1 At the Closing, Buyer shall pay by a wire transfer of immediately available funds (A) to the Escrow Agent in accordance with the Escrow Agreement, 10% of (y) $13,600,000 plus (z) the aggregate dollar amount of the Assumed Liabilities set forth in Section 2.7.1 (collectively, the "Escrow Funds"), and (B) to Seller in accordance with instructions provided by Seller at least three business days prior to the Closing Date, the difference between the Purchase Price and the Escrow Funds (the "Closing Payment").

               2.4.2.2 At the Closing, Buyer shall assume the Assumed Liabilities as provided in Section 2.7.

     2.5 Escrow Account. At the Closing, LTI, LTH, Seller, GE and Buyer shall enter into the Escrow Agreement with the Escrow Agent under which the Escrow Agent shall hold the Escrow Funds to secure the indemnification obligations of the Selling Parties hereunder.

     2.6 Allocation of Purchase Price. The Purchase Price shall be allocated based upon the fair market values of the Purchased Assets conforming with the requirements of Section 1060 of the Code. At least 10 business days prior to the Closing, the Buying Parties shall prepare and deliver to the Selling Parties
Schedule 2.6 setting forth the allocation of the Purchase Price in accordance with this Section 2.6 as agreed to by the Parties. Neither the Selling Parties nor the Buying Parties will take a position on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding that is in any way inconsistent with the terms of this
Section 2.6, except to the extent such a position is prohibited under applicable Law.

     2.7 Assumption of Liabilities. As of the Closing, Buyer shall acquire the Purchased Assets subject only to, and shall undertake, assume, perform and otherwise pay, satisfy and discharge, and hold Seller harmless from, the following Liabilities, excluding any Liabilities (but including Liabilities under the Radview License Agreement) to a Selling Party or any Affiliate of a Selling Party (collectively, the "Assumed Liabilities"):

          2.7.1 Subject to the limitation set forth below, all Accounts Payable, Accrued Expenses (excluding accrued vacation for years prior to 1997) and accrued Taxes that would be included in a balance sheet of the Business prepared as of the Closing Date in accordance with GAAP and have not been incurred as a result of any action of the type prohibited by Section 8.2; provided, however, that Buyer shall not assume any Accounts Payable, Accrued Expenses and accrued Taxes under this Section 2.7.1 that in the aggregate exceed $1,390,000;

          2.7.2 Any Contract of the Business, other than the Non-Assumed Customer Contracts and the Assumed Customer Contracts, entered into in the ordinary course of business (a) that would not be required under GAAP to be included in the Balance Sheet or a balance sheet of the Business prepared as of the Closing Date in accordance with GAAP, (b) that were not entered into in violation of any covenant contained in Section 8.2, and (c) for which the rights thereunder have been duly and effectively assigned to Buyer as of the Closing; and

          2.7.3 Any Assumed Customer Contracts listed in Schedule 2.10 and any Non- Assumed Customer Contract that the Buying Parties elect, pursuant to
     Section 2.10 and subject to the indemnification obligations of the Selling Parties set forth in Section 15, to include within the Purchased Assets or take a subcontract from Seller to perform NDT Services on Seller's behalf after the Closing.

     2.8 Limitations on Assumption of Liabilities. Except for Permitted Encumbrances and as otherwise provided in Section 2.7, Seller shall transfer the Purchased Assets to Buyer free and clear of all Encumbrances, and without any assumption of Liabilities, and Buyer shall not, by virtue of its purchase of the Purchased Assets, assume or become responsible for under this Agreement or any other Transaction Document, as of the Closing or at any time, any Liabilities of any Selling Party or any other Person, including, without limitation, the following: (i) any notes payable or long-term debt (including any current portion) of Seller or of any other Person guaranteed by Seller or secured by any of the Purchased Assets prior to the Closing; (ii) any Liabilities arising out of any breach by a Selling Party of any provision of any Contract; (iii) any product liability or similar claim for injury to any Person or property, regardless of when made or asserted, that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by a Selling Party, or alleged to have been made by a Selling Party, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of a Selling Party on or prior to the Closing; (iv) any Liabilities arising in connection with services performed by Buyer after the Closing Date in conformity with defective engineering or other specifications agreed to or established by Seller prior to the Closing Date that are caused by, arise from or relate to defects in such specifications; (v) any service or warranty obligations of Seller to redo or re-perform services or repair or replace defective products sold or leased by Seller under the terms of any Contract, order or transaction entered into by Seller prior to the Closing Date or any incidental or consequential damages or any personal injury or property damages related thereto; (vi) any federal, state or local income or other Tax payable with respect to the Business, the Purchased Assets, or other properties or operations of a Selling Party or any member of any affiliated group of which a Selling Party is a member for any period prior to the Closing Date (except to the extent that such Taxes are included in the Taxes specified in Section 2.7.1); (vii) any Liabilities under or in connection with any Excluded Assets; (viii) any Liabilities arising prior to or as a result of the Closing to or with respect to any employees, agents or independent contractors of the Selling Parties (except to the extent that such Liabilities are included in the Liabilities specified in Section 2.7.1) and any Liabilities arising under any Benefit Plan or other benefit arrangement of any kind whatsoever of any Selling Party (including, without limitation, any entity described in Section 5.19.1), including, without limitation, any severance payments or obligations or any obligations arising under the Consolidated Omnibus Budget Reconciliation Act of 1985 or Section 4980B of the Code; (ix) any Liabilities of the Selling Parties arising from or incurred in connection with the negotiation, execution and performance of this Agreement, the other Transaction Documents and the Transactions except as otherwise provided herein or therein; (x) any Environmental Losses arising from or related to circumstances existing on or before the Closing Date; (xi) any Liabilities arising from or incurred in connection with, before or after the Closing, the Boggs Technical Services Business and the Dynamic Testing Services Business;
(xii) any Liabilities arising from or incurred in connection with any Defaults by a Selling Party under applicable Laws; (xiii) any Liabilities arising from or incurred in connection with the performance of the Assumed Customer Contracts or the Non-Assumed Customer Contracts by the Selling Parties on or before the Closing; (xiv) any Liabilities arising from or incurred in connection with the performance or termination of the Non-Assumed Customer Contracts by any Person other than the Buying Parties after the Closing; (xv) any Liabilities arising from or incurred in connection with the performance of a Non-Assumed Customer Contract by Buyer after the Closing either pursuant to the election of the Buying Parties to (A) include such Non-Assumed Customer Contract within the Purchased Assets or (B) take a subcontract from Seller to perform NDT Services on Seller's behalf after the Closing under such Non-Assumed Customer Contract, which Liabilities, whether arising in tort or contract Law, exceed the sale price of such Non-Assumed Customer Contract or represent consequential damages; and (xvi) any Liabilities arising from or incurred in connection with the breach of a representation or warranty by a Selling Party.

     2.9 Purchase Price Adjustments.

          2.9.1 Pre-Closing Fixed Assets Verification. Prior to the Closing, the Buying Parties shall conduct a verification (the "Fixed Assets Verification") of up to 80% in aggregate book value of the fixed assets of Seller as reflected on the balance sheet of Seller as of May 31, 1997 (such 80% in aggregate book value of such fixed assets being referred to herein as the "Minimum Fixed Assets"). In the event that the Buying Parties are unable to verify the existence prior to the Closing of the Minimum Fixed Assets, the Purchase Price set forth in Section 2.4.1 and the Closing Payment to be paid by Buyer at the Closing pursuant to Section 2.4.2.1 shall be reduced by the aggregate book value of the fixed assets not verified by the Buying Parties that are included in the Minimum Fixed Assets. Notwithstanding anything herein to the contrary, any reduction in the Purchase Price pursuant to this Section 2.9.1 shall not reduce the amount of the Escrow Funds. The Selling Parties shall cooperate with the Buying Parties in the conduct of the Fixed Assets Verification, including, without limitation, giving the Buying Parties and their accountants, consultants and other representatives, upon reasonable notice and during normal business hours, full access to such fixed assets.

          2.9.2 Post-Closing Purchase Price Adjustment. As soon as practicable following the Closing Date, but not later than 90 days thereafter, KPMG Peat Marwick LLP (the "Independent Accountant") shall conduct an audit of the balance sheet of Seller as of the Closing Date, including, without limitation, the aging of and independent verification of all Accounts Receivable of Seller as of the Closing Date. In connection with its audit, the Independent Accountant shall determine (a) the actual amount of the Working Capital of Seller as of the Closing Date and (b) the final aggregate dollar amount of any adjustments in the Accounts Receivable balance of Seller as of the Closing Date resulting from such independent verification and audit (the "Accounts Receivable Adjustment"). The Independent

     Accountant shall execute a certificate (the "Working Capital Certificate") setting forth the final dollar amount of the Working Capital as of the Closing Date and the amount of the Accounts Receivable Adjustment included within the determination of Working Capital. The Working Capital Certificate shall also contain the audited balance sheet of Seller as of the Closing Date and an aging schedule of Accounts Receivable as of the Closing Date. For purposes of this Agreement, "Working Capital" as of any date shall be deemed to be the aggregate dollar value determined in accordance with GAAP represented by: (i) Accounts Receivable (net of an allowance for doubtful accounts determined in accordance with GAAP), (ii) Inventory and (iii) Prepaid Expenses, less (y) Accounts Payable and (z) Accrued Expenses. If the Working Capital as reflected on the Working Capital Certificate is less than $2,100,000, then Seller shall pay in cash to Buyer the amount of the difference. The payment, if any, to be made under this Section 2.9.2 shall be made, without interest thereon, within five business days after delivery of the Working Capital Certificate by the Independent Accountant to the Parties. The fees and expenses of the Independent Accountant in connection with the audit shall be paid by Buyer. To the extent that the audit performed in accordance with this Section
     2.9.2 identifies an Accounts Receivable Adjustment that has the effect of reducing the amount of Working Capital as reflected on the Working Capital Certificate to less than $2,100,000 (the difference between $2,100,000 and that portion of the Accounts Receivable Adjustment that decreases Working Capital to below $2,100,000 being referred to herein as the "Accounts Receivable Reduction"), the Buying Parties shall only be entitled to make a Claim for indemnification under Section 15 with respect to the breach of a representation and warranty set forth in Section 5.6 or otherwise in this Agreement relating to Accounts Receivable, if any, to the extent that such Claim exceeds the amount of the Accounts Receivable Reduction.

          2.9.3 Dispute Resolution. In the event the Selling Parties dispute any Purchase Price adjustment set forth in Section 2.9.1, then the Selling Parties shall notify the Buying Parties in writing of such dispute within five days after delivery to the Selling Parties of the Fixed Assets Verification by the Buying Parties. In the event the Selling Parties dispute any Purchase Price adjustment set forth in Section 2.9.2, then the Selling Parties shall notify the Buying Parties in writing of such dispute within 15 days after delivery of the Working Capital Certificate by the Independent Accountant. The Parties shall then attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the Parties. If the Selling Parties and the Buying Parties are unable to reach a resolution to such effect within 30 days of receipt of the Selling Parties' written notice of such dispute to the Buying Parties, then the Parties shall submit the amounts remaining in dispute for resolution to an independent accounting firm of national reputation mutually appointed by the Selling Parties and the Buying Parties (such independent accounting firm being referred to as the "Third Accounting Firm"), which shall, within 30 days after such submission, determine and report to the Parties upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the Parties. The Buying Parties shall use commercially reasonable efforts to collect any Accounts Receivable that have been determined to be uncollectible pursuant to the audit conducted in accordance with Section

     2.9.2 and are disputed pursuant to this Section 2.9.3. The Buying Parties and the Selling Parties shall each pay one-half of the fees and disbursements of the Third Accounting Firm incurred in connection with resolving any such dispute; provided, however, that if the final adjustment amount determined by the Third Accounting Firm is at least five percent less than the proposed adjustment submitted by the Buying Parties, then the Buying Parties shall pay all of the fees and disbursements of the Third Accounting Firm.

     2.10 Customer Contracts. As soon as reasonably practicable after the date hereof, the Parties shall use commercially reasonable efforts to obtain prior to the Closing the written consent of the parties, other than the Selling Parties, to the Pre-Signing Customer Contracts to (i) the terms and conditions substantially in the form of Exhibit C attached hereto (the "Customer Terms and Conditions") and (ii) the assignment of such Pre-Signing Customer Contracts, as so modified by the Customer Terms and Conditions, to Buyer effective as of the Closing; provided, however, that in connection with obtaining such consents relating to the Pre-Signing Customer Contracts, Buyer shall offer to perform those NDT Services for which Seller is contractually obligated under such Pre-Signing Customer Contracts in accordance with the prices and rates previously agreed to in writing by Seller under such Pre-Signing Customer Contracts. After the date of this Agreement and prior to the Closing, Seller shall not enter into any Contract, including for the purposes of this Section 2.10, any quote letters, purchase orders or sales orders or agreements of any kind, with any Person for the provision of NDT Services (each, a "Post-Signing Customer Contract"), unless such Person consents in writing to (A) the Customer Terms and Conditions and (B) the assignment of such Post-Signing Customer Contract to Buyer effective as of the Closing. Any Pre-Signing Customer Contracts and Post-Signing Customer Contracts for which obligations by Seller remain as of the Closing and for which both consents described in clauses (i) and (ii) of the first sentence of this Section 2.10 or described in clauses (A) and (B) of the immediately preceding sentence, respectively, are obtained in writing prior to the Closing are referred to herein as the "Assumed Customer Contracts." Any Pre-Signing Customer Contracts and Post-Signing Customer Contracts other than the Assumed Customer Contracts are referred to herein as the "Non-Assumed Customer Contracts." Seller shall list such Assumed Customer Contracts and such Non-Assumed Customer Contracts in Schedule 2.10 to be prepared by Seller and delivered to the Buying Parties at least 15 business days prior to the Closing, which Schedule 2.10 shall contain as attachments thereto the Assumed Customer Contracts and the Non-Assumed Customer Contracts. Subject to the indemnification obligations of the Selling Parties set forth in Section 15, the Buying Parties, at their sole discretion, may elect to (I) include within the Purchased Assets any Non-Assumed Customer Contract or (II) take a subcontract from Seller to perform NDT Services on Seller's behalf after the Closing pursuant to any Non-Assumed Customer Contract that is not included within the Purchased Assets on terms and conditions acceptable to Buyer in its sole discretion and to the extent permitted by the terms of such Non-Assumed Customer Contract. Any such election shall be made by the Buying Parties by written notification to the Selling Parties at least five business days prior to the Closing. In the event that the Buying Parties do not make an election with respect to a Non-Assumed Customer Contract, the Selling Parties shall terminate such Non-Assumed Customer Contract or subcontract the performance thereunder on behalf of Seller to a third party in accordance with Section 13.4.

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     2.11 Third Party Consents. To the extent that Seller's rights under any contract, agreement, lease, permit, franchise, claim or asset included in the Purchased Assets to be assigned to Buyer hereunder may not be assigned without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Selling Parties, at their expense, shall use commercially reasonable efforts to obtain any such Required Consents (except as otherwise provided in Section 2.10 or with respect to the Ridgeway Agreement) as promptly as possible. Except as otherwise provided in
Section 13.4, if any such Required Consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, the Selling Parties, to the maximum extent permitted by Law and the Purchased Asset, shall act after the Closing as Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

3.   Employee Matters.

     3.1 Employment of Employees of the Business. Buyer shall offer employment, commencing on the Closing Date, to substantially all the Employees of Seller who are actively employed full-time by Seller in the conduct of the Business on the Closing Date and who are listed in Schedule 3.1, at base salaries not less than the base salaries provided to such Employees by Seller on the Closing Date. Before the Closing Date, Buyer will provide to the Selling Parties a list of the Employees to whom Buyer will offer employment as of the Closing Date.

     3.2 Employee Benefits.

          3.2.1 Buyer shall provide to each Employee hired by Buyer as of the Closing Date such benefits as Buyer deems appropriate in its sole discretion. Buyer shall only be responsible for benefits provided under its benefit plans and, except to the extent of Liabilities specified in Section 2.7.1, shall have no Liability or responsibility with respect to any Benefit Plans of a Selling Party (including, without limitation, any entity described in Section 5.19.1).

          3.2.2 LTI shall timely submit to the Internal Revenue Service a request for a favorable determination letter with respect to the LTI 401(k) Matched Savings Plan (the "Seller's 401(k) Plan"), taking into account all currently applicable Laws, and LTI shall make such amendments and take such other actions as may be necessary to receive a favorable determination letter from the Internal Revenue Service. LTI shall amend Seller's 401(k) Plan effective as of the Closing Date to fully vest all Employees who are hired by Buyer in their account balances thereunder. In addition, LTI shall amend Seller's 401(k) Plan effective as of the Closing Date to provide that in the event of a sale of substantially all of the assets used in a trade or business, a participant shall be eligible to receive a distribution of his or her plan account in connection with that disposition of assets in accordance with Code Section 401(k)(10) and regulations thereunder, and LTI shall apply this provision to permit

     Employees who are hired by Buyer and eligible for a distribution in accordance with Code Section 401(k)(10) and regulations thereunder to receive an immediate distribution of their account balances in Seller's 401(k) Plan. Further, LTI shall amend Seller's 401(k) Plan effective as of the Closing Date to permit, in accordance with LTI's current administrative practice, all Employees who are hired by Buyer and who have loans under Seller's 401(k) Plan that are outstanding as of the Closing Date to continue repayment of such loans pursuant to their terms under Seller's 401(k) Plan after the Closing Date. Buyer shall establish or provide a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code for eligible Employees who are hired by Buyer, on such terms as Buyer deems appropriate in its sole discretion.

     3.3 Seller's Employee Benefits Plans and Benefit Arrangements. The Selling Parties shall, jointly and severally, indemnify the Buying Parties against any Liabilities incurred by a Buyer Indemnified Party (including reasonable attorneys' fees) in connection with, and at their expense, honor or cause their insurance carriers to honor, all claims for workers' compensation by any Employee or former employee of a Selling Party arising out of events occurring prior to the Closing, and (except to the extent of Liabilities specified in Section 2.7.1) all Liabilities with respect to Benefit Plans or other benefit arrangements of any kind whatsoever of a Selling Party (including, without limitation, any entity described in Section 5.19.1), whether reported or unreported as of the Closing and whether insured or uninsured (including, without limitation, workers' compensation, life insurance, medical and disability programs) in accordance with the terms and conditions of such programs or applicable workers' compensation statutes. Without limiting the scope of the preceding sentence, the Selling Parties shall, jointly and severally, be responsible for any and all Liabilities arising out of or relating to (i) employment of the Employees and former employees of the Selling Parties,
(ii) the termination by a Selling Party of the employment of any such Employee or former employee, and (iii) the provision of any employee benefits to any such Employee or former employee (and their beneficiaries and eligible dependents) attributable to their employment with, or their participation in any Benefit Plans or any other benefit arrangement of any kind whatsoever maintained or contributed to by, a Selling Party (including, without limitation, any entity described in Section 5.19.1) or any of their Affiliates.

     3.4 WARN Act. Seller agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2101 et seq. (the "Warn Act"), and any similar statute with respect to any "plant closing" or "mass layoff" (as defined in the Warn Act) or similar event as a result of any discharges by a Selling Party of any Employees not hired by Buyer. The Selling Parties, jointly and severally, shall indemnify the Buying Parties against any Liabilities incurred by a Buyer Indemnified Party (including reasonable attorneys' fees) in connection with the application of the Warn Act as a result of any discharges by a Selling Party of Employees who are not hired by Buyer. The Buying Parties, jointly and severally, shall indemnify the Selling Parties against any Liabilities incurred by a Seller Indemnified Party (including reasonable attorneys' fees) in connection with the application of the WARN Act as a result of any discharges after the Closing Date by a Buying Party of Employees hired by Buyer.

4.   Closing.

     4.1 Time; Location. Subject to the terms and conditions contained herein, the Closing shall be held on the Closing Date at 10:00 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania, or such other time or place as the Parties shall mutually agree in writing.

     4.2 Transaction Documents and Other Deliveries by the Selling Parties. At the Closing, the Selling Parties, as applicable, shall execute and deliver the following Transaction Documents and instruments of transfer and assignment:

          4.2.1 The Escrow Agreement;

          4.2.2 Duly executed warranty deeds substantially in the form of Exhibit D hereto, in recordable form, transferring good and marketable fee simple title to the Real Property Owned, subject only to Permitted Encumbrances, and such affidavits as a title insurance company retained by the Buying Parties may reasonably request;

          4.2.3 All assignments and any other Required Consents of third parties that are required to make the assignment of the Assigned Leases to Buyer effective as to such third parties;

          4.2.4 A general bill of sale, assignment and assumption substantially in the form of Exhibit E hereto, transferring to Buyer good and indefeasible title to all of the tangible personal property included in the Purchased Assets, subject only to Permitted Encumbrances and the Assumed Liabilities and assigning to Buyer Seller's right, title and interest in each of the Contracts, licenses and other agreements included in the Purchased Assets, together with all consents of third parties that are required to make each such assignment effective as to such third parties;

          4.2.5 Assignments of Trademarks substantially in the form of Exhibit F hereto;

          4.2.6 Radview License Agreement substantially in the form of Exhibit B hereto;

          4.2.7 Consent and release of First Union National Bank substantially in the form of Exhibit G hereto;

          4.2.8 Certificates of title to all vehicles included in the Purchased Assets with assignments to Buyer; and

          4.2.9 Such additional instruments of conveyance and transfer as the Buying Parties may reasonably require in order to more effectively vest in Buyer, and put it in possession of, the Purchased Assets.

     4.3 Transaction Documents and Other Deliveries by the Buying Parties. At the Closing, the Buying Parties, as applicable, shall deliver:

          4.3.1 The executed Escrow Agreement;

          4.3.2 The executed Radview License Agreement;

          4.3.3 The Closing Payment to Seller; and

          4.3.4 The Escrow Funds to the Escrow Agent.

     4.4 Closing Documents. At the Closing, the Selling Parties and the Buying Parties shall deliver or cause to be delivered the documents required to satisfy the conditions specified in Sections 10 and 11.

     4.5 Reasonable Steps. Prior to the Closing Date, the Selling Parties shall take such reasonable steps as may be necessary or appropriate so that on the Closing Date, Buyer shall be placed in actual possession and control of all of the Purchased Assets.

5. Representations and Warranties of the Selling Parties.

     The Selling Parties hereby, jointly and severally, represent and warrant to the Buying Parties as follows:

     5.1 Corporate Status. Each of LTI, LTH and Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure so to qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of LTI, LTH and Seller that have been delivered to the Buying Parties as of the date hereof are effective under applicable Laws and are current, correct and complete.

     5.2 Authorization. Each of LTI, LTH and Seller has the requisite power and authority to own its property and to carry on its business as now being conducted. Each of LTI, LTH and Seller has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by LTI, LTH and Seller have been duly authorized by all necessary corporate action, including approval by the shareholders of LTI, LTH and Seller. Each Transaction Document executed and delivered by LTI, LTH or Seller has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency and other Laws of general application affecting enforcement of creditors' rights generally.

     5.3 Consents and Approvals. Except for any consents specified in Schedule
5.3 (the "Required Consents") and the consent to the assignment of the Ridgeway Agreement, which shall not be obtained, and except for any approvals or filings required under the HSR Act or under the Exchange Act in connection with the Proxy Statement, neither the execution and delivery by LTI, LTH or Seller of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by LTI, LTH or Seller, (i) require any filing, consent or approval, conflict with, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which LTI, LTH or Seller or any of the Purchased Assets is subject, (b) the Charter Documents or bylaws of LTI, LTH or Seller or (c) any Contract, Governmental Permit or other document to which LTI, LTH or Seller is a party or by which any of the Purchased Assets is bound, or (ii) result in the creation or imposition of any Encumbrance upon the Purchased Assets.

     5.4 Business and Subsidiaries. All of the nondestructive testing and evaluation services business of LTI and LTH is conducted through Seller and LTI and LTH have no other nondestructive testing and evaluation services business. Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

     5.5 Financial Statements. Seller has delivered to the Buying Parties correct and complete copies of (i) financial statements of LTI, consisting of a balance sheet as of December 31, 1995 and 1996 and the related statements of income and cash flows for the years then ended, which were audited by Arthur Andersen LLP, independent public accountants; (ii) consolidating financial statements of Seller, included within the financial statements of LTI, consisting of a balance sheet as of December 31, 1994, 1995 and 1996 and the related statements of income for the years then ended, which were audited by Arthur Andersen LLP, independent public accountants; and (iii) unaudited monthly financial statements of Seller, consisting of a balance sheet as of May 31, 1997 and the related statement of income for the five months then ended. All such audited and unaudited financial statements, together with the financial statements to be delivered after the date hereof pursuant to Section 8.1.3, are referred to herein collectively as the "Financial Statements." Correct and complete copies of the Financial Statements specified in the first sentence of this Section 5.5 are attached hereto as Schedule 5.5. The Financial Statements contained in Schedule 5.5 are referred to herein collectively as the "Pre-Signing Financial Statements," and the Financial Statements to be delivered after the date hereof are referred to herein collectively as the "Post-Signing Financial Statements." The Pre-Signing Financial Statements are, and the Post-Signing Financial Statements will be, consistent in all material respects with the Books and Records, and there have not been or will not be any material transactions that have not been or will not be recorded in the accounting records underlying such Financial Statements. The Pre-Signing Financial Statements have been, and the Post-Signing Financial Statements will be, prepared in accordance with GAAP, and the Pre-Signing Financial Statements, including the related notes, present, and the Post-Signing Financial Statements will present, fairly the financial position and assets and Liabilities of Seller as of the dates thereof, and the results of operations and cash flows for the periods then ended in accordance with GAAP, subject, in the case of unaudited Financial Statements, to normal year-end adjustments and the absence of notes. The balance sheet of Seller as of December 31, 1996 that is included in the

Financial Statements is referred to herein as the "Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

     5.6 Accounts Receivable. Except as set forth in Schedule 5.6, the Accounts Receivable as set forth on the balance sheet of Seller as of May 31, 1997 (the "May Balance Sheet") or arising since the date thereof (i) are valid and genuine; (ii) have arisen only in the ordinary course of business out of performance of services or bona fide sales and deliveries of goods; (iii) are not subject to valid defenses, set-offs or counterclaims; and (iv) are collectible in full at the recorded amounts thereof (without resort to litigation or assignment to a collection agency) within 90 days after billing, net of any allowance for doubtful accounts reflected on the May Balance Sheet. The allowance for doubtful accounts reflected on the May Balance Sheet has been determined in accordance with GAAP. Neither of the Selling Parties knows of any facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectibility of such Accounts Receivable in excess of any allowance therefor set forth on the Balance Sheet. The provisions of this Section 5.6 referring to the May Balance Sheet shall be automatically amended effective as of the Closing so that the representations and warranties set forth in this Section 5.6 as of the Closing shall refer solely to the balance sheet of Seller prepared as of the Closing Date in accordance with GAAP.


     5.7 Inventory. The Inventory as set forth on the Balance Sheet or acquired since the date thereof was acquired and has been maintained in accordance with the regular business practices of Seller, is of good, usable and merchantable quality, consists of new and unused items of a quality and quantity useable or saleable in the ordinary course of business, is valued in accordance with GAAP, is not subject to any write-down or write-off and, with respect to Inventory intended for sale, is saleable as current inventory at current prices thereof in the ordinary course of business. Schedule 5.7 lists the locations of all items of the Inventory.

     5.8 Absence of Certain Changes or Events. Except as set forth in Schedule
5.8 and except for changes resulting from the negotiation of the consents contemplated by Section 2.10 relating to the Pre-Signing Customer Contracts, since the Balance Sheet Date, Seller has conducted the Business in the ordinary course and Seller, LTI or LTH, as the case may be, has not:

          5.8.1 Amended in any material respect or terminated any Contract to which Seller is a party or for the benefit of Seller relating to the Business or the Purchased Assets, other than in the ordinary course of the Business;

          5.8.2 Closed any office or facility or made plans to close any office or facility used, in whole or in part, by Seller in the conduct of the Business as of the Balance Sheet Date;

          5.8.3 Suffered the occurrence of any events that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

          5.8.4 Incurred any damage or destruction having a Material Adverse Effect by fire, storm, or similar casualty, whether or not covered by insurance;

          5.8.5 Declared or made any distribution or payment in respect of Seller's capital stock by way of dividend, purchase or redemption of shares or otherwise;

          5.8.6 Sold, transferred, replaced or leased any of the Purchased Assets or sold any Inventory at a discount, except for transactions in the ordinary course of the Business;

          5.8.7 Waived or released any material rights with respect to the Business or the Purchased Assets;

          5.8.8 Transferred or granted any rights to any Intellectual Property owned by, licensed to or used, in whole or in part, in the conduct of, the Business;

          5.8.9 Entered into any transaction or made any commitments (for capital expenditures or otherwise) relating to the Business or the Purchased Assets other than in the ordinary course of the Business;

          5.8.10 Changed its methods of accounting;

          5.8.11 Made any payments to any Selling Party or any Affiliate of a Selling Party other than in the ordinary course of the Business;

          5.8.12 Increased or made any commitments to increase the compensation of Employees or other service providers, except following normal review procedures or as reasonably deemed necessary in the ordinary course of the Business and as disclosed to the Buying Parties prior to the Closing; or

          5.8.13 Materially altered the conduct of its relations with customers or suppliers of the Business.

     5.9 Title to Assets; Absence of Liens and Encumbrances. Seller owns and will transfer to Buyer at the Closing good, marketable and indefeasible title to, or with respect to leased assets included in the Purchased Assets, a valid leasehold interest in, subject to the terms and conditions of such leases, all of the Purchased Assets, including, without limitation, the material properties and assets reflected on the Balance Sheet (except as disclosed in Schedule 5.9 or except as sold or otherwise disposed of by Seller after the Balance Sheet Date in the ordinary course of business), free and clear of all Encumbrances, other than Permitted Encumbrances. The use of the Purchased Assets is not subject to any Encumbrances (other than Permitted Encumbrances), and such use does not materially encroach on the property or rights of any other Person.

     5.10 Real Property.

          5.10.1 The Real Property Owned is the only real property owned by Seller and used in whole or in part by Seller in the conduct of the Business. Seller owns and will transfer to Buyer at the Closing good, marketable and indefeasible title in fee simple absolute to the Real Property Owned, insurable as such by any reputable title insurance company selected by Buyer and licensed to do business in South Carolina with respect to the Real Property Owned located in South Carolina and by any reputable title insurance company selected by Buyer and licensed to do business in Louisiana with respect to the Real Property Owned located in Louisiana, at regular standard rates, free and clear of all Encumbrances, including, without limitation, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, security interests, leases, encumbrances and title objections, other than Permitted Encumbrances. Seller has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property Owned.

          5.10.2 Seller owns and will transfer to Buyer at the Closing a valid leasehold interest in the Real Property Leased. Except as set forth in
     Schedule 5.10.2, the Real Property Leased is the only real property leased by Seller and used in whole or in part by Seller in the conduct of the Business. All leases and amendments thereto pertaining to the Real Property Leased are listed in Schedule 5.10.2 (the "Assigned Leases"). Copies of the Assigned Leases, as amended and as currently in effect, have been made available to the Buying Parties. Seller or the lessor of any Real Property Leased has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property Leased. Each of the Assigned Leases is valid and in full force and effect and, to the Knowledge of any Selling Party, constitutes the legal, valid and binding obligation of the lessor thereunder, enforceable in accordance with its terms. Seller is not in Default under any Assigned Lease, all rent and other sums payable by or to Seller thereunder are current within applicable notice and grace periods and no lessor under any Assigned Lease has asserted a Default on the part of Seller that would give it the right to terminate such Assigned Lease or set off against rent and other sums payable by Seller thereunder and, to the Knowledge of any Selling Party, there is no Default under any Assigned Lease by any other party. No Selling Party has received notice that any party to any Assigned Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. All improvements to be constructed by any lessor under any Assigned Lease have been completed and the use of the Real Property Leased in the conduct of the Business is a permitted use under the terms of each Assigned Lease.

          5.10.3 The improvements located on the Real Property are in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, reasonable wear and tear excepted, and no condition exists requiring material repairs, replacements, alterations or corrections. Schedule 5.10.3 describes any other real estate previously owned, leased or otherwise operated by Seller or any predecessor thereof and the time periods of any such ownership, lease or operation. All of the Real Property is served by all utilities necessary for the conduct of the Business.

          5.10.4 All of the Real Property is usable in the ordinary course of the Business and conforms in all material respects with any applicable Laws relating to its construction, ownership, lease, use, occupancy and operation and Seller has obtained all Governmental Permits required thereunder. The Real Property complies with applicable zoning Laws. No Selling Party has received any notice, oral or written, of any violation of Law with respect to the Real Property or any notice, oral or written, or has any reason to believe, that any governmental or regulatory body or authority having jurisdiction over the Real Property intends to exercise the power of eminent domain, condemnation, annexation or moratorium or similar power with respect to all or any part of the Real Property. To the Knowledge of any Selling Party, the Real Property Owned has been assessed and real estate Taxes have been paid on the basis of the value of all improvements as completed, and to the Knowledge of any Selling Party, there are no proposed reassessments of any of the Real Property Owned by any taxing authority and there are no threatened or pending special assessments or other actions or proceedings that could reasonably be expected to give rise to an increase in real property taxes or assessments against any of the Real Property. Neither Selling Party has received notice, oral or written, of and, to the Knowledge of any Selling Party, there does not exist any violation or Default of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting the Real Property or any portion thereof.

5.11 Intellectual Property, Software and Confidential Information.

          5.11.1 Schedule 5.11 sets forth a correct and complete list and description of all Intellectual Property and all Software owned by or licensed to Seller and used in, in whole or in part, directly or indirectly, and material to the Business, and indicates whether such Intellectual Property and Software is owned or licensed by Seller. Except as set forth in Schedule 5.11, Seller owns or licenses all material Intellectual Property and Software used in, in whole or in part, directly or indirectly, the Business.

          5.11.2 Except as disclosed in Schedule 5.11: (a) to the Knowledge of any Selling Party, Seller owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all of such Intellectual Property and Software; (b) the Intellectual Property and Software included in the Purchased Assets constitute all such rights and property necessary to conduct the Business in accordance with past practice and are being conveyed to Buyer together with the other Purchased Assets; (c) Seller is not in Default under any Contract with respect to any of such Intellectual Property or Software; (d) the validity of such Intellectual Property and the rights of Seller therein and to the Software have not been questioned in any Litigation to which Seller is a party or in any other written notice to Seller, nor, to the Knowledge of any

     Selling Party, is any such Litigation threatened; and (e) to the Knowledge of any Selling Party, the conduct of the Business does not materially conflict with patent rights, licenses, trademark rights, trade name rights, copyrights or other intellectual property rights of others.

          5.11.3 Except as disclosed in Schedule 5.11, neither of the Selling Parties has Knowledge that any material use of any Intellectual Property or Software included within the Purchased Assets has heretofore been, or is now being, made by any Person other than Seller, except for Software licensed to Seller under a third-party license agreement listed in Schedule
     5.11. The Selling Parties have no Knowledge of any infringement of any such Intellectual Property or Software owned or licensed by Seller or used in the Business. No present or former director, officer, employee or consultant of Seller or any Affiliate of Seller has any interest, direct or indirect, in any of the Intellectual Property or Software.

          5.11.4 To the Knowledge of any Selling Party, (a) none of Seller's Confidential Information has been used, divulged or appropriated for the benefit of any Person other than Seller or otherwise to the detriment of Seller and (b) no employee or consultant of Seller is, or is currently expected to be, in Default under any term of any employment Contract, agreement or arrangement relating to the Intellectual Property, or any confidentiality agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

     5.12 Contracts. Schedule 5.12 lists all Contracts, including quotes, purchase orders and sale agreements, existing on the date hereof between Seller and customers for the provision of NDT Services that may have continuing obligations by Seller after October 1, 1997 (the "Pre-Signing Customer Contracts") and indicates the termination date and the estimated dollar value of services to be performed by Seller thereunder. Seller shall update and deliver to the Buying Parties Schedule 5.12 beginning on the 15th calendar day after the date hereof and continuing each 15 calendar days thereafter until the Closing, including such shorter period as is necessary to update the schedule immediately prior to the Closing, to include any Post-Signing Customer Contract entered into by Seller and indicating the termination date and the estimated dollar value of services to be performed by Seller thereunder. Except as listed and described in
Schedule 5.12, Seller is not with respect to the Purchased Assets or the Business a party to any written or oral:

          5.12.1 Contracts with any present or former shareholder, director, officer, employee, partner or consultant of any Selling Party or Affiliate thereof (other than the Ridgeway Agreement);

          5.12.2 Contracts for the future purchase of, or payment for, supplies, inventory or products, or for the lease of any Purchased Asset from or the performance of services by a third party, in excess of $50,000 in any individual case, or any Contracts to perform services or to sell Inventory or Products that involve any amount in excess of $50,000 in any individual case;

          5.12.3 Contracts continuing over a period of more than six months from the date hereof and that involve an amount in excess of $25,000 in any individual case;

          5.12.4 Representative, sales agency, dealer or distributor Contracts;

          5.12.5 Leases under which Seller is either lessor or lessee other than the Assigned Leases;

          5.12.6 Contracts made by or on behalf of Seller, or by which Seller is bound, other than the Assigned Leases, with respect to the limitation, operation, management, maintenance, utility and construction of the Real Property;

          5.12.7 Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners or shareholders of a Selling Party or any Affiliate of a Selling Party or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person, including indebtedness of LTI or LTH;

          5.12.8 Contracts limiting or restraining Seller or any successor or assign from engaging or competing in any lines of business with any Person;

          5.12.9 Contracts under which any Encumbrances exist with respect to any Purchased Assets;

          5.12.10 Contracts, licenses or distributorships that relate in whole or in part to any Intellectual Property or Software; or

          5.12.11 Any other material Contracts not made in the ordinary course of business.

     Except as disclosed in Schedule 5.12, (i) each of the Contracts listed in
Schedule 5.12 is valid and enforceable in accordance with its terms, the parties thereto are in compliance with the provisions thereof, no party is in Default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred that would constitute a Default thereunder; (ii) no such Contract, in the reasonable opinion of Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply; (iii) no advance payments have been received by Seller by or on behalf of any party to any of the Contracts listed in Schedule 5.12 for services to be rendered or products to be delivered to such party after the Closing Date; (iv) except as set forth in Schedule 5.3, no consent or approval of any party to any Contract listed in Schedule 5.12 is required for the execution and delivery of the Transaction Documents by any Selling Party or the consummation of the Transactions; and (v) each of LTI and LTH is not a party to any Contract that would be required to be disclosed in Schedule 5.12 if Seller were a party to such Contract.

     5.13 Governmental Permits. Seller has all Governmental Permits of federal, state or local governmental or regulatory bodies that are required to operate the Business (including, without limitation, those required under any Environmental Law) and Seller is in compliance with the terms and conditions of the Governmental Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 2.1.6 sets forth a correct and complete list of all Governmental Permits along with their expiration dates, each one of which is currently valid and in full force. Seller has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To the Knowledge of any Selling Party, no suspension, revocation, cancellation or withdrawal of any of the Governmental Permits is threatened and no cause exists for such suspension, revocation, cancellation or withdrawal. Any Governmental Permits that cannot be transferred in connection with the Transactions are identified in Schedule 2.1.6.

     5.14 Legal Proceedings and Compliance with Laws; Environmental Matters.

          5.14.1 Except as set forth in Schedule 5.14, there is no Litigation that is pending or, to the Knowledge of any Selling Party, threatened against the Business or any of the Purchased Assets, or relating to the Transactions, nor does any Selling Party know or have reasonable grounds to know of any basis for any such Litigation. There has been no Default under any Laws applicable to the conduct or operation of the Business or the ownership or use of the Purchased Assets, including Environmental Laws, except for any Defaults that would not, individually or in the aggregate, have a Material Adverse Effect, and Seller has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. Except as set forth in Schedule 5.14, Seller has not received any notice relating to the Business or the Real Property alleging any violation of any Environmental Law or any written request for information from any governmental agency or other Person pursuant to any Environmental Law. Seller is in compliance with the terms and conditions of all Governmental Permits required under any Environmental Law or relating to any Hazardous Substance. Except as set forth in Schedule 5.14, Seller is not a party to, and the Business and the Purchased Assets are not subject to the provisions of, any Court Order, nor is there any Court Order that might affect the Transactions. There has been no Default with respect to any Court Order applicable to the Business or the Purchased Assets.

          5.14.2 Without limiting the generality of Section 5.14.1, there has not been any Environmental Condition (a) at any property or premises at which the Business has been conducted, (b) at any property owned, leased or operated at any time by Seller, any Person controlled by Seller or any predecessor of any of them, or (c) at any property at which Hazardous Substances have been deposited or disposed by or at the behest or direction of any of the foregoing, nor has any of the Selling Parties received written notice of any such Environmental Condition. "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by Seller or any other Person, at or relating to any such property or premises that
     (i) requires abatement or correction under an Environmental Law, (ii) gives rise to any civil or criminal liability on the part of Seller under an Environmental Law, or (iii) has created a public or private nuisance. To the Knowledge of any Selling Party, the Real Property does not contain any:
     (A) underground storage tanks, (B) underground injection wells; (C) septic tanks in which process wastewater or any Hazardous Substances have been disposed; (D) asbestos; (E) equipment using polychlorinated biphenyls; or
     (F) drums buried in the ground.

          5.14.3 Schedule 5.14 identifies all environmental reports, studies, assessments, analyses or any other related documents in the possession or custody or under the control of any Selling Party relating to any Environmental Condition, the Business, the Real Property or the other Purchased Assets, true and complete copies of which have been delivered to the Buying Parties.

     5.15 Absence of Undisclosed Liabilities. Except as set forth in Schedule 5.15, Seller has no Liabilities relating to the Business except (i) Liabilities set forth on the Balance Sheet and not heretofore paid or discharged; (ii) Liabilities under any Contracts that are specifically disclosed in Schedule 5.12 (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the Balance Sheet; and (iii) Liabilities incurred in the ordinary course of business since the Balance Sheet Date that, individually or in the aggregate, are not material to the Business.

     5.16 Taxes. Seller has duly filed all returns for Taxes that are required to be filed and that were due (with applicable extensions) prior to the Closing Date, all such Tax returns are correct and complete in all material respects and Seller has paid all Taxes due pursuant to such returns or assessments received. All Taxes that Seller has been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by Seller for such payment. There are no proceedings or other actions, nor to the Knowledge of any Selling Party is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind with respect to the Business or the Purchased Assets for any period for which returns have or should have been filed.

     5.17 Books and Records. All material books of account and other financial records of Seller directly relating to the Business (the "Books and Records") are complete and correct in all respects and have been made available to the Buying Parties. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP (except as otherwise stated therein) and in compliance in all respects with applicable Laws.

     5.18 Employees and Employee Relations; Independent Contractors. Schedule
5.18 sets forth a current, correct and complete list of all individuals employed as common law employees by a Selling Party in the conduct of the Business (each, an "Employee"), their date of hire, their present position, rate of compensation (including cash and non-cash compensation) and accrued vacation (such Schedule being subject to change between the date hereof and the Closing Date as a result of changes in the ordinary course of business). Seller is not a party to any collective bargaining agreement or currently negotiating any collective bargaining agreement. Except as described in Schedule 5.18, there is no labor strike, slowdown or stoppage pending or, to the Knowledge of any Selling Party, threatened against or affecting Seller, there are no discrimination complaints nor any other kind of employment or labor related disputes or unfair labor practice charges or complaints against Seller in connection with the Business pending before or, to the Knowledge of any Selling Party, threatened before any federal, state or local court or agency, and, to the Knowledge of any Selling Party, no dispute respecting minimum wage or overtime claims or other conditions or terms of employment in connection with the Business exists. Except as set forth in Schedule 5.18A, the Selling Parties (including, without limitation, any entity described in Section 5.19.1) have no Liabilities with respect to any independent contractors who perform or have performed services for the Selling Parties in connection with the Business under any Benefit Plans or other benefit arrangement of any kind whatsoever or under any Laws applicable to the Business, including any Liabilities under any labor, employment or tax Laws or imposed by common law.

     5.19 Employee Benefit Plans.

          5.19.1 Schedule 5.19 contains a current, correct and complete list of each Benefit Plan maintained by or under which a Selling Party has any Liability, whether actual or contingent, to Employees or their respective beneficiaries, former employees of the Selling Parties or their respective beneficiaries, or otherwise in connection with the Business. For purposes of this Section 5.19 and Section 5.18 and the definition of "Benefit Plan" as used in this Agreement, the term "Selling Parties" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes a Selling Party, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with a Selling Party, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes a Selling Party and any other entity required to be aggregated with a Selling Party pursuant to the regulations issued under Section 414(o) of the Code.

          5.19.2 All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA, involving any of the Benefit Plans, that could subject the Business to any material penalty or tax imposed under the Code or ERISA.

          5.19.3 Except as set forth in Schedule 5.19, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Selling Parties have no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise Taxes or income Taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

          5.19.4 The Selling Parties do not sponsor or contribute to, and have not in the past sponsored or contributed to, and have no Liability with respect to, any defined benefit plan subject to Title IV of ERISA or any multiemployer plan (as defined in Section 3(37) of ERISA), nor do they have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). The Selling Parties do not have any Liability with respect to any employee benefit plan or arrangement other than with respect to Benefit Plans listed in Schedule 5.19.

          5.19.5 There are no pending or, to the Knowledge of any Selling Party, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of a Selling Party or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the Knowledge of any Selling Party, any basis for such claim. Such Benefit Plans are not the subject of any pending (or to the Knowledge of any Selling Party, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

          5.19.6 The Selling Parties have timely made all required contributions under such Benefit Plans including the payment of any insurance premiums. There have been no accumulated funding deficiencies (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Benefit Plan and no request for a waiver from the Internal Revenue Service with respect to any minimum funding requirement under Section 412 of the Code. The Selling Parties have not incurred any Liability for any Tax, excise Tax, penalty or fee with respect to any Benefit Plan, and no event has occurred and no circumstance exists or has existed that could give rise to any such Liability. The execution of and performance of the Transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment, acceleration, vesting or increase in benefits with respect to any Employee or former employee of a Selling Party that would be an "excess parachute payment" under Section 280G of the Code.

          5.19.7 With respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan"), (a) each Welfare Plan for which contributions are claimed by a Selling Party as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (b) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code in connection with the Business, and (c) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies and has been administered in material respects in accordance with all of the applicable requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the Social Security Act and other applicable Laws.

          5.19.8 The Selling Parties have not taken any action that may result in any Buying Party being a party to, or bound by, any such Benefit Plan, and the Buying Parties shall have no Liability under, or be subject to any Liability on account of, any such Benefit Plan following the consummation of the Transactions. No Benefit Plan has provided or provides for the payment of health, life or other welfare coverage or retirement or severance benefits by any Buying Party.

     5.20 Finder's Fee. No Person retained by a Selling Party is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

     5.21 Interest in Business or Purchased Assets. Except as set forth in
Schedule 5.21, the Selling Parties have not granted, and there is not outstanding, any option, right, agreement or other obligation pursuant to which any Person could claim a right to acquire in any way all or any part of, or interest in, the Business or any of the Purchased Assets.

     5.22 Condition of Assets. All Real Property Owned and tangible personal property (other than Inventory) included in the Purchased Assets are suitable for the purposes for which they are used, are in good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business, are free from any known defects, except such minor defects that would not have a Material Adverse Effect, individually or in the aggregate, and conform in all material respects to all applicable Laws relating to their construction, use and operation. Any Software included in the Purchased Assets, together with all know-how and processes used in connection therewith, functions as intended and is in machine-readable form.

     5.23 Affiliate Transactions. Schedule 5.23 sets forth a summary of all purchases or sales of goods or services from or to the Business by a Selling Party or any Affiliate of a Selling Party for the three years ended December 31, 1996 and by any such Selling Party or Affiliate since December 31, 1996. Except as set forth in Schedule 5.23, no Selling Party or Affiliate of a Selling Party purchases or provides services or products from or to the Business.

     5.24 Insurance. Schedule 5.24 lists all policies or binders of insurance held by or on behalf of Seller or relating to the Business or any of the Purchased Assets, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder, including all insurance policies known by any Selling Party to have been maintained by any other Person that may provide any coverage with respect to any Environmental Losses. To the Knowledge of any Selling Party, there is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by any Selling Party, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

     5.25 No Significant Items Excluded. Seller owns or licenses, and the Purchased Assets include, all rights and property that are necessary to the conduct of the Business by Buyer in the manner in which it is currently conducted by Seller or are otherwise of material importance to the ongoing operation of the Business by Buyer.

     5.26 Previous Sales; Warranties. All Products sold or distributed by Seller were of merchantable quality, and Seller has not breached any express or implied warranties in connection with the sale or distribution of such Products or in connection with the performance of any services, except for breaches that would not, individually or in the aggregate, have a Material Adverse Effect. Seller has provided the Buying Parties with true and correct copies of all warranties
(i) made by all Persons from whom Seller has obtained any goods that have been resold or distributed by Seller, including any goods that constituted parts included in Products sold or distributed by Seller, and (ii) made by Seller with respect to any Products that have been sold or distributed by Seller or services performed by Seller.

     5.27 Customers and Suppliers. Seller has used its reasonable business efforts to maintain and currently maintains, good working relationships with all of its customers. Schedule 5.27 contains lists of the names of each of the ten customers that, for each of the years ended December 31, 1995 and 1996 and for the five months ended May 31, 1997, were the largest dollar volume customers of services or Products, or both, sold by Seller. Except as specified in Schedule 5.27, none of such customers has given Seller notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with Seller.
Schedule 5.27 also contains lists of the names of each of the ten suppliers that, for the year ended December 31, 1996 and for the five months ended May 31, 1997, were the largest dollar volume suppliers of services or products, or both, purchased by Seller. Except as specified in Schedule 5.27, none of such suppliers has given Seller notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with Seller. No Selling Party is aware that any major customer or supplier intends to cease doing business with Seller or, after the Closing, with Buyer, or to alter materially the amount of business done with Seller or Buyer due to the consummation of the Transactions or any other reason. To the Knowledge of any Selling Party, the Customer Records are accurate in all material respects.

     5.28 Completeness and Accuracy of Information. All information set forth in any Schedule hereto is true, correct and complete. No representation or warranty by any of the Selling Parties in any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of a Selling Party to the Buying Parties in writing in connection with the Transactions, including the Financial Statements, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading. All Contracts, permits and other documents and instruments furnished or made available to the Buying Parties by any of the Selling Parties, when so furnished or made available are or will be true, complete and accurate originals or copies of originals and include all amendments, supplements, waivers and modifications thereto. There is no fact, development or threatened development (excluding general economic factors affecting business in general) that the Selling Parties have not disclosed to the Buying Parties in writing that has or, so far as the Selling Parties can now foresee, may have, a Material Adverse Effect.

     5.29 Solvency. Immediately after the consummation of the Transactions, (i) the fair value of the assets of each of LTI, LTH and Seller will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of each of LTI, LTH and Seller will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iii) each of LTI, LTH and Seller will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

6. Representations and Warranties of the Buying Parties.

     The Buying Parties hereby, jointly and severally, represent and warrant to the Selling Parties as follows:

     6.1 Corporate Status. Each of GE and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     6.2 Authorization. Each of GE and Buyer has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by GE and by Buyer have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by GE or Buyer has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

     6.3 Consents and Approvals. Except for any approvals or filings required under the HSR Act, neither the execution and delivery by GE or by Buyer of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by GE or by Buyer, require any filing, consent or approval or constitute a Default under (i) any Law or Court Order to which GE or Buyer is subject, (ii) the Charter Documents or bylaws of GE or of Buyer or (iii) any Contract, Governmental Permit or other document to which GE or Buyer is a party.

     6.4 Finder's Fees. No Person retained by a Buying Party is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

     6.5 Accuracy of Information. No representation or warranty by any of the Buying Parties in any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of a Buying Party to the Selling Parties in writing in connection with the Transactions, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

7.   Covenants Related to Proxy Statement and Special Meeting.

     7.1 Proxy Statement. As soon as reasonably practicable after the date hereof, LTI shall prepare and file with the SEC a preliminary proxy statement under the Exchange Act and the rules and regulations promulgated thereunder for the purpose of soliciting shareholder approval of the Transactions by the shareholders of LTI entitled to vote with respect thereto. Such a proxy statement, including any amendments or supplements thereto, whether in preliminary or definitive form, is referred to herein as the "Proxy Statement." LTI shall use commercially reasonable efforts to (i) respond promptly to SEC comments, if any, and (ii) cause such Proxy Statement to be approved by the SEC or enable LTI to file the definitive Proxy Statement without objection by the SEC as soon as reasonably practicable after the date hereof. As soon as reasonably practicable after the date that the definitive Proxy Statement is filed with the SEC, LTI shall caused to be furnished to the shareholders of LTI entitled to vote with respect to the Transactions the Proxy Statement and other proxy solicitation materials relating to the Special Meeting required under the Exchange Act and the rules and regulations promulgated thereunder and the PBCL and in compliance with the applicable time periods set forth thereunder.

     7.2 Disclosure. LTI covenants that the Proxy Statement at the time such document is filed in preliminary form with the SEC and at all times after it is so filed and until the time of voting by shareholders of LTI at the Special Meeting or any adjournment thereof (i) will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder and the applicable provisions of the PBCL with respect to the Transactions and the Special Meeting and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of the Proxy Statement; provided, however, that no representation, covenant or agreement is made by LTI with respect to an untrue statement made in such Proxy Statement in reliance upon and in conformity with the information supplied by the Buying Parties for inclusion in the Proxy Statement as set forth in Schedule 7.2 (the "Buyer

Provided Information"). LTI covenants that the Proxy Statement shall contain such information as is sufficient to satisfy in all material respects the requirements of Section 1932(b) of the PBCL and LTI's Charter Documents and bylaws with respect to obtaining shareholder approval of a plan of asset transfer or the sale of all or substantially all of the assets of LTI.

     7.3 Special Meeting. LTI shall call a special meeting of shareholders (the "Special Meeting"), to be held as soon as reasonably practicable after the date the definitive Proxy Statement is filed with the SEC, for the purpose of voting by shareholders entitled to vote in respect of the Transactions and any related matters as it deems appropriate. In connection with the Special Meeting, the Board of Directors of LTI, subject to its fiduciary duties to shareholders of LTI under applicable Law based upon the advice of independent legal counsel, shall (i) recommend to the shareholders of LTI the approval of the Transactions and any related matters submitted for shareholder approval at the Special Meeting, (ii) not withdraw such approval, (iii) use reasonable efforts to cause the directors and executive officers of LTI who are required to file reports under Section 16(a) of the Exchange Act to vote all shares of LTI held by them and entitled to vote in respect of the Transactions in favor of the Transactions, and (iv) use reasonable efforts to obtain such shareholders' approval of the Transactions and any related matters at the Special Meeting or any adjournment thereof.

     7.4 Filings and Correspondence. LTI shall promptly deliver to the Buying Parties copies of all filings, correspondence and communications to and from the SEC or any other governmental or regulatory authority in connection with the Proxy Statement and the Special Meeting.

     7.5 Buyer Provided Information. The Buyer Provided Information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.   Covenants of the Selling Parties Prior to Closing Date.

     8.1 Required Actions. Except as otherwise agreed by GE in writing, between the date of this Agreement and the Closing Date, the Selling Parties covenant that Seller shall, and LTI shall or shall cause Seller to:

          8.1.1 Access to Information. Give to the Buying Parties and their counsel, accountants, consultants and other representatives, during the period commencing 60 days prior to the Closing Date, upon reasonable notice and during normal Business hours, full and unlimited access to communicate with all Employees, and give to the Buying Parties and their counsel, accountants, consultants and other representatives, at the Buying Parties sole expense and risk, upon reasonable notice and during normal business hours, full access to such properties, books, accounts, Contracts, records and affairs as are relevant to the Business and the Purchased Assets, including, without limitation, those relating to the Required Consents, and furnish or otherwise make available to the Buying Parties all such information concerning the Business and the Purchased Assets as the Buying Parties may reasonably request, provided that the confidentiality of any data or information so acquired shall be maintained as confidential by each of the Buying Parties and its representatives in accordance with Section 9.1.1;

          8.1.2 Conduct of Business. Operate the Business only in the usual, regular and ordinary manner as such Business was conducted prior to the date hereof and, to the extent consistent with such operation, use its best efforts until the Closing Date to (a) preserve and keep intact the Business, (b) keep available the services of the Employees, and (c) preserve its relationships with customers, suppliers and others having business dealings with Seller in connection with the Business;

          8.1.3 Financial Statements. Within 15 days after the end of each month after May 31, 1997, deliver to the Buying Parties unaudited Post-Signing Financial Statements for Seller as of the end of each such month that precedes the Closing, which Financial Statements shall be of the same type as the unaudited monthly Financial Statements referred to in Section 5.5;

          8.1.4 Maintenance of Properties and Insurance. Maintain the Purchased Assets, whether owned or leased, in good repair, order and condition, in accordance with manufacturers' instructions and Seller's past practice, reasonable wear and tear excepted, maintain the insurance policies or binders relating to the Purchased Assets referred to in Schedule 5.24 in accordance with past practice and notify the Buying Parties of any changes in the terms of the insurance policies or binders referred to in Schedule 5.24;

          8.1.5 Maintenance of Books and Records. Maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice;

          8.1.6 Compliance with Applicable Law. Comply in all material respects with all Laws applicable to the Purchased Assets and to the conduct of the Business and all applicable Laws in connection with the execution, delivery and performance of the Transaction Documents or affecting the Transactions;

          8.1.7 Litigation and Adverse Developments. Promptly advise the Buying Parties in writing of the threat or commencement of any Litigation against or involving the Business or the Purchased Assets or affecting the Transactions or of the occurrence of any development (exclusive of general economic factors affecting business in general) of a nature that has or may have a Material Adverse Effect;

          8.1.8 Disclosure of Certain Matters. Promptly advise the Buying Parties in writing of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be set forth or disclosed in or pursuant to this Agreement, (b) would cause any of the representations and warranties of the Selling Parties contained herein to be inaccurate or otherwise misleading or would result in the breach in any material respect by the Selling Parties of any of their representations, warranties, covenants or agreements hereunder, or (c) gives any Selling Party any reason to believe that any of the conditions set forth herein applicable to such Selling Party will not be satisfied;

          8.1.9 Performance of Obligations. Perform all the material obligations and satisfy all material Liabilities of Seller relating to the Business and the Purchased Assets in accordance with the past practice of Seller;

          8.1.10 Warn Act Compliance. Comply with all applicable provisions of the Warn Act with respect to the discharge of Employees in connection with the Transactions;

          8.1.11 Environmental Assessment. Provide to the Buying Parties all environmental reports, studies, assessments, analyses and any other related documents relating to any Environmental Condition, the Business, the Real Property or the other Purchased Assets in the possession or custody or under the control of any Selling Party, and cooperate with the Buying Parties in conducting an environmental assessment of any Environmental Condition, the Business, the Real Property and the other Purchased Assets, including physical inspection of the Real Property, the Purchased Assets and the operations of the Business, review of all relevant records in the possession or custody or under the control of any Selling Party, review of relevant governmental agency records and contact with governmental agency personnel and conduct of sampling activities and any other investigatory activities, all of a scope satisfactory to the Buying Parties (the "Environmental Assessment"), the costs of which shall be borne by the Buying Parties;

          8.1.12 Consents. Use its best efforts to obtain in writing as promptly as possible all waivers, approvals and Required Consents, including those described in Section 2.10 relating to Pre-Signing Customer Contracts and Post-Signing Customer Contracts, required to be obtained by Seller, LTH or LTI, as the case may be, in order to effectuate the Transactions, including, without limitation, the approval of the sole shareholder of each of LTH and Seller of this Agreement and the Transactions and the approval of the shareholders of LTI of the Transactions, and deliver to the Buying Parties copies of such waivers, approvals and Required Consents;

          8.1.13 Notice of Material Damage. Give to the Buying Parties prompt written notice of any material damage by fire or other casualty to the Purchased Assets or the Business;

          8.1.14 License to Certain Assets. Use commercially reasonable efforts to assure that Buyer shall obtain at the Closing any and all licenses necessary to obtain the benefit of the Licensed Assets described in Section 2.3;

          8.1.15 Employees. (a) Not interfere with Buyer's efforts to employ those Employees to whom Buyer has notified the Selling Parties it will offer employment as of the Closing Date, (b) permit the Buying Parties to meet with Employees at such times as shall be approved by a representative of the Selling Parties (which approval shall not be unreasonably withheld) and (c) distribute to such Employees such correspondence, forms and other documents setting forth the terms and conditions upon which employment after the Closing, if any, by Buyer is offered and any other correspondence, forms and documents relating to employment after the Closing Date by Buyer as the Buying Parties may request; provided, however, that it is explicitly understood and agreed by the Parties that, except as provided in Section 3.1, the Buying Parties shall have no obligation under this Agreement to offer employment to or otherwise retain the services of any Employee subsequent to the Closing, but may do so at the sole discretion of the Buying Parties and upon such terms and conditions as shall be deemed acceptable to the Buying Parties in their sole discretion;

          8.1.16 Seller Insurance Policy. Obtain a "tail"comprehensive general liability insurance policy naming the Buying Parties as additional insureds with the same coverage provided by the existing policy issued to the Selling Parties by New Hampshire Insurance Company in Policy #CPP 0000-512-25-47 96, with a term beginning on or prior to the Closing Date and ending on the date that is the second anniversary of the Closing Date (the "Seller Insurance Policy"), and provide to the Buying Parties prior to the Closing a certificate(s) of insurance for the insurance coverage described in this Section 8.1.16; provided, however, that the existence of any such insurance shall not be deemed to affect any indemnification obligations or limitation of Liability provided for in this Agreement;

          8.1.17 Fixed Assets Verification. Cooperate with the Buying Parties in their conduct of the Fixed Assets Verification and give to the Buying Parties and their counsel, accountants, consultants and other representatives, upon reasonable notice and during normal Business hours, full and unlimited access to such properties, fixed assets, books, accounts and records as are relevant to the Fixed Assets Verification; and

          8.1.18 HSR Filing and Approval. (a) Promptly file any notification required of it under the HSR Act relating to the Transactions with the United States Department of Justice and the Federal Trade Commission, (b) promptly respond to inquiries from the United States Department of Justice and the Federal Trade Commission in connection with such notification, (c) request early termination or waiver of the waiting period under the HSR Act, and (d) assist the Buying Parties in fulfilling their covenants in
     Section 9.3;

          8.1.19 Fulfillment of Conditions; Compliance with Agreement. (a) Use commercially reasonable efforts to fulfill the conditions applicable to it set forth in this Agreement, including the execution and delivery of the Transaction Documents and the taking or refraining from such actions as may be necessary to fulfill such conditions (including refraining from any actions that would cause any of the representations and warranties of the Selling Parties contained herein to be inaccurate in any material respect as of the Closing), (b) use commercially reasonable efforts to do all such acts and take all such measures as may be reasonably necessary, proper or advisable to comply with the representations, agreements, conditions and other provisions of this Agreement and consummate and make effective as promptly as practicable the Transactions, and (c) in the case of LTI, cause Seller and LTH each to perform its obligations hereunder and under any other Transaction Document.

     8.2 Prohibited Actions. Except as otherwise agreed by the Buying Parties in writing, between the date of this Agreement and the Closing Date, each of the Selling Parties shall not:

          8.2.1 Sale of Purchased Assets. Sell, transfer, assign, lease, encumber or otherwise dispose of any of the Purchased Assets other than in the ordinary course of business;

          8.2.2 Business Changes. Change in any material respect the character of the Business, including, without limitation, closing any office or facility used, in whole or in part, by Seller in the conduct of the Business as of the date hereof;

          8.2.3 Fundamental Transactions. (a) Amend its Charter Documents or bylaws or (b) in the case of Seller, merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any Person or business division thereof;

          8.2.4 Incurrence of Material Obligations. Incur any material fixed or contingent obligation or enter into any material agreement, commitment or other transaction or arrangement in connection with the Business that is not in the ordinary course;

          8.2.5 Incurrence of Liens; Condition of Title. Subject to lien, security interest or any other Encumbrance, other than Permitted Encumbrances, any of the Purchased Assets or do, or permit or suffer to be done, anything which could adversely affect the condition of title to the Real Property Owned from and after the date hereof through the Closing;

          8.2.6 Capital Expenditures. Make any capital expenditure in connection with the Business involving in any individual case more than $20,000;

          8.2.7 Change in Employee Compensation and Benefits. Increase or commit to increase the rate of compensation paid, or pay any bonus, to anyone connected with the Business, except for those increases or bonuses planned, in the ordinary course of business, or establish or adopt any new pension or profit-sharing plan, deferred compensation agreement or employee benefit arrangement of any kind whatsoever covering or affecting Employees;

          8.2.8 Extraordinary Distributions. Declare or make any distribution or payment in respect of Seller's capital stock by way of dividend, purchase or redemption of shares or otherwise or make any extraordinary distribution affecting the Purchased Assets or the Business or the operation thereof;

          8.2.9 Publicity; Advertisement. Except as required by Law, publicize, advertise or announce to any third party, except as required pursuant to this Agreement to obtain a Required Consent, the entering into of the Transaction Documents or the terms of the Transaction Documents or the Transactions;

          8.2.10 No Release. Except in the ordinary course consistent with past practice of the Business, cancel, release or relinquish any material debts of or claims against others with respect to the Business or waive any material rights relating to the Business; and

          8.2.11 No Termination or Modification. Terminate or materially modify any material Contract, Governmental Permit or other agreement or authorization affecting the Purchased Assets or the Business or the operation thereof.

     8.3 No Solicitation. From and after the date hereof, each Selling Party, without the prior written consent of GE, will not, and will not authorize or permit any of such Party's officers, directors, employees, agents, counsel, accountants, consultants or other representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal, except to the extent that, (i) in response to a written, bona fide, unsolicited Acquisition Proposal, the Board of Directors of LTI determines in good faith after consultation with its financial advisors that such Acquisition Proposal is superior than the Transactions to the shareholders of LTI, taking into account the ability of the Person making such Acquisition Proposal to finance the transactions contemplated by such Acquisition Proposal and such Person's ability to obtain any required regulatory and third party approvals for the transactions contemplated by such Acquisition Proposal, and (ii) the Board of Directors of LTI, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of LTI to comply with its fiduciary duties to shareholders under applicable Law. LTI shall notify GE orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it), within 24 hours of the receipt thereof, shall keep GE informed of the status and details of any such inquiry, offer or proposal, and shall give GE five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination or acquisition involving any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of a Selling Party.

9.   Covenants of the Buying Parties Prior to Closing Date.

     9.1 Required Actions. Except as otherwise agreed by LTI in writing, between the date of this Agreement and the Closing Date, each of the Buying Parties shall:

          9.1.1 Confidentiality. Not publish or disclose and not authorize or permit any of its officers, employees, directors, agents or representatives or any third party to publish or disclose any Confidential Information of or pertaining to the Selling Parties, which has been furnished to the Buying Parties by the Selling Parties or to which a Buying Party or any of its officers, employees, directors, agents, counsel, accountants or other representatives have had access during any investigation made in connection with this Agreement and which is not otherwise available to the Buying Parties, except as required by Law or Court Order;

          9.1.2 Fulfillment of Conditions; Compliance with Agreement. (a) Use commercially reasonable efforts to fulfill the conditions applicable to it set forth in this Agreement, including the execution and delivery of the Transaction Documents and the taking or refraining from such actions as may be necessary to fulfill such conditions (including refraining from any actions that would cause any of its representations and warranties contained herein to be inaccurate in any material respect as of the Closing) and (b) use commercially reasonable efforts to do all such acts and take all such measures as may be reasonably necessary, proper or advisable to comply with the representations, agreements, conditions and other provisions of this Agreement and consummate and make effective as promptly as practicable the Transactions; and

          9.1.3 Publicity; Advertisement. Except as required by Law and except as contemplated by Section 2.10 to obtain a consent of a party to a Pre-Signing Customer Contract or a Post-Signing Customer Contract, not publicize, advertise or announce to any third party the entering into of the Transaction Documents or the terms of the Transaction Documents or the Transactions.

     9.2 Title Review. Within 30 days following the date of this Agreement, the Buying Parties shall notify the Selling Parties in writing as to the extent, if any, to which title to the Real Property Owned is not satisfactory to the Buying Parties in their sole discretion (including, without limitation, the Permitted Encumbrances); provided, however, that the Buying Parties shall not have any rights under this Section 9.2 unless liens, claims, easements, rights of way or encumbrances exist with respect to any Real Property Owned, which, individually or in the aggregate, have a material adverse effect on the use and operation of such Real Property Owned. "Material adverse effect," as used in this Section 9.2 only and notwithstanding any other definition thereof provided in this Agreement, shall mean any material limitation on the use of such Real Property Owned in substantially the same manner as presently used in connection with the Business, or any lien, claim, easement, right of way or encumbrance as to which the Buying Parties must institute litigation or expend funds in settlement thereof in order to convey such Real Property Owned to an unrelated third party. Notwithstanding the foregoing, the Buying Parties shall have no right to object to any lien or claim of an ascertainable monetary amount, such as mortgages, tax or mechanics liens, or assessments for pending public improvements, all of which the Selling Parties shall pay and satisfy at Closing out of the Purchase Price otherwise payable to the Selling Parties if not otherwise cured prior to Closing pursuant to this Section 9.2. If the Buying Parties notify the Selling Parties of any objections to the title to any Real Property Owned, the Selling Parties shall have five days from the date of the Buying Parties' notice in which to elect to cure such objection or objections to title to the Buying Parties' satisfaction. If the Selling Parties
(i) fail to respond within such five day period, (ii) elect by written notice to the Buying Parties within such five day period not to cure such objection or objections to title, or (iii) elect by written notice to the Buying Parties within such five day period to cure such objection or objections to title but fail to complete such cure within 10 days after giving such notice to the Buying Parties, then in each instance the Buying Parties shall have the right, at their option, to terminate this Agreement by written notice to the Selling Parties at any time on or prior to the Closing Date. Such termination of this Agreement by the Buying Parties shall not limit or affect any other right or remedy the Buying Parties may have under this Agreement, at law or in equity on account of any breach by the Selling Parties of this Agreement.

     9.3 Approvals, Consents. The Buying Parties shall (i) promptly file any notification and make any payment required of any Selling Party or Buying Party under the HSR Act relating to the Transactions with the United States Department of Justice and the Federal Trade Commission, (ii) respond to inquiries from the United States Department of Justice and the Federal Trade Commission in connection with such notification, (iii) request early termination or waiver of the waiting period under the HSR Act, and (iv) assist the Selling Parties in fulfilling their covenants in Section 8.1.18.

10.  Conditions Precedent to Obligations of the Buying Parties.

     All obligations of the Buying Parties hereunder to consummate the Transactions are subject to the satisfaction, or waiver in writing by the Buying Parties, at or prior to the Closing, of each of the following conditions:

     10.1 Representations, Warranties and Agreements. The representations and warranties of the Selling Parties contained in this Agreement and in the other Transaction Documents shall be true on and as of the Closing Date (except with respect to any changes contemplated by this Agreement). The Selling Parties shall have performed and complied with all respective agreements, conditions and covenants required by this Agreement and the other Transaction Documents to be performed or complied with by them prior to or at the Closing.

     10.2 Certificates of Selling Parties. The Buying Parties shall have received a certificate from a duly authorized officer of each Selling Party, dated as of the Closing Date, reasonably satisfactory in form and substance to the Buying Parties and their counsel, certifying as to the matters specified in
Section 10.1 hereof. The matters set forth in such certificates shall constitute representations and warranties hereunder.

     10.3 Secretary's Certificates. The Buying Parties shall have received certificates, dated the Closing Date, of the Secretary of each of Seller, LTI and LTH with respect to (i) the incumbency and specimen signature of each officer or representative of such Selling Party executing this Agreement, the certificate referred to in Section 10.2 and the other Transaction Documents to which such Selling Party is a party, (ii) certifying that attached to the certificate is a true and complete copy of the Charter Documents and bylaws of such Selling Party, as in full force and effect at the time of the Closing, and
(iii) certifying that attached to the certificate are copies of resolutions duly adopted by the Board of Directors and shareholders of such Selling Party evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions, all in such reasonable detail as the Buying Parties and their counsel shall request.

     10.4 Good Standing Certificates. The Buying Parties shall have received a certificate issued by the Secretary of State of the Commonwealth of Pennsylvania with respect to Seller and of each state in which Seller is qualified to do business as a foreign corporation as of a recent date before the Closing Date showing Seller to be validly existing or qualified as a foreign corporation in its states of existence and qualification, as the case may be, and in good standing and that all franchise taxes required to be paid and all reports required to be filed have been duly paid and filed, and with respect to the certificate of the Secretary of State of the Commonwealth of Pennsylvania, listing all documents filed and attaching certified copies thereof.

     10.5 Legal Matters. No Court Order shall have been issued or entered into that would be violated by consummation of any of the Transactions or has or may have a Material Adverse Effect, and no Litigation shall have been instituted or threatened which questions the validity or legality of the Transactions or which if successfully asserted might otherwise have a Material Adverse Effect or impose any additional material financial obligation on, or require the surrender of any material right by, any of the Buying Parties.

     10.6 No Material Adverse Effect or Damage. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect. No material damage to or destruction or loss of (whether or not covered by insurance) any of the Purchased Assets or affecting the Business shall have occurred.

     10.7 Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the Transactions or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for the Buying Parties, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     10.8 Post-Signing Financial Statements. The Buying Parties shall have received the Post-Signing Financial Statements.

     10.9 Environmental Assessment. The Buying Parties shall have received an Environmental Assessment in form and substance satisfactory to the Buying Parties.

     10.10 Shareholder Approvals. LTI, LTH and Seller each shall have obtained shareholder approval of the Transactions.

     10.11 Consents. Except for Pre-Signing Customer Contracts and Post-Signing Customer Contracts (the procedures for which are set forth in Section 2.10), any Required Consents shall have been obtained, without any modification to any Contracts or Assigned Leases that the Buying Parties deem unacceptable.

     10.12 Ancillary Documents. The Selling Parties shall have executed and delivered all Transaction Documents to which they are intended to be parties, including the Escrow Agreement, the real property conveyances described in
Section 4.2.2, the assignments of the Assigned Leases described in Section 4.2.3, the Bill of Sale, Assignment and Assumption described in Section 4.2.4, the Trademark Assignment described in Section 4.2.5, the Radview License Agreement described in Section 4.2.6, the consent and release of First Union National Bank described in Section 4.2.7 and the certificate(s) of insurance described in Section 8.1.16.

     10.13 Legal Opinion. The Buying Parties shall have received a legal opinion of Pepper, Hamilton & Scheetz LLP, counsel for the Selling Parties, in substance and form reasonably satisfactory to the Buying Parties.

     10.14 Title Insurance and Surveys. The Buying Parties shall have received a title insurance policy or policies issued by reputable title insurance companies selected by the Buying Parties in form satisfactory to them and their counsel at regular rates insuring Buyer's title to the Real Property Owned as good and marketable, in fee simple and free of all Encumbrances except Permitted Encumbrances, and the Selling Parties shall have paid the cost to the Buying Parties of obtaining surveys of the Real Property Owned conforming to the ALTA/ACSM Class A standard.

     10.15 Fairness Opinion. LTI shall have received a written opinion from its financial adviser to the effect that the Transactions are fair, from a financial point of view, to the shareholders of LTI, which opinion shall be in effect as of the time of the solicitation of the approval of the shareholders of LTI of the Transactions and as of the Closing.

     10.16 Bank Consent and Release. The Selling Parties shall have obtained the consent and release of First Union National Bank substantially in the form of Exhibit G hereto.

     10.17 HSR Act Waiting Period. Any waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or terminated.

11.  Conditions Precedent to Obligations of the Selling Parties.

     All obligations of the Selling Parties hereunder to consummate the Transactions are subject to the satisfaction, or waiver in writing by the Selling Parties, at or prior to the Closing, of each of the following conditions:

     11.1 Representations, Warranties and Agreements. The representations and warranties of the Buying Parties contained in this Agreement and in the other Transaction Documents shall be true on and as of the Closing Date (except with respect to any changes contemplated by this Agreement). The Buying Parties shall have performed and complied with all respective agreements, conditions and covenants required by this Agreement and the other Transaction Documents to be performed or complied with by them prior to or at the Closing.

     11.2 Legal Matters. No Court Order shall have been issued or entered that would be violated by consummation of any of the Transactions.

     11.3 Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the Transactions or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for the Selling Parties, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     11.4 Shareholder Approval. LTI shall have obtained shareholder approval of the Transactions.

     11.5 Ancillary Documents. The Buying Parties shall have executed and delivered all Transaction Documents to which they are intended to be a party, including the Escrow Agreement.

     11.6 Legal Opinion. The Selling Parties shall have received a legal opinion of Morgan, Lewis & Bockius LLP, counsel for the Buying Parties, in substance and form reasonably satisfactory to the Selling Parties.

     11.7 Fairness Opinion. LTI shall have received a written opinion from its financial adviser to the effect that the Transactions are fair, from a financial point of view, to the shareholders of LTI, which opinion shall be in effect as of the time of the solicitation of the approval of the shareholders of LTI of the Transactions and as of the Closing.

     11.8 HSR Act Waiting Period. Any waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or terminated.

12.  Competition and Confidentiality by the Selling Parties.

     12.1 Noncompetition. From the Closing Date and to the end of the fifth year following the Closing Date, each Selling Party will not, directly or indirectly, unless acting in accordance with the written consent of the Buying Parties, engage in, own, manage, operate, finance or participate in the ownership, management, operation or financing of or permit its name to be used by or in connection with any business or enterprise engaged in the provision of NDT Services or the sale or lease of Products (other than products described in Schedule 12.1) in the United States. This Section 12.1 shall not be deemed to limit or restrict any Selling Party from (i) providing Dynamic Testing Services to or for Persons whether or not engaged in the NDT Services business or (ii) selling the products or conducting demonstrations solely in connection with the sale of the products described in Schedule 12.1 to or for Persons whether or not engaged in the NDT Services business.

     12.2 Confidentiality. Prior to the Closing and indefinitely thereafter, unless this Agreement is terminated, none of the Selling Parties shall, except as may be required by Law or Court Order, at any time reveal, divulge, communicate or make known to any Person (other than the Buying Parties or their agents or Affiliates) or, after the Closing, use in any way any information that relates to this Agreement, the Transactions or the Business (whether now possessed by the Selling Parties or furnished by the Buying Parties after the Closing Date), including, without limitation, all Trade Secrets, customer lists or other customer information, supplier information, marketing plans or proposals, financial information, personnel information or any data, written material, records or documents used by or relating to the Business that are of a confidential nature (collectively, the "Confidential Information").

     12.3 Affiliates. The terms of this Section 12 shall apply to each Selling Party and any of its Affiliates to the same extent as if they were parties hereto, and each Selling Party shall take whatever actions may be necessary to cause its Affiliates to adhere to the terms of this Section 12.

     12.4 Injunctive Relief. Each Selling Party acknowledges that the provisions of this Section 12 are reasonable and necessary to protect the interests of the Buying Parties, that any violation of this Section will result in an irreparable injury to the Buying Parties and that damages at law would not be reasonable or adequate compensation to the Buying Parties for violation of this Section. In the event of any breach or threatened breach by any Selling Party or any Affiliate thereof of any provision of this Section 12, the Buying Parties shall be entitled to injunctive or other equitable relief, restraining such party from using or disclosing any Confidential Information in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of such party under this Section 12. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages. In addition to any other available remedies, the Buying Parties shall be entitled to have the provisions of this Section 12 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages or posting a bond or other security and to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section 12. In the event that the provisions of this Section 12 shall ever be deemed to exceed the time, geographic, product or other limitations permitted by applicable Law, then the provisions shall be deemed reformed to the maximum extent permitted by applicable Law. Each Selling Party acknowledges, however, that this Section 12 has been negotiated by the Parties and that the time, geographic and product limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Business.

13.  Additional Covenants.

     13.1 Post-Closing Receipts. LTI, on behalf of the Selling Parties, and Buyer each will hold and will promptly transfer and deliver to the other Party, from time to time as and when received by them and, in the case of LTI, by Seller, any cash, checks with appropriate endorsements or other property that they may receive on or after the Closing that properly belongs to the other Party under the terms of this Agreement, and will account to the other for all such receipts.

     13.2 Bulk Transfer Laws. The Buying Parties hereby waive compliance by the Selling Parties with the provisions of any and all Laws relating to bulk transfer in connection with the sale of the Purchased Assets. The Selling Parties, jointly and severally, covenant and agree to indemnify and save harmless the Buyer Indemnified Parties from and against any and all Liabilities (including reasonable attorneys' fees) arising out of noncompliance with such bulk transfer Laws.

     13.3 Transfer Taxes. Seller and Buyer shall each pay at the Closing one-half of all state and local sales, documentary and other transfer Taxes, other than real estate transfer Taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets hereunder. Seller shall pay at the Closing all state and local real estate transfer Taxes, if any, due as a result of the purchase, sale or transfer of the Real Property hereunder.

     13.4 Termination of Non-Assumed Customer Contracts. The Selling Parties shall use commercially reasonable efforts to terminate effective no more than ten business days after the Closing Date any Non-Assumed Customer Contract that is not included within the Purchased Assets or for which the Buying Parties have not made the election pursuant to Section 2.10 to take a subcontract from Seller to perform NDT Services on behalf of Seller thereunder (each, a "Seller Remaining Contract"). In the event that the Selling Parties are unable to negotiate commercially reasonably terms relating to the termination of any Seller Remaining Contract, notwithstanding anything in Section 12.1 to the contrary, the Selling Parties may subcontract the performance of Seller's services thereunder to a third party.

     13.5 Seller Insurance Policy. The Selling Parties shall promptly deliver to Buyer any and all amendments, supplements or replacements to the certificate(s) of insurance for the Seller Insurance Policy specified in Section 8.1.16 as in force at all times during the period beginning on the Closing Date and ending on the date that is the second anniversary of the Closing Date, which certificate(s) shall at all times name the Buying Parties as additional insureds; provided, however, that the existence of any such insurance shall not be deemed to affect any indemnification obligations or limitation of Liability provided for in this Agreement.

     13.6 Administrative Assistance by the Selling Parties. Except as otherwise agreed, LTI shall provide such accounting, data processing and other support services to Buyer as are reasonably required in connection with the transfer of the Business to Buyer without cost to the Buying Parties for a period of not more than 60 days following the Closing Date and thereafter for an additional period of up to 120 days at a reasonable cost to be negotiated. The Selling Parties shall cooperate with the auditors of the Buying Parties in connection with the preparation of any report or filing required in connection with the Transactions, such cooperation to be provided by the Selling Parties at no cost to the Buying Parties.

     13.7 Further Assurances of the Selling Parties. From and after the Closing Date, each of the Selling Parties shall, at the request of a Buying Party, execute, acknowledge and deliver to such Buying Party, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as a Buying Party may reasonably request (i) to transfer to and vest in Buyer, and protect its rights, title and interest in, all the Purchased Assets and (ii) otherwise to consummate the Transactions. In addition, from and after the Closing Date, each of the Selling Parties shall afford the Buying Parties and their counsel, accountants and other representatives access, during normal business hours, to any books and records relating to the Business that such Selling Party may retain as may reasonably be required in connection with the preparation of financial information or tax returns of a Buying Party.

     13.8 Further Assurances of the Buying Parties. From and after the Closing Date, the Buying Parties shall afford to LTI and its attorneys, accountants and other representatives access, during normal business hours, to such books and records relating to the Business as may reasonably be required in connection with the preparation of financial information for periods concluding on or prior to the Closing Date. The Buying Parties shall cooperate in all reasonable respects with LTI with respect to its former interest in the Business and in connection with financial account closing and reporting, including, without limitation, making employees of Buyer available to assist with, or provide information in connection with financial account closing and reporting, provided, that LTI reimburses the Buying Parties for their reasonable out-of-pocket expenses (including costs of employees so assisting) in connection therewith.

14.  Termination

     14.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          14.1.1 by the mutual written consent of LTI and GE;

          14.1.2 by either the Selling Parties or the Buying Parties if the Closing has not taken place on or before November 1, 1997; provided, however, that no Party then in breach of any obligations hereunder shall have the right to terminate;

          14.1.3 by either the Selling Parties or the Buying Parties if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use their best efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

          14.1.4 by the Buying Parties if any of the Selling Parties shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by the Selling Parties shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect;

          14.1.5 by the Buying Parties (a) pursuant to Section 9.2 or (b) in the event the Buying Parties are not satisfied with the Environmental Assessment;

          14.1.6 by the Selling Parties if any of the Buying Parties shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by the Buying Parties shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof; and

          14.1.7 by the Selling Parties if a Selling Party receives and accepts an Acquisition Proposal from any Person if, and only to the extent that,
     (a) in response to a written, bona fide, unsolicited Acquisition Proposal, the Board of Directors of LTI determines in good faith after consultation with its financial advisors that such Acquisition Proposal is superior than the Transactions to the shareholders of LTI, taking into account the ability of the Person making such Acquisition Proposal to finance the transactions contemplated by such Acquisition Proposal and such Person's ability to obtain any required regulatory and third party approvals for the transactions contemplated by such Acquisition Proposal, and (b) the Board of Directors of LTI, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of LTI to comply with its fiduciary duties to shareholders under applicable Law.

     14.2 Return of Documents. If this Agreement is terminated for any reason pursuant to this Section 14, each Party shall return to the other Party all documents and copies thereof which shall have been furnished to it by such other Party or, with the agreement of the other Party, shall destroy all such documents and copies thereof and certify in writing to the other Party any such destruction.

     14.3 Effect of Termination. If this Agreement is terminated by the Selling Parties or the Buying Parties as permitted under Section 14.1 and not as a result of a breach of a representation or warranty or the failure of any Party to perform its obligations hereunder, such termination shall be without Liability of any Party. If a Party terminates this Agreement as a result of a breach of a representation or warranty by the other Party or the failure of the other Party to perform its obligations hereunder, the nonbreaching Party shall be entitled to reimbursement from the breaching Party for all expenses incurred by or on behalf of the nonbreaching Party in connection with this Agreement and the Transactions as the exclusive remedy for any such breach or nonperformance. If this Agreement is terminated and the Transactions are not consummated as the result of (i) LTI's failure to obtain shareholder approval of the Transactions, which failure results from the withdrawal by the Board of Directors of LTI of its recommendation of approval for the Transactions or (ii) termination by the Selling Parties pursuant to Section 14.1.7, the Buying Parties shall be entitled to reimbursement from the Selling Parties, jointly and severally, of the total amount of (y) all expenses incurred by or on behalf of the Buying Parties in connection with this Agreement and the Transactions and (z) $1,000,000. The agreements contained in this Section 14.3 are an integral part of the Transactions and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any amounts due under this Section, the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the Prime Rate from the date such fee was required to be paid.

15.  Survival of Representations and Warranties; Indemnification.

     15.1 Survival of Representations and Warranties. Except as otherwise set forth in Section 15.6 and in this Section 15.1, all representations and warranties of the Parties shall survive for two years after the Closing Date; provided that there shall be no termination of any such representation or warranty as to which a claim, including an Unliquidated Claim, has been asserted prior to the termination of such survival period. All representations and warranties of the Selling Parties set forth in Sections 5.9, 5.10.1 and 5.14 shall survive indefinitely. All representations and warranties of the Selling Parties set forth in Section 5.16 shall survive the Closing and remain effective until 60 days after the expiration of the applicable statute of limitations for claims that might be asserted for matters related thereto. All representations, warranties and covenants contained herein shall not be deemed to be waived or otherwise affected by any investigation at any time made by or on behalf of any Party hereto. Except as otherwise expressly provided in this Agreement, all covenants, agreements, undertakings and indemnities set forth in this Agreement shall survive indefinitely.

     15.2 Indemnification by the Selling Parties. "Sellers' General Liabilities" shall mean all Losses (other than Environmental Losses subject to Section 15.6) resulting from, arising out of, or incurred by any Buying Party or any of its Affiliates, or any of their respective successors or assigns and their respective directors, officers and employees (each a "Buyer Indemnified Party") after the Closing Date in connection with (i) any breach of any of the representations or warranties made by the Selling Parties in this Agreement,
(ii) any default by any Selling Party in respect of any of the covenants or agreements made by such Selling Party in this Agreement, (iii) any injuries to Persons, property or business by reason of defectiveness, improper design or manufacture or malfunction, or otherwise, of any product sold or services provided by any Selling Party, whether known or unknown, currently asserted or arising hereafter, if such claims are based upon or arise out of products sold or services performed on or prior to the Closing Date, (iv) any attempt by any Person to collect any Liability for Taxes under Treasury Regulation ss. 1.1502-6 (or any successor provision or any similar provision under state, local or foreign Laws), (v) any Liabilities arising from or incurred in connection with the performance of a Non-Assumed Customer Contract by Buyer after the Closing either pursuant to the election of the Buying Parties to (A) include such Non-Assumed Customer Contract within the Purchased Assets or (B) take a subcontract from Seller to perform NDT Services on Seller's behalf after the Closing under such Non-Assumed Customer Contract, which Liabilities, whether arising in tort or contract Law, exceed the sale price of such Non-Assumed Customer Contract or represent consequential damages, or (vi) any attempt (whether or not successful) by any Person to cause or require a Buyer Indemnified Party to pay any Liability of, or claim against, any Selling Party of any kind in respect of the operation of the Business prior to the Closing Date, to the extent not otherwise specified in this Section 15.2, specifically assumed under this Agreement or subject to an indemnity by the Buying Parties under the terms of this Agreement. Subject to the provisions of
Section 15.3 and to the further provisions of this Section 15, the Selling Parties shall, jointly and severally, indemnify all Buyer Indemnified Parties, and hold them harmless from, against and in respect of, any and all Sellers' General Liabilities.

     15.3 Limitations on Obligation of Selling Parties to Indemnify.

          15.3.1 Except as otherwise provided in Sections 15.1 and 15.6, the Selling Parties shall have no obligation to indemnify any Buyer Indemnified Party based solely upon any breach by a Selling Party of any representation or warranty as to which LTI has not received a Claim Notice within two years after the Closing Date.

          15.3.2 Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies available at law, in equity or otherwise against a Selling Party based on a willful misrepresentation or willful breach of warranty by a Selling Party hereunder.

          15.3.3 Notwithstanding anything to the contrary contained in this Agreement (including Section 15.6 hereof), the Selling Parties shall not have any liability for indemnification under this Agreement unless the aggregate of all Losses relating thereto for which the Selling Parties would, but for this Section 15.3.3, be liable exceeds on a cumulative basis $50,000 (the "Threshold"), and then only to the extent of such excess; provided, however, that such Threshold shall not apply to any Losses attributable to or arising out of an inaccuracy in any representation or warranty set forth in (a) Section 5.14.2, 5.14.3, 5.16, 5.19 or 5.29 or (b)
     Section 5.13 or 5.14.1 solely in connection with an inaccuracy in any representation or warranty relating to an environmental matter.

          15.3.4 The maximum aggregate amount of indemnifiable Losses that may be recovered by the Buyer Indemnified Parties from the Selling Parties under this Section 15 shall not exceed the amount of the Purchase Price.

          15.3.5 Subject to the limitation set forth below, the amount of any Losses for which indemnification by the Selling Parties is provided under
     Section 15 of this Agreement shall be net of the amount of any insurance proceeds actually recovered by a Buyer

     Indemnified Party pursuant to the Seller Insurance Policy (the "Insurance Proceeds"); provided, however, that notwithstanding this Section 15.3.5, any payment required under Section 15 shall accrue and become due and payable in full as provided herein at the time such payment obligation arises without taking into account any such Insurance Proceeds. In the event that Insurance Proceeds are actually recovered by a Buyer Indemnified Party after payment by the indemnifying Party of any amount required to be paid to a Buyer Indemnified Party under this Section 15, such Buyer Indemnified Party shall repay to the indemnifying Party, promptly after such recovery, any amount that the indemnifying Party would not have had to pay pursuant to this Section 15.3.5 had such recovery been made to the Buyer Indemnified Party at the time of the payment by the indemnifying Party.

     15.4 Indemnification by the Buying Parties. "Buyers' General Liabilities" shall mean all Losses resulting from, arising out of, or incurred by any Selling Party or any of its Affiliates, or any of their respective successors or assigns and their respective directors, officers and employees (each a "Seller Indemnified Party") after the Closing Date in connection with (i) any breach of any of the representations or warranties made by the Buying Parties in this Agreement, (ii) any default by any Buying Party in respect of any of the covenants or agreements made by such Buying Party in this Agreement, or (iii) any attempt (whether or not successful) by any Person to cause or require a Seller Indemnified Party to pay or discharge any Assumed Liability or any Liability of, or claim against, any Buying Party of any kind in respect of the operation of the Business on or after the Closing Date to the extent not specifically subject to an indemnity by the Selling Parties under the terms of this Agreement. Subject to the provisions of Section 15.5 and to the further provisions of this Section 15, the Buying Parties shall, jointly and severally, indemnify all Seller Indemnified Parties, and hold them harmless from, against and in respect of, any and all Buyers' General Liabilities.

     15.5 Limitations on Obligation of Buying Parties to Indemnify.

          15.5.1 The Buying Parties shall have no obligation to indemnify any Seller Indemnified Party based solely upon any breach by the Buying Parties of any representation or warranty as to which the Buying Parties have not received a Claim Notice within two years after the Closing Date.

          15.5.2 The maximum aggregate amount of indemnifiable Losses that may be recovered by the Seller Indemnified Parties from the Buying Parties under this Section 15 shall not exceed the amount of the Purchase Price.

     15.6 Environmental Losses.

          15.6.1 The following (whether or not they involve or result from breaches of any representation or warranty in this Agreement) shall constitute "Environmental Losses": (a) all Losses imposed or incurred under Environmental Law resulting from the storage or disposal or the emission, discharge, release or threatened release into the environment, by any Person of any Hazardous Substance at the Real Property or arising from or related to any

     Default under any Environmental Law at any time prior to the Closing Date,
     (b) all Losses resulting from the presence of any Hazardous Substance at any location other than the Real Property disposed of (directly or indirectly) from the Real Property at any time prior to the Closing Date,
     (c) all Losses resulting from the migration, leaking, leaching, flowing, emitting or other movement of Hazardous Substances from the Real Property or any such location at any time prior to the Closing Date, in each case requiring investigation, removal or remediation under Environmental Law,
     (d) all Losses arising from any noncompliance with Environmental Laws arising in connection with the Business on or before the Closing Date, and
     (e) any and all other Losses arising from or related to an Environmental Condition existing on or before the Closing Date.

          15.6.2 Subject to the other provisions of this Section 15.6, the Selling Parties shall, jointly and severally, indemnify all Buyer Indemnified Parties, and hold them harmless from, against and in respect of, any and all Environmental Losses; provided, however, that the Selling Parties' indemnification obligations relating to any remediation performed in connection with an Environmental Loss shall not extend beyond those actions required by applicable regulatory authorities under any Environmental Law; and provided further that any increased cost of any remediation that is attributable to activities or omissions of Buyer on or after the Closing Date shall be borne by the Buying Parties. Notwithstanding anything to the contrary contained in this Section 15.6.2, the Buying Parties may elect to perform any or all remediation and shall have no obligation to conduct remediation or otherwise in connection with a matter that is an Environmental Loss; provided, however, that the Buying Parties shall consult with LTI regarding the selection of third party vendors from the Buying Parties' approved vendor list to conduct any remediation that has been identified in the Buying Parties' pre-Closing Environmental Assessment.

          15.6.3 Buyer shall provide to LTI a copy of all information or reports that are provided by Buyer to any federal, state or local agency with regard to any matter related to Hazardous Substances that may constitute or result in an indemnification Liability for the Selling Parties. Buyer shall promptly provide to LTI copies of all reports or other information (including photographs), prepared, produced or obtained by Buyer relating to any such matter.

          15.6.4 Buyer shall afford LTI, its employees, agents and contractors, reasonable access to and rights to investigate the Real Property and inspect and copy all relevant documents and records relating to any Environmental Losses for which the Selling Parties have, or are alleged to have, responsibility. However, except to the extent prohibited by applicable Law or Court Order, the following conditions and agreements shall apply with respect to the foregoing: (a) no entry or investigation upon such Real Property shall be made except during normal business hours and then only upon reasonable advance notice to Buyer; (b) Buyer shall be entitled to require that any persons entering upon such Real Property shall be accompanied by a representative of Buyer at all times; (c) intrusive investigations, such as well-drilling or soil boring or testing of any substances, shall be permitted only to the extent that they do not materially interfere with the operations of the Business, upon demonstrated reasonable cause and to such extent as is consented to by Buyer, such consent not to be unreasonably withheld; (d) any samples taken shall be split between Buyer's and LTI's representatives if so requested by Buyer; (e) LTI shall provide to Buyer within five days after receipt thereof a copy of any report or other written information delivered to a Selling Party by any representative thereof or governmental representative with regard to any investigations or other activities of such representative upon the property of Buyer; and (f) to the extent the condition of any property of Buyer is disturbed in any material respect as a result of any such activities, the Selling Parties, jointly and severally, shall be responsible for all costs and expenses associated with restoring the property to substantially its condition prior to the occurrence of such activities.

     15.7 Procedures for Indemnification.

          15.7.1 In the case of a claim against the Selling Parties that may be covered at least in part by the Escrow Funds, a Buyer Indemnified Party shall pursue such claim in accordance with the Escrow Agreement. In the case of a claim against the Selling Parties that cannot be fully satisfied by the amount of Escrow Funds then maintained by the Escrow Agent, and in the case of any claim against the Buying Parties, the Indemnified Party may pursue whatever legal remedies may be available for recovery of Losses claimed from any indemnifying Party. Each Indemnified Party shall promptly give notice hereunder (the "Claim Notice") to the indemnifying Party and, to the extent applicable, in accordance with the Escrow Agreement, after becoming aware of any claim as to which recovery may be sought against the indemnifying Party because of the indemnity provided in this Section 15 or otherwise in this Agreement. After giving such Claim Notice, the Indemnified Party shall have the right to assume at its own expense the defense of any such action, suit or other proceeding, and any indemnifying Party, if so requested by the Indemnified Party, shall participate in any such action, suit or other proceeding or assume the defense thereof, with counsel satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to participate at its own expense in the defense of any such action, suit or other proceeding. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such Claim Notice (or by delay by an Indemnified Party in giving such Claim Notice) unless, and then only to the extent that, the rights and remedies of the indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such Claim Notice. The Claim Notice required hereunder shall specify the basis for the claim for indemnification to the extent ascertainable at the time of the Claim Notice. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall include an estimate of the amount of the claim in the Claim Notice to be provided pursuant to this Section 15.7.1, accompanied by a statement therein that the claim has not yet been liquidated (an "Unliquidated Claim"). In the event that an Indemnified Party gives a Claim Notice for an Unliquidated Claim relating to or arising from the breach of a representation or warranty prior to the termination of the survival period of a representation or warranty set forth in this
     Section 15, such survival
     period shall be tolled with respect to such Unliquidated Claim until it becomes finally resolved pursuant to the provisions of this Section 15. If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice within 30 days after the matter giving rise to the claim becomes finally resolved, and such second Claim Notice shall specify the amount of the claim.

          15.7.2 The indemnifying Party shall not, in the defense of such claim or any Litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent, which consent shall not be unreasonably withheld, of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim or Litigation.

          15.7.3 If an indemnifying Party shall not, within 30 days after its receipt of the Claim Notice required by Section 15.7.1 hereof or in accordance with the Escrow Agreement or, in the case of an Unliquidated Claim, within 30 days after its receipt of the second Claim Notice described in Section 15.7.1, advise the Indemnified Party that the indemnifying Party denies the right of the Indemnified Party to indemnity in respect of the claim, then the amount of such claim shall be deemed to be finally determined between the Parties hereto. If the indemnifying Party shall notify the Indemnified Party that it disputes any claim made by the Indemnified Party, then the Parties hereto shall endeavor to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim for indemnification shall be settled by appropriate litigation, and any Liability established by reason of such settlement, compromise or litigation shall be deemed to be finally determined. Any claim that is finally determined in the manner set forth above shall be paid promptly by the indemnifying Party in cash.

     15.8 Payment of Indemnification Obligations. Each Party shall pay promptly to any Indemnified Party the amount of all Losses to which the foregoing indemnity relates.

     15.9 Interest on Unpaid Obligations. If all or part of any indemnification obligation under this Agreement is not paid when due, the indemnifying Party shall pay the Indemnified Party interest on the unpaid amount of such obligation for each day from the date the amount became due until it is paid in full, payable on demand, at the rate equal to the lower of (i) the maximum rate permitted by Law or (ii) two percent (2%) per annum plus the Prime Rate.

     15.10 Sole Remedies. Except with respect to the payment obligations specified in Sections 2.9, 10.14 and 14 and except to the extent the Buying Parties may be entitled to the remedy of specific performance or other injunctive relief pursuant to Section 12, the indemnification provisions set forth in Sections 3.3, 3.4, 13.2 and 15 and the provisions contained in the Escrow Agreement constitute the sole and exclusive remedies of the Parties hereto with respect to Losses arising out of or relating to this Agreement, and shall preclude the assertion by any Party of any other rights, or the seeking of any other remedies against any other Party for claims arising out of or relating to this Agreement.

16.  General.

     16.1 Expenses. Except as otherwise provided in this Agreement, and whether or not the Transactions shall be consummated, the Buying Parties and the Selling Parties shall each pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

     16.2 Limitation on Selling Parties' Representations. The Selling Parties have not made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Selling Parties, the Business or the Purchased Assets, other than those representations and warranties expressly made by the Selling Parties in this Agreement, and none of the Selling Parties will have or be subject to any Liability to the Buying Parties resulting from the Buying Parties' or their representatives' use of any financial information, projections, budgets or any other document or information, other than those representations and warranties expressly made by the Selling Parties in this Agreement, provided by or on behalf of the Selling Parties to the Buying Parties or their representatives. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN SECTION 5 AND IN SECTION 7.2, THE SELLING PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES TO THE BUYING PARTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SELLING PARTY'S BUSINESS (INCLUDING, WITHOUT LIMITATION, THE BUSINESS), PROPERTIES (INCLUDING, WITHOUT LIMITATION, THE PURCHASED ASSETS), AND LIABILITIES OR OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, THE ASSUMED LIABILITIES), WHETHER ARISING BY STATUTE OR OTHERWISE IN LAW INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

     16.3 Publicity. The Parties hereto will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable Law or any stock exchange regulations, no Party shall issue any such press release or make any such public statement without the consent of the other Party hereto.

     16.4 Amendment, Severability, Parties in Interest, Assignment, Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. No Party hereto shall assign or otherwise transfer this Agreement or any right, benefit or obligation hereunder (whether by operation of Law or otherwise) to any other Person without the prior written consent of the other Party, except in the case of a Buying Party, to a Person which is an Affiliate of such Buying Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

     16.5 Waivers. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any provision of this Agreement in one or more instances shall operate or be construed as a waiver of any other condition or subsequent breach.

     16.6 Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other Parties hereto:

          16.6.1 If to a Selling Party, to:

                 Liberty Technologies, Inc.
                 Lee Park
                 555 North Lane, Suite 6000
                 Conshohocken, PA 19428-2208
                 FAX: (610) 834-0601
                 Attention: R. Nim Evatt

                 With a copy to:

                 Pepper, Hamilton & Scheetz LLP
                 1235 Westlakes Drive, Suite 400
                 Berwyn, PA 19312
                 FAX: (610) 640-7835
                 Attention: James D. Rosener, Esquire

          16.6.2 If to GE or Buyer, to:

                 GE Nuclear Energy
                 175 Curtner Avenue
                 San Jose, CA 95125
                 FAX: (408) 925-1148
                 Attention: Jerry A. Miller

                 GE Nuclear Energy
                 175 Curtner Avenue
                 San Jose, CA 95125
                 FAX: (408) 925-1234
                 Attention: David R. Helwig

                 With copies to:

                 GE Nuclear Energy
                 175 Curtner Avenue, M/C 823
                 San Jose, CA 95125
                 FAX: (408) 925-5376
                 Attention: Harold J. Neems, Esquire

                 Morgan, Lewis & Bockius LLP
                 2000 One Logan Square
                 Philadelphia, PA 19103
                 FAX: (215) 963-5299
                 Attention: Howard L. Shecter, Esquire

     16.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), together with the other Transaction Documents, sets forth the entire agreement and understanding of the Parties hereto with respect to the Transactions and the other matters set forth herein and supersedes all prior agreements or understandings, oral and written, among the Parties hereto or otherwise with respect to the subject matter hereof.

     16.8 Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders,
(iii) "or" has the inclusive meaning frequently identified with the phrase "and/or," (iv) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (v) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.










             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     16.9 Governing Law. This Agreement shall be construed and interpreted in accordance with the Laws of the State of New York without regard to its provisions concerning conflict of Laws.

     16.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


     IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first above written.


                                        GENERAL ELECTRIC COMPANY


                                        By:/s/ David R. Helwig
                                           ------------------------------------
                                           David R. Helwig
                                           General Manager, Nuclear Services


                                        GE INSPECTION SERVICES, INC.


                                        By:/s/ David R. Helwig
                                           ------------------------------------
                                           David R. Helwig
                                           President


                                        LIBERTY TECHNOLOGIES, INC.


                                        By:/s/ R. Nim Evatt
                                           ------------------------------------
                                           R. Nim Evatt
                                           President and Chief Executive Officer

                                        LTH DELAWARE, INC.


                                        By:/s/ R. Nim Evatt
                                           ------------------------------------
                                           R. Nim Evatt
                                           President


                                        LIBERTY TECHNICAL SERVICES, INC.


                                        By:/s/ R. Nim Evatt
                                           ------------------------------------
                                           R. Nim Evatt
                                           President

PROXY                      LIBERTY TECHNOLOGIES, INC.                      PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 30, 1997

    The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of special shareholders meeting to be held on October 30, 1997 and appoints R. Nim Evatt and Daniel G. Clare, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and vote at the special meeting of shareholders of Liberty Technologies, Inc. (the "Company") to be held on October 30, 1997 and at any adjournments or postponements thereof, as indicated upon all matters referred to on this proxy card and described in the Proxy Statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

    The approval of the sale of the Company's nondestructive testing and evaluation services business (the "NDE Business") and the adoption of the Asset Purchase Agreement (the "Acquisition Agreement") providing for the sale of the NDE Business (the "Sale of the NDE Business"), as it may be amended or supplemented from time to time:

   / / FOR                     / / AGAINST                      / / ABSTAIN

--------------------------------------------------------------------------------

    The postponement or adjournment of the meeting by the Company in its discretion, in order to solicit additional votes.

   / / FOR                     / / AGAINST                      / / ABSTAIN


                          (Continued on reverse side)

    The Board of Directors recommends a vote FOR the Proposal. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR THE PROPOSAL.

    Each of the proxies are authorized to vote this proxy card in their discretion as to any other matter that may properly come before the Meeting.

                                                Dated: ___________________, 1997

                                                (Seal) _________________________
                                                          (Signature)

                                                (Seal) _________________________
                                                          (Signature)

                                                NOTE: PLEASE SIGN ABOVE EXACTLY
                                                AS NAME APPEARS ON THE STOCK
                                                CERTIFICATE. IF STOCK IS HELD IN
                                                THE NAME OF TWO OR MORE PERSONS,
                                                ALL MUST SIGN. WHEN SIGNING AS
                                                ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE FULL TITLE
                                                AS SUCH. IF A CORPORATION,
                                                PLEASE SIGN IN FULL CORPORATE
                                                NAME BY PRESIDENT OR OTHER
                                                AUTHORIZED OFFICER. IF A
                                                PARTNERSHIP, PLEASE SIGN IN
                                                PARTNERSHIP NAME BY AUTHORIZED
                                                PERSON.

          PLEASE RETURN YOUR EXECUTED PROXY IN THE ENCLOSED ENVELOPE.